                                                                   Exhibit 10.61

                     SPECIAL TERMS & CONDITIONS OF PURCHASE

ARTICLE SC.1 PURCHASE ORDER DOCUMENTS

The following documents shall comprise the Purchase Order, and shall together be referred to as the "Purchase Order Documents":

(a) Purchase Order (any printed terms and conditions on the face or reverse of such Purchase Order are null and void);
(b)  Special Terms & Conditions of
     Purchase ("SC");
(c)  General Terms & Conditions of Purchase ("GC"); and
(d)  Seller's Technical Proposal

In the event of any conflict between the terms of the Purchase Order Documents, the provisions of the document first listed above shall prevail.

All capitalized terms not otherwise defined herein shall have the meanings given to them in the General Conditions of this Purchase Order.

ARTICLE SC.2 SCOPE OF SUPPLY

GE shall design, manufacture, and supply four (4) combustion turbine generators and associated equipment as set forth in GE's July, 2000 Proposal No. 92746AG - Sections 7 through 8 (collectively the "Equipment"). The scope of supply shall also include two hundred fifty 250 manweeks of technical advisory services and one (1) class week of gas turbine familiarization training (collectively known as "Services"). The technical advisory services included herein are based on a single shift per day, eight (8) hours per shift, five (5) days per week, straight-time basis.

ARTICLE SC.3 PRICE AND PAYMENT

The Purchaser shall pay the Seller, the firm price Eighty two million seven hundred and eight thousand dollars ($82,708,000) (the "Purchase Order Price") for such Equipment and Services. Payment shall be made in accordance with the Payment Schedule in Schedule A and as set forth in GC.2.

The firm price (excluding taxes) for the Equipment and Services as set forth herein Eighty two million seven hundred and eight thousand dollars ($82,708,000)
 . The price set forth above includes freight to the Destination Point (VA or MD) and reflects the making of progress payments in accordance with the Payment Schedule A. The initial non-refundable payment of ten percent (10%) of the above price, as required by the Payment Schedule herein, will be made by ODEC, not later than three (3) business days following the execution of this contract. Payment by ODEC will be by wire transfer of funds in the amount of $ Eight million two hundred and eight thousand eight hundred dollars $8,270,800.

PITTSBURGH NATIONAL BANK
5TH & WOOD STREETS
PITTSBURGH, PA 15265
BANK ROUTING # 0430 000 96
GE ACCOUNT # 215-5583

Please reference IPS # 92746 in Wire Transfer transmittal.

ARTICLE SC.4 SHIPMENT

Unless excused elsewhere in this Purchase Order, the Shipment Date for the Equipment (i.e., both Units) provided herein shall be for two (2) units no later than October 31, 2002, one (1) unit by no later than November 30, 2002, and one
(1) unit by no later than December 31, 2002.

ARTICLE SC.5 DELAY LIQUIDATED DAMAGES

a)     Delay Liquidated Damages - Drawings
       if an individual drawing as indicated below is submitted after the Scheduled Drawing Submittal Date for reasons attributable to Seller and not excused elsewhere in the Purchase Order Documents, the Seller shall pay as liquidated damages ("Drawing Liquidated Damages") and not as a penalty, a sum calculated in accordance with the table below until such drawing is submitted:

             ------------- -----------------------------------
                 Days        Liquidated Damages per Drawing
             ------------- -----------------------------------
                 1-30        $100 / day with 1,000 / day cap
             ------------- -----------------------------------
               Over 30       200 / day with 2,000 / day cap
             ------------- -----------------------------------


Seller understands that drawings submitted by Seller will be final by the dates indicated in the Conformed Technical Proposal. Seller shall pay to Purchaser, within 30 days after Purchaser's demand, Liquidated Damages in the amount of one hundred dollars ($100) for up to thirty (30) calendar days late with a one thousand dollar ($1000) per day cap. Beyond thirty (30) days, this amount shall increase to $200 with a two thousand dollar ($2000) per day cap.

The total aggregate liability for such Drawing Liquidated Damages shall not exceed Two Hundred Fifty Thousand Dollars ($250,000). Drawing Liquidated Damages shall apply to the individual drawings identified as such in Seller's Technical Proposal as 0306, 0323, 0326, 0330, and 1603

b) Delay Liquidated Damages -Shipment of Major Components

(1) Seller shall ship the Major Components of each Unit, FOB ex-works for two
(2) units no later than October 31, 2002, one (1) unit by no later than November 30, 2002, and one (1) unit by no later than December 31, 2002.
("Scheduled Major Component Shipment Date"). In the event any of the Major Components of a Unit is shipped after the Scheduled Major Component Shipment Date for reasons attributable to Seller and not excused elsewhere in the Purchase Order, the Seller shall pay as liquidated damages ("Shipment Liquidated Damages") and not as a penalty, a sum calculated in accordance with the table below until the last Major Component of the Unit is shipped. The Shipment Liquidated Damages below are on a per Unit basis and are not on a Major Component basis. GE will ship the Equipment on or before dates stated above with freight prepaid and allowed to the Destination Point. Notwithstanding the foregoing, GE shall remain responsible for transportation and risk of loss of the Equipment until the Equipment is delivered to the Destination Point. "Destination Point" shall mean the delivery free on board carrier to the nearest commercially accessible rail siding to ODEC's project site for all rail shipments and free on board carrier to the nearest accessible common carrier point to ODEC's project site for all truck shipments.

The following is a graduated scale for offered schedule liquidated damages for delay in shipment of Major Components (gas turbine, generator, accessory base, Inlet filter and PEECC) if such components are shipped after Shipment Dates.

         ------------- ---------------------------------------------------------
           Shipment     Liquidated Damages on last of Major Components in delay
         ------------- ---------------------------------------------------------
           0-7 days                            $5000/day
         ------------- ---------------------------------------------------------
           8-15 days                           8,000/day
         ------------- ---------------------------------------------------------
          16-30 days                           10,000/day
         ------------- ---------------------------------------------------------
           30+ days                            15,000/day
         ------------- ---------------------------------------------------------

     The above Equipment shipping commitment is contingent upon GE having the Project Specific Definition (defined below) by no later than July 1, 2001. In the event GE does not receive the Project Specific Definition within the time frame specified above, GE, at its option, shall be entitled to release the Equipment based on the contractual definition. Changes in scope after such a release will be handled under the change provision as set forth in the contract.

     The purchaser will make commercially reasonable effort to promptly off load equipment and release rails. Project Specific Definition shall mean (i) configuration changes, if any, to the base configuration (i.e., acceptance or rejection of any and all equipment options); (ii) site conditions and fuel analysis (oil analysis and gas analysis through C14), (iii) environmental requirements; and (iv) state, local and other regulatory or code requirements (including seismic and wind loading design requirements).


c) Delay Liquidated Damages (Drawings and Shipment of Major Components)

     The Seller's aggregate liability hereunder for a) Drawing Liquidated Damages and b) Shipment Liquidated Damages (collectively known as "Delay Liquidated Damages") shall not exceed ten percent (10%) of the Contract Price of unit in Delay. The Delay Liquidated Damages paid by Seller for such delay shall be Purchaser's exclusive remedy and Seller's sole obligation.

ARTICLE SC.6  PERFORMANCE LIQUIDATED DAMAGES

The Seller guarantees the performance of each Unit ("Performance Guarantees") as set forth in Tab 3.1.1 and 3.1.2 of Seller's Technical Proposal. Subject to GC.17, if a Unit fails to achieve the Performance Guarantees, the Seller shall pay to the Purchaser as liquidated damages ("Performance Liquidated Damages") and not as a penalty, a sum calculated in accordance with the table below.

For Simple Cycle Applications:

     ------------------ ------------------------ -----------------------
         Criterion        Gas Guaranteed Value     Liquidated Damages
     ------------------ ------------------------ -----------------------
         Net Output                 kW                   $400/kW
     ------------------ ------------------------ -----------------------
       Net Heat Rate             Btu/kWh             5,000 $/BTU/kWh
     ------------------ ------------------------ -----------------------

If when first tested the Equipment fails to achieve the guaranteed output or heat rate, Seller shall be afforded a period of 180 days during which it can correct and adjust the Equipment (the "Correction Period"). If, when re-tested at the end of the Correction Period, the Equipment again fails to achieve the guaranteed output or heat rate, Seller shall pay to Buyer as liquidated damages and not as a penalty a sum calculated in accordance with the table above. The liquidated damages payable in respect of deficiencies in performance shall not exceed ten percent10% of the Contract Price of the unit that fails to achieve the guaranteed output or heat rate. The liquidated damages shall be Seller's sole and exclusive liability for performance deficiencies.

Notwithstanding the foregoing, in the event the performance of any Unit exceeds any of its performance guarantees (on natural gas or distillate), a credit shall be given using the same dollar value by which the liquidated damage is calculated for such performance guarantee. GE's performance credit or performance liability shall be the net calculation. It is expressly understood that in the event GE's performance credits exceed performance liabilities, ODEC shall pay GE, as a bonus, fifty percent (50%) of the dollar value by which the liquidated damage is calculated but only on the portion of performance credits which are in excess of performance liabilities. The performance bonus payable in respect of exceeding performance standards shall not exceed five 5% of the Contract Price. Performance LD's will be paid on only one fuel.

ARTICLE SC.7  TOTAL AGGREGATE LIQUIDATED DAMAGES

The Seller's overall aggregate liability hereunder for both Performance Liquidated Damages and Delay Liquidated Damages shall not exceed ten percent (10%) of the Contract Price. The

Liquidated damages will be paid purchaser and cannot be assigned to EPC.

ARTICLE SC.8  GOVERNING LAW

This Purchase Order shall be construed and interpreted in accordance with the laws of the State of New York, USA.

ARTICLE SC.9  FACTORY TESTING AND SITING

GE, at its sole discretion, shall determine the extent of factory testing to be conducted on the Equipment. Upon request, factory test data / reports will be made available solely at GE's option. If Purchaser's unit is FSNL tested Seller's project manager will make reasonable effort to accommodate this event as a witness point.

SITING
GE's pricing as provided herein applies to all four units being installed at any one site located in Virginia or Maryland.

ARTICLE SC.10 TERMINATION FOR CONVENIENCE:
              ---------------------------

If ODEC should cancel this contract prior to title transfer of the Equipment, ODEC shall pay GE a termination fee in accordance with the Termination Schedule B.

ARTICLE SC.11  ENTIRE AGREEMENT

This Purchase Order represents the entire agreement between the Parties and supersedes in its entirety all prior agreements concerning the subject matter hereof, and no modification, amendment, revision, waiver, or other change shall be binding on either Party unless consented to in writing by the Party's authorized representative. Any oral or written representation, warranty, course of dealing, or trade usage not contained or referenced herein shall not be binding on either Party. Each Party agrees that it has not relied on, or been induced by, any representations of the other Party not contained in this Purchase Order.

                                               Schedule A/B

                                                                      Cumulative           Gas Turbine
    Months Prior                                      Payment          Payment             Termination
       To Ship               Event                    Schedule         Schedule              Schedule
       -------               -----                    --------         --------              --------
                            Order Award/ Signed        10.0%            10.0%                 10.0%
                           Contract Down payment
                                                                        10.0%                 10.0%
                                                                        10.0%                 10.0%
                                                                        10.0%                 10.0%
         24                                             2.0%            12.0%                 12.0%
         23                                             2.0%            14.0%                 14.0%
         22                                             2.0%            16.0%                 16.0%
         21                                             2.0%            18.0%                 18.0%
         20                                             2.0%            20.0%                 20.0%
         19                                             2.0%            22.0%                 22.0%
         18                                             2.0%            24.0%                 24.0%
         17                                             2.0%            26.0%                 26.0%
         16                                             2.0%            28.0%                 28.0%
         15                                             2.0%            30.0%                 30.0%
         14                                             3.0%            33.0%                 32.0%
         13                                             3.0%            36.0%                 34.0%
         12                                             3.0%            39.0%                 36.0%
         11                                             3.0%            42.0%                 38.0%
         10                                             3.0%            45.0%                 40.0%
          9                                             3.0%            48.0%                 40.0%
          8                                             3.0%            51.0%                 40.0%
          7                                             3.0%            54.0%                 40.0%
          6                                             3.0%            57.0%                 40.0%
          5                                             3.0%            60.0%                 40.0%
          4                                             3.0%            63.0%                 40.0%
          3                                             4.0%            67.0%                 40.0%
          2                                             4.0%            71.0%                 40.0%
          1                                             4.0%            75.0%                 40.0%
          0                  Available to Ship         20.0%            95.0%                 40.0%
          0                Shipment                                                          100.0%
         -1                    30 Days After            5.0%           100.0%                100.0%
                                 Shipment

--------------------------------------------------------------------------------
Initial payment due upon Order Award, NET 3 days, via Wire Transfer.
--------------------------------------------------------------------------------
Remaining payments due NET 30 days from receipt of invoice via Wire Transfer.
--------------------------------------------------------------------------------
The Buyer may terminate this contract at any time upon written notice and
--------------------------------------------------------------------------------
payment of termination charges in accordance with the schedule set forth above.
--------------------------------------------------------------------------------
Title to any terminated gas turbine-generator equipment remains with the Seller.
--------------------------------------------------------------------------------
The termination exposure for any equipment for which title has transferred is 100%.
--------------------------------------------------------------------------------

                       GENERAL TERMS & CONDITIONS OF SALE


1.  DEFINITIONS...............................................                3

2.  PAYMENTS..................................................                4

3.  SECURITY..................................................                5

4.  TAXES.....................................................                5

5.  CHANGES...................................................                5

6.  INSPECTION AND FACTORY TESTS..............................                6

7.  TITLE TRANSFER, RISK OF LOSS, SHIPMENT TO STORAGE.........                6

8.  EXCUSABLE DELAYS..........................................                7

9.  WARRANTY..................................................                7

10. PATENTS...................................................                8

11. INSURANCE.................................................                9

12. INDEMNIFICATION...........................................                9

13. LIMITATION OF LIABILITY...................................               10

14. INTENTIONALLY OMITTED.....................................               11

15. FINAL COMPLETION..........................................               11

16. PERFORMANCE GUARANTEES....................................               11

17. TERMINATION FOR CAUSE.....................................               12

18. SELLER'S PROPRIETARY INFORMATION..........................               13

19. GLOBAL SOURCING...........................................               13

20. ASSIGNMENT................................................               13

21. COMPLIANCE WITH LAWS, CODES, AND STANDARDS................               14

22. NOTICE TO PROCEED..........................................              14

23. SUSPENSION.................................................              15

24. DISPUTE RESOLUTION.........................................              15

25. MISCELLANEOUS PROVISIONS...................................              15

ARTICLE GC.1 DEFINITIONS

A. "Affiliate" shall mean any entity that controls, is controlled by, or is under common control with, either Party, or, regardless of control or ownership, that is set up solely for fiduciary purposes to own or operate the Units for the benefit of a Party.

B. "Change Order" shall mean a written change order describing the change and setting out adjustments, if any, in the Contract Price, and any other provision of this Agreement which is affected and shall be entered into and signed by the Parties in order for the change to be effective.

C. "Contract Documents" shall mean the Agreement, Special Terms & Conditions, General Terms & Conditions of Sale, and Seller's Technical Proposal

D. "Contract Price" shall be the total firm price as stated in the Agreement for the Equipment and Services to be provided in accordance with the terms of the Contract Documents

E. "Day" or "Days," shall mean a calendar day or days of twenty four (24) hours each.

F. "Delay Liquidated Damages" shall mean the Purchaser's sole remedy and Seller's sole obligation for Seller's failure to deliver the Major Components of the Unit by the Scheduled Major Component Delivery Date.

G. "Delivery Date" shall mean the date the last Major Component (gas turbine, generator, accessory base, Inlet filter and PEECC) is delivered to the Delivery Point or is shipped to storage as set forth in Article GC.7.

H. "Delivery Point" shall mean the delivery free on board carrier ("FOB") to the nearest accessible rail siding to the Project Site for all rail shipments and free on board carrier to the nearest accessible common carrier point at the Project Site for all truck shipments.

I. "Equipment" or "Unit" shall mean the gas turbine generator and associated accessories as set forth in Seller's Technical Proposal.

J. "Final Completion" shall have the meaning as set forth in Article GC.15.

K. "Major Components" shall have the meaning of the gas turbine, generator, accessory base, Inlet filter, and PEECC.

L. "Order Definition Meeting" shall mean a project kick-off meeting between the Seller's project execution team and Purchaser's project representatives as set forth in Article GC.22.

M. The term "Parties" shall mean the Purchaser and Seller, collectively, and "Party" shall mean the Purchaser or Seller, individually.

N. "Performance Guarantees" shall mean the Seller's output and heat rate guarantees for the Unit as set forth in Seller's Technical Proposal.

O. "Performance Liquidated Damages" shall mean the Purchaser's sole remedy and Seller's sole obligation for Seller's failure to achieve the Performance Guarantees.

P. "Purchaser" shall mean Old Dominion Electric Cooperative, a Virginia utility aggregation cooperative, having it's primary place of business at 4201 Dominion Boulevard, Glen Allen, Virginia, 23060.

Q. "Technical Proposal" shall mean Seller's Technical Proposal 92746AG dated July 2000.

R. "Seller" shall mean the General Electric Company, a New York corporation acting through its Power Generation Business having a primary place of business at One River Road, Schenectady, New York 12345.

S. "Services" shall mean the training and installation support to be furnished by Seller under this Agreement.

T. "Site" or "Project Site" shall mean the Marsh Run Project Site or such other site in the mainland of Virginia or Maryland as designated by the Purchaser

U. "Subcontractor(s)" or "Supplier(s)" shall mean any corporation, partnership, or individual having a contract with Seller to supply material, equipment, labor, goods, or services to Seller in

V. Ship Dates for the 4 units will be at notice of readiness to ship from the factory. These dates are two (2) units no later than October 31, 2002, one (1) unit by no later than November 30, 2002, and one (1) unit by no later than December 31, 2002.


ARTICLE GC.2 PAYMENTS

Payments shall be made in accordance with the Payment Schedule referenced in and incorporated into the Agreement (Schedule A). Initial payment due upon Order Award, Net 3 days remitted via wire transfer. Remaining payment terms are net ten (30) days from receipt of invoice, remitted via wire transfer. Wire transfer instructions shall be provided on each invoice. Late payments shall be subject to an interest charge equal to two percent in excess of the prime rate as published in the Wall Street Journal, at that time.

If a change in the Unit results in a change in the Contract Price, all installments shall be adjusted accordingly. However, if the change results in a decrease in the Contract Price, then the payments previously made shall be retained by Seller and applied to subsequent payments as they become due.

For those payments which are tied to milestones, it is understood and agreed that if Seller completes the milestone in advance of what is indicated on the Payment Schedule, in no event shall the Purchaser be required to make payment for such milestone prior to sixty (60) days from the milestone date identified on the Payment Schedule.


ARTICLE GC.3 SECURITY

At the time of shipment of the last Major Component of the Unit, Seller will provide a Surety Retention Bond (the "Bond"), substantially in the form attached hereto, in the amount of 4.0% of the Contract Price against satisfaction of Seller's duties, covenants, and obligations hereunder. After the initial performance test, the Bond shall be reduced to amount equal to 125% of the value of the mutually agreed upon punch list items but in no event greater than 2.0% of the Contract Price. The Surety Retention Bond will be in a form and substance acceptable to both Parties. The Surety Retention Bond shall expire upon completion of the mutually agreed upon punch list.


ARTICLE GC.4 TAXES

The Contract Price includes all applicable corporate and individual taxes that are measured by net income or profit imposed by any governmental authority of any country on Seller, its employees or Subcontractors due to the execution of this Contract. The Contract Price also includes all taxes, import duties, and fees required by any governmental authority of any country necessary to import and to deliver the foreign manufactured Equipment to the Project Site.

Notwithstanding the foregoing, the Contract Price does not include any sales, use, excise, value added, gross receipts, consumption, franchise, property, or similar taxes imposed by any federal, state, or local government in the United States of America. Purchaser shall pay all such taxes.


ARTICLE GC.5 CHANGES

Purchaser shall have the right to request that Seller make changes to the Unit, whether such Change request be for modifications, alterations or additions. Seller shall prepare a written description of the proposed Change for the Purchaser's review and approval. All changes under this contract shall be subject to mutual agreement. Seller shall not be obliged to proceed with any Change until mutual agreement has been reached.

In the event Purchaser contemplates making a Change, Purchaser shall so advise Seller. Within ten (10) days (unless otherwise extended by mutual agreement) following written receipt of such advice, Seller shall advise Purchaser of the possibility of performing the requested Change, and shall submit to Purchaser a lump sum firm price relating to the proposed Change, including:

(i) a technical description of the proposed Change in such detail as the Purchaser may reasonably require,

(ii) a lump sum firm price adjustment (increase or decrease) in the Contract Price, if any, caused by the proposed Change,

(iii) all potential effect(s), if any, such Change has on the project schedule, or any other schedule or dates for performance by Seller hereunder, and

(iv) all potential effect(s), if any, such Change has on Seller's ability to comply with any of its obligations hereunder, including Seller's warranties and performance guarantees.

Purchaser shall then have ten (10) days from the date of receipt of such information to either approve or disapprove, in writing, the proposed Change, or to request additional time to consider the proposed Change. If Purchaser approves such Change, Purchaser shall direct Seller, in writing, to perform the Change and Purchaser and Seller shall then execute a Change Order which shall operate as an amendment to this Contract. Upon the execution of the Change Order, Seller shall immediately proceed to perform as set forth in the Change Order.

For Seller initiated changes, the Seller shall submit to the Purchaser a written description of the proposed Change and follow the same procedure as set forth above for Purchaser initiated changes.


ARTICLE GC.6 INSPECTION AND FACTORY TESTS

Upon Purchaser's request and Seller's prior written consent, Purchaser's representative shall be provided access to Seller's facilities to obtain information on production progress and make inspections. Such access will be limited to areas concerned with the Unit(s) and shall not include restricted areas where work of a proprietary nature is being conducted. Notwithstanding anything to the contrary, the Seller shall, at its sole discretion, determine the extent of Purchaser access to Seller's facilities and the extent of factory testing to be conducted on the Equipment.

Subject to the conditions set forth in this Article GC.6, the Seller will make reasonable efforts to obtain for Purchaser's access to Subcontractors' facilities for the purposes described above.

Purchaser's inspection of the Unit or its failure to inspect does not relieve Seller of its obligation to fulfill the requirements of this Agreement, nor is it to be construed as acceptance by the Purchaser.


ARTICLE GC.7 TITLE TRANSFER, RISK OF LOSS, SHIPMENT TO STORAGE

Title to the Equipment or materials to be shipped from within the United States shall pass to Purchaser when made available for shipment from the manufacturer's factory. Title to the Equipment or materials to be shipped from a country other than the United States shall pass to Purchaser at the port of export immediately after the Equipment or materials have been cleared for export. Title to Services shall pass to Purchaser as performed. Notwithstanding passage of title, Seller shall remain responsible for risk of loss or damage to the Equipment and materials incorporated therein until delivered to the agreed upon Delivery Point or delivery to storage.

If any part of the Equipment cannot be shipped to Purchaser when ready due to any cause not attributable to Seller, Seller may ship such Equipment to storage. If such Equipment is placed in storage, including storage at the facility where manufactured, the following conditions shall apply: (i) title and risk of loss shall thereupon pass to Purchaser if it had not already passed; (ii) any amounts otherwise payable to Seller upon delivery or shipment shall be payable upon presentation of Seller's invoice(s) and certification of cause for storage;
(iii) all expenses incurred by Seller, such as for preparation for and placement into storage, handling, inspection, preservation, insurance, storage, removal charges and any taxes shall be payable by Purchaser upon submission of Seller's invoice(s); (iv) the Services provided herein shall be subsequently changed to the rate prevailing at the time of actual use and Purchaser shall pay the net increase; and (v) when conditions permit and upon payment of all amounts due hereunder, Seller shall resume delivery of the Equipment to the Delivery Point.


ARTICLE GC.8 EXCUSABLE DELAYS

Seller shall not have any liability or be considered to be in breach or default of its obligations under this Contract to the extent that performance of such obligations is delayed or prevented, directly or indirectly, due to: (i) causes beyond its reasonable control; or (ii) acts of God, acts (or failures to act) of governmental authorities, fires, severe weather conditions, earthquakes, strikes or other labor disturbances, floods, war (declared or undeclared), epidemics, civil unrest, riots, delays in transportation, or car shortages; or (iii) acts (or omissions) of Purchaser including failure to promptly: (a) provide Seller with information and approvals necessary to permit Seller to proceed with work immediately and without interruption, or (b) comply with the terms of payment, or (iv) shipment to storage under Article GC.7. Seller shall notify Purchaser of any such delay. The date of delivery or of performance shall be extended for a period of time necessary to overcome the effect of such excusable delay. If Seller is delayed by acts or omissions of Purchaser, or by the prerequisite work of Purchaser's other contractors or suppliers, Seller shall also be entitled to an equitable price adjustment.


ARTICLE GC.9 WARRANTY

Seller warrants to Purchaser that (i) the Equipment to be delivered hereunder shall be designed and fit for the purpose of generating electric power when operated in accordance with Seller's specific operation instructions and, in the absence thereof, in accordance with generally accepted operation practices of the electric power producing industry and shall be free from defects in material, workmanship and title; and (ii) Services shall be performed in a competent, diligent manner in accordance with any mutually agreed specifications.

The foregoing warranties (except as to title) for the Equipment shall apply to defects which appear during the Warranty Period which shall expire upon the first to occur of the following: (a) 12 months from Initial Synchronization of the applicable Unit or (b) 24 months following the Delivery Date of the applicable Unit.

If the Equipment delivered or Services performed hereunder do not meet the above warranties during the Warranty Period, Purchaser shall promptly notify Seller in writing and make the Equipment available for correction. Seller shall thereupon correct any defect by, at its option, (i) reperforming the defective Services,
(ii) repairing the defective part of the Equipment or (iii) by making available necessary replacement parts F.O.B. factory, freight prepaid to the Site. Seller shall provide Technical Advisory Services reasonably necessary for any such repair of the Equipment, but Seller shall not be responsible for removal or replacement of structures or other parts of the facility. If a defect in the Equipment or part thereof cannot be corrected by Seller's reasonable efforts, the Parties will negotiate an equitable adjustment in price with respect to such Equipment or part thereof. The condition of any tests shall be mutually agreed upon and Seller shall be notified of and may be represented at, all tests that may be made.

Any reperformed service or repaired or replacement part furnished under this warranty shall carry warranties on the same terms as set forth above, except that the warranty period shall be for a period of one year from the date of such reperformance, repair or replacement. In any event the warranty period and Seller's responsibilities set forth herein for such repaired or replacement part shall expire upon the first to occur of the following: (a) 24 months from initial synchronization of the applicable Unit or (b) 36 months following the Delivery Date of the applicable Unit.

Seller does not warrant the Equipment or any repaired or replacement parts against normal wear and tear, including that due to environment or operation, including excessive operation at peak capability, frequent starting, type of fuel, detrimental air inlet conditions or erosion, corrosion or material deposits from fluids. The warranties and remedies set forth herein are further conditioned upon (i) the proper storage, installation, operation, and maintenance of the Equipment and conformance with the operation instruction manuals (including revisions thereto) provided by Seller and/or its subcontractors, as applicable and (ii) repair or modification pursuant to Seller's instructions or approval. Purchaser shall keep proper records of operation and maintenance during the Warranty Period. These records shall be kept in the form of logsheets and copies shall be submitted to Seller upon its request.

The preceding paragraphs of this Article set forth the exclusive remedies for all claims based on failure of or defect in the Equipment and Services provided under this Contract, whether the failure or defect arises before or during the Warranty Period and whether a claim, however instituted, is based on contract, indemnity, warranty, tort (including negligence), strict liability or otherwise. The foregoing warranties are exclusive and are in lieu of all other warranties and guarantees whether written, oral, implied or statutory. NO IMPLIED STATUTORY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE SHALL APPLY.

ARTICLE GC.10 PATENTS

Seller agrees to indemnify and hold harmless Purchaser from any rightful claim of any third party that any Equipment manufactured by Seller and furnished hereunder infringes any registered patent, copyrights, and trademarks. If Purchaser notifies Seller promptly of the receipt of any such claim, does not take any position adverse to Seller regarding such claim and gives Seller information, assistance and exclusive authority to settle and defend the claim, Seller shall, at its own expense and option, either (i) settle or defend the claim or any suit or proceeding and pay all damages and costs awarded in it against Purchaser, or (ii) procure for Purchaser the right to continue using the Equipment, or (iii) modify the Equipment so that it becomes non-infringing, or
(iv) replace the Equipment with non-infringing Equipment; or (v) remove the infringing Product and refund the price. If, in any suit arising from such a claim, the continued use of the Equipment for the purpose intended is forbidden by any court of competent jurisdiction, Seller shall at its option take one or more of the actions under (ii), (iii); (iv) or (v) above. The foregoing states the entire liability of Seller for patent infringement of any Equipment.

The above paragraph shall not apply to (i) any Equipment which is manufactured to Purchaser's design or (ii) the use of any equipment furnished under this Contract in conjunction with any other apparatus or material. As to any Equipment or use described in the preceding sentence, Seller assumes no liability whosoever for patent infringement.


ARTICLE GC.11 INSURANCE

This article GC.11 covers any of Seller liabilities anywhere related to this contract.

The Seller and each of its Subcontractors shall furnish and maintain Comprehensive General Liability insurance with limits of not less than $1,000,000 per occurrence for bodily injury or death, and $1,000,000 per occurrence property damage plus Contractual Liability coverage.

The Seller and each of its Subcontractors shall furnish and maintain automobile liability insurance with limits of not less than $1,000,000 for each person, $1,000,000 for each occurrence and $1,000,000 for property damages.

The Seller and each Subcontractor shall furnish to the Purchaser certificates evidencing compliance with all federal and state workers compensation or similar laws which might impose any charge or liability on the Purchaser in connection with the Work under this Contract. Employers liability insurance with a limit of $1,000,000 per accident and $1,000,000 in the annual aggregate.

Before the Seller or its Subcontractors shall do any work under this Contract, they shall furnish the Purchaser with the aforementioned certificates and certificates of insurance evidencing that insurance has been provided to meet the above requirements. Such certificates shall state that no material change or cancellation can be effected without thirty (30) days prior written notice to the Purchaser

Seller shall be included on Purchaser's Builder's Risk Insurance Policy as an additional insured, with a waiver of subrogation with respect to Seller's on-Site activities.


ARTICLE GC.12 INDEMNIFICATION

Subject to the provisions of Article GC.13, Seller agrees to indemnify and hold harmless Purchaser from any physical damage to the property of third parties or injury to persons, including death, to the extent resulting directly from the negligence of Seller or its officers, servants, agents, employees, and/or assigns while engaged in activities under this Contract. For purposes hereof, third parties shall not include Purchaser, Operator, or their subsidiaries, parents, affiliates, agents, successors or assigns, or any party with (a) any equity interest in the foregoing entities or (b) a security interest of any nature in any such entity's assets or property, which party also claims or seeks to claim any of the rights, powers or privileges of under this Contract or claims or seeks to claim as a third party beneficiary of Purchaser under this Contract. Purchaser shall likewise indemnify and hold harmless Seller from any physical damage to property of third parties or injury to persons, including death, to the extent resulting directly from the negligence of Purchaser, its officers, servants, agents, employees, and/or assigns, while engaged in activities relating to this Contract. For purposes hereof, third parties shall not include Seller, or any subcontractor, vendor or supplier, or their subsidiaries, parents, affiliates, agents, successors or assigns, or any party with (a) any equity interest in the foregoing entities or (b) a security interest of any nature in any such entity's assets or property, which party also claims or seeks to claim any of the rights, powers or privileges of under this Contract or claims or seeks to claim as a third party beneficiary of Seller under this Contract. In the event such damage or injury is caused by the joint or concurrent negligence of Seller and Purchaser, the loss shall be borne by each Party in proportion to its negligence.


ARTICLE GC.13 LIMITATION OF LIABILITY

The total liability of either Party, on all claims of any kind, whether in contract, warranty, indemnity, tort (including negligence), strict liability, or otherwise, arising out of the performance or breach of the Contract or use of any Equipment shall not exceed the Contract Price, except for the cost of performing the Seller's scope of work or the Purchaser's payment obligation. All liability under this Contract shall terminate four (4) years after the shipment of the last Major Component of the Unit giving rise to the claim.

In no event, whether as a result of breach of contract, warranty, indemnity, tort (including negligence), strict liability, or otherwise, shall Seller or its Subcontractors or Suppliers be liable for loss of profit or revenues, loss of use of the Equipment or any associated equipment, cost of capital, cost of substitute equipment, facilities, services or replacement power, downtime costs, claims of Purchaser's customers for such damages, or for any special, consequential, incidental, indirect or exemplary damages and Purchaser shall indemnify Seller against such claims of Purchaser's customers.

Purchaser covenants and agrees that in the event it seeks to transfer or assign the Equipment and Services to any other third party that it shall, as a condition to such transfer or assignment, cause such third party to acknowledge and accept the restrictions and limitations afforded under this Contract for the benefit of Seller and it's Subcontractors, including the provisions of this Article GC.13.

If Purchaser cannot obtain for Seller from any subsequent purchasers the protections specified in this Article GC.13, Purchaser shall indemnify, defend and hold Seller harmless from and against any and all claims made by any subsequent purchasers of the Equipment or Services against Seller for loss or damage arising out of the performance or non-performance of the Equipment or Services provided under this Contract.

If Seller furnishes Purchaser with advice or assistance concerning any products, systems or work which is not required pursuant to the Contract Documents, the furnishing of such advice or assistance will not subject Seller to any liability, whether in contract, warranty, indemnity, tort (including negligence), strict liability or otherwise.

For the purposes of this Article GC.13, the term "Seller" shall mean Seller, its affiliates, Subcontractors and Suppliers of any tier, and their respective agents and employees, whether individually or collectively.

The provisions of this Article GC.13 shall prevail over any conflicting or inconsistent provisions contained in any of the documents comprising this Contract, except to the extent that such provisions further restrict Seller's liability.


ARTICLE GC.14 INTENTIONALLY OMITTED


ARTICLE GC.15 FINAL COMPLETION

Final Completion shall occur once (i) Seller has successfully achieved the Performance Guarantees or has paid all Liquidated Damages due and owing including, as applicable, all Performance Liquidated Damages hereunder, and (ii) completion of the mutually agreed upon punch list.

ARTICLE GC.16 PERFORMANCE GUARANTEES

Seller guarantees the performance of the Unit as set forth in the Contract Documents. A performance test shall be run to demonstrate that Seller's Performance Guarantees have been achieved. This test shall be performed using the Seller's testing protocol (GEI-41067D) and shall be conducted immediately following the start-up period after Seller has conducted final check-out of the Unit. If Seller's Performance Guarantees have not been achieved, Seller shall pay Performance Liquidated Damages as indicated in the Agreement. However, Seller will be allowed a cure period of 180 days immediately following the initial performance test during which Performance Liquidated Damages will be deferred, and Seller shall make all repairs, replacements, or other corrections as required for the Unit to meet the Performance Guarantees. During the cure period, Purchaser shall make the Unit available to Seller for such corrective action. At the end of the cure period, if the Unit does not meet Seller's Performance Guarantees, Seller shall then pay Purchaser the appropriate Performance Liquidated Damages. Seller may at any time during the cure period, at its option, pay Purchaser the appropriate Performance Liquidated Damages.

The initial performance test shall be performed by Purchaser at its cost. The Seller shall be notified of, and shall be represented at all such tests. If a re-test is required and to the extent Seller was the cause of such re-test, the actual cost of the retest will be borne by the Seller. The actual cost of the re-test shall mean (i) cost of special test personnel or special operating personnel provided by the Purchaser, (ii) cost of special instrumentation and equipment (including rental cost) and including required calibration of the instrumentation, and (iii) Seller's personnel cost, but in no event whatsoever will Seller be responsible for the cost of fuel, normal operating personnel, or any other such other cost associated with the conducting of such re-test unless specifically noted above.

In conducting the initial performance test or re-tests, the performance of the Unit shall not be adjusted for degradation until such Unit has operated in excess of one hundred (100) hours. The Seller's degradation curve shall be used to determine the adjustment for Unit output and Unit heat rate.

The Seller shall be allowed ninety (90) days from first roll of the Unit to complete Unit checkouts, including adjustments or corrections to make the Unit ready for testing prior to the initial performance test.

In the event Seller is liable to Purchaser for liquidated damages in accordance with the provisions herein for the failure to meet any performance guarantee , the calculation of such liquidated damages shall include a credit when any performance guarantee of any Unit is demonstrated to have been better than the guarantee values. Seller's credit or liability shall be the net calculation.

Notwithstanding the foregoing, in the event the Seller is liable for Performance Liquidated Damages on both natural gas and distillate oil fuels, the Seller shall only be obligated to pay the Performance Liquidated Damage on the fuel which results in the greater compensation to the Purchaser.

ARTICLE GC.17 TERMINATION FOR CAUSE:

Purchaser shall have the right to terminate this Contract for cause in the event of the following:

(i) Seller becomes insolvent, Seller makes an assignment for the benefit of creditors, or a receiver or trustee is appointed for the benefit of Seller's creditors, or Seller makes a filing for protection from creditors under any bankruptcy or insolvency laws;

(ii) Seller substantially breaches and fails to comply or perform its material obligations hereunder (but only with respect to a material obligation for which this Contract does not provide exclusive remedies);

Prior to termination for breach, Purchaser shall provide Seller with written notice of the nature of such breach and Purchaser's intention to terminate for Seller's default subject to reasonable opportunity for Seller to cure such breach. If Seller fails: (i) to commence and diligently to pursue a cure of such failure within ten (10) business days after receipt of such notice or within such extended period as is considered reasonable by the Parties, or (ii) to provide reasonable evidence that such default does not in fact exist, Purchaser may terminate the Contract.

If Purchaser fails to fulfill any payment conditions as set forth in the Contract, Seller shall have the right to suspend all work on the Unit after twenty (20) days of non-payment of undisputed amounts and any cost incurred by Seller in accordance with such suspension (including storage costs) shall be payable by Purchaser upon submission of Seller's invoice(s). Performance of Seller's obligations shall be extended for a period of time to overcome the effects of such suspension. If Purchaser does not correct such failure within sixty (60) days, Seller shall have the right to terminate this Contract for cause in respect to the portion of the Unit which title has not passed.

If Seller terminates this Contract for Purchaser's breach as provided above, Seller's termination charges shall be paid by Purchaser as set forth in Schedule B of the Agreement. If Purchaser terminates this Contract for Seller's breach, Purchaser will not pay any termination charges and Seller will promptly refund any down payment or progress payments and Purchaser will make all shipped equipment available for return.


ARTICLE GC.18 SELLER'S PROPRIETARY INFORMATION

At the time of furnishing confidential or proprietary information, Seller will expressly designate by label, stamp, or other written communication that the information or documentation furnished is confidential. Purchaser agrees (i) to treat such information as confidential, (ii) to restrict the use of such information to matters relating to Seller's performance of the Contract, and
(iii) to restrict access to such information to employees of Purchaser and its agents whose access is necessary in the implementation of the Contract. Confidential information will not be reproduced without Seller's prior written consent, and all copies of written information will be returned to Seller upon request except to the extent that such information is to be retained by Purchaser pursuant to the Contract.

The foregoing restrictions do not apply to information which: (i) is contained in a printed publication which was released to the public by Seller prior to the date of the Contract; (ii) is, or becomes, publicly known otherwise than through a wrongful act of Purchaser, its employees, or agents; (iii) is in possession of Purchaser, its employees, or agents prior to receipt from Seller, provided that the person or persons providing the same have not had access to the information from Seller; (iv) is furnished to others by Seller without restrictions similar to those herein on the right of the receiving party to use or disclose; (v) is approved in writing by Seller for disclosure by Purchaser, its agents or employees to a third party; or (vi)for the purpose of financing or project approval, must be provided to a private financing or governmental agency, department, commission or other governmental authority. In disclosing such confidential or proprietary information to governmental authorities, the Purchaser shall cooperate with the Seller in minimizing the amount of such contract information that is furnished. The Purchaser and receiver of information will endeavor to secure and maintain the confidentiality of specified portions of such confidential and proprietary information.


ARTICLE GC.19 GLOBAL SOURCING

Seller reserves the right in its discretion to obtain, source, subcontract, manufacture, fabricate and assemble the Equipment and any of its components and systems outside the United States or from non-domestic concerns, or both; it being understood that the quality standards and warranties of the Seller under the Contract shall be adhered to in all cases irrespective of source and all sourcing shall be consistent with all applicable laws and regulations.


ARTICLE GC.20 ASSIGNMENT

The Parties shall not delegate or assign any or all of their duties or rights under this Contract without prior written consent from the other Party; such consent shall not be unreasonably withheld. Notwithstanding the terms of this provision, the Parties may delegate or assign their duties or rights to any Affiliate or subsidiary, provided that, with respect to Purchaser's delegate or assignee, such delegate or assignee shall own or operate the Units for the purposes of generating electric power for revenue to an electrical power generation grid. Such assignment shall in no way relieve the assigning Party of its obligations under this Contract.


ARTICLE GC.21 COMPLIANCE WITH LAWS, CODES AND STANDARDS

The Contract Price is based on Seller's design, manufacture and delivery of the Equipment and performance of the Services pursuant to (i) its design criteria, manufacturing processes and procedures and quality assurance program, (ii) those portions of industry specifications, codes and standards in effect as of the date of Seller's proposal to Purchaser, which Seller has deemed applicable to the Equipment and the Services, and (iii) the United States Federal, State and local laws and rules in effect on the date of Seller's proposal to Purchaser.

The Contract Price will be equitably adjusted to reflect additional costs incurred by Seller resulting from (i) a change in standards and regulations described in items (ii) or (iii) above after the date of Seller's proposal to Purchaser which affect the Equipment and Services and (ii) changes required to comply with regulatory or industrial requirements in the location where the Equipment will be installed and the Services performed. Purchaser shall advise Seller of requirements affecting the Equipment or Services performed by Seller resulting from the applicability of any laws, rules or regulations in the location where the Equipment will be installed and the Services performed. Reasonable adjustments will be made to the project schedule as may be appropriate to comply with the foregoing. If Seller determines that a change is not possible, Seller will so notify Purchaser and Purchaser may terminate this Contract in accordance with the Schedule B of the Agreement or direct completion without change and assume responsibility for obtaining any necessary waivers.

Notwithstanding the foregoing paragraphs, no modification in price will be made as a result of any general change in the manufacturing facilities of Seller resulting from the imposition of any requirements by any Federal, State or local governmental entity.


ARTICLE GC.22 ORDER DEFINITION MEETING

The Order Definition Meeting ("ODM") shall mean a project kick-off meeting between the Seller's project execution team and Purchaser's project representatives.

Seller shall have no obligation to proceed with any activities related to the design, engineering (including drawings), or manufacture of the Equipment until the ODM. Notwithstanding the foregoing, Seller shall assist Purchaser in its endeavors relating to the air permitting of the Project and cooperate by providing information and support during any hearings in the process of obtaining the permits. In undertaking such assistance, Seller shall not be obligated to incur out-of-pocket costs and expenses without reimbursement from Purchaser.

Subject to Seller receiving the Project Specific Definition as set forth below, the ODM shall be conducted by no later than twelve months prior to the ship date of the first Unit.

It is understood and agreed to by the Parties that Purchaser shall provide, in writing by no later than July 1, 2001) the following information (collectively, the "Project Specific Definition"): (i) configuration changes if any to the base configuration (i.e., acceptance or rejection of any and all Equipment options),
(ii) fuel analysis (oil analysis and gas analysis through C14), (iii) environmental requirements (i.e., air and noise emissions), (iv) state, local and other regulatory or code requirements (including seismic and wind loading design requirements) and the exact location of the Site within mainland Virginia or Maryland. In the event Seller does not receive the Project Specific Definition by the time frame stated above, the Seller shall be entitled to an equitable adjustment in the ODM date and shall be entitled to an equitable adjustment Purchase Order Price or an extension in the Equipment delivery schedule, or both.

ARTICLE GC.23 SUSPENSION

It is expressly understood by the Parties that the Purchaser shall have no right of suspension under this Agreement.


ARTICLE GC.24 DISPUTE RESOLUTION

Any controversy, dispute or difference between the Parties to this Contract, if not amicably settled by the Parties with thirty (30) days following notice of dispute, shall be referred to senior management of the Parties for resolution. In the event the dispute has not been resolved within forty five (45) days following referral to senior management, or such longer period as the Parties may mutually agree, then either Party may then pursue their legal remedies.


ARTICLE GC.25 MISCELLANEOUS PROVISIONS

Except as provided in the Article entitled "Limitation of Liability", these provisions are for the benefit of the Parties hereto and not for any other third party. Waiver by either Party of any right under this Agreement shall not be deemed a waiver by such Party of any other right hereunder.

This Contract represents the entire agreement between the Parties and supersedes in its entirety all prior agreements concerning the subject matter hereof, and no modification, amendment, revision, waiver, or other change shall be binding on either Party unless consented to in writing by the Party's authorized representative. Any oral or written representation, warranty, course of dealing, or trade usage not contained or referenced herein shall not be binding on either Party. Each Party agrees that it has not relied on, or been induced by, any representations of the other Party not contained in this Contract.

The invalidity in whole or in part of any part of this Contract shall not affect the validity of the remainder of the Contract.

The following Articles shall survive termination of this Contract: Article (Taxes); Articles (Compliance With Laws, Codes, & Standards); Article (Warranty), Article (Patents), Article (Limitation of Liability), Article (Seller's Proprietary Information), Article (Indemnification) and Article (Miscellaneous Clauses).

                 g

                                   GE Power Systems
____________________________________



     GE Power Systems
     Equipment Only Proposal

     for

     Four PG7121(EA) 60 Hertz
     Combustion Gas Turbines

     to

     Old Dominion Electric Cooperative

     for

     Rock Springs



                                                       Firm Proposal No: 92746G1
                                                               Dated: July, 2000

 GE PROPRIETARY INFORMATION appears on all pages in the Data Sheet, Performance
   Specification, Equipment Scope of Supply, and Commercial Sections of this proposal.

                               Table Of Contents

--------------------------------------------------------------------------------
Proposal Summary
                Introduction ...............................................   1
                General Plant Description ..................................   2
                Performance Data ...........................................   3
--------------------------------------------------------------------------------
Performance and Operation
                Performance Curves .........................................   4
                Plant Operating Philosophy .................................   5
                Test Philosophy ............................................   6
--------------------------------------------------------------------------------
Description of Equipment
                GE Scope of Supply .........................................   7
                Turbine-Generator ..........................................   8
--------------------------------------------------------------------------------
Design Basis
                Customer Scope of Supply ...................................   9
                Codes and Standards ........................................  10
                Data Sheets ................................................  11
                Technical Comments .........................................  12
--------------------------------------------------------------------------------
Services
                Customer Drawings and Documentation ........................  13
                Technical Advisory Services ................................  14
                Training ...................................................  15
--------------------------------------------------------------------------------
Drawings and Diagrams
                Mechanical Outline .........................................  16
                Electrical One-Line Diagram ................................  17
--------------------------------------------------------------------------------
Appendices
                Quality ....................................................  18
                Reference Documents ........................................  19

                        Table of Contents                                Page ii
                        --------------------------------------------------------
                        Firm Proposal                  92746G1 (07/00) Rev. 0 rb
               g

                             GE Power Systems
_____________________________


              1. Introduction

     ---------------------------------------------------------------------------
     1.1  Why Choose GE?

              When you select a GE heavy duty gas turbine you also gain the resources of the world's largest gas turbine manufacturer. From corporate resources, to manufacturing, to plant service, GE resources are unsurpassed.

              GE uses a design philosophy based on proven technology and reduced unit maintenance, is the leader in reliability and availability, has packaged designs for fast installation and low cost, can meet demanding low emissions requirements, and has unmatched operational experience. These are the reasons to select GE.

     ---------------------------------------------------------------------------
     1.2  Corporate Resources

              GE is the only company in the world that designs and manufactures heavy duty gas turbines, aircraft engines, and steam turbines. Drawing on the technology and experience of these related products, along with development programs at the GE Corporate Research and Development Center, GE's heavy duty gas turbines have achieved an operating record that is unmatched by the competition.

              Developments at GE Aircraft Engines and Corporate Research & Development have provided a basis for enhancements to heavy duty gas turbines in advanced cooling techniques, improved sealing methods, patented high-strength alloys, and superior high-temperature coatings. State-of-the-art technology is also utilized in the 18-stage axial flow compressor, the can-annular combustion system, the turbine nozzles and buckets, and the accessory packaging.

     ---------------------------------------------------------------------------
     1.3  Manufacturing

              GE's heavy duty gas turbine manufacturing operation employs industry-leading techniques at the world's largest gas turbine factory, located in Greenville, SC, USA. The 1 million square feet (92,000 square meters) Greenville facility, along with GE business associate plant resources totaling 6.5 million square feet (600,000 square meters), provide GE with manufacturing capacity unequaled in the industry.

                               Introduction                             Page 1.1
                               -------------------------------------------------
                               Firm Proposal           92746G1 (07/00) Rev. 0 rb

--------------------------------------------------------------------------------
1.4  Service and Plant Support

              GE provides full-time support of the largest localized service network in the world, through 192 service support centers located around the globe. GE service is full scope, extending from unit order through unit retirement. GE field engineers are available to assist with installation and start-up and also with planned and emergency maintenance, with capabilities to perform diagnostics, performance assessments, craft labor coordination, repairs, overhauls, and upgrades.

              Backing up these field service engineers is a worldwide network of GE service centers as shown on the following map. In addition to 19 service centers in the United States, GE also provides expert repair service through centers in Puerto Rico, Venezuela, England, Saudi Arabia, and Singapore. Whether for routine maintenance or emergency repairs, spare parts are available from warehouses and manufacturing centers all over the world.

                               [MAP APPEARS HERE]

                               Introduction                             Page 1.2
                               -------------------------------------------------
                               Firm Proposal           92746G1 (07/00) Rev. 0 rb

--------------------------------------------------------------------------------
1.5  Design Philosophy - Using Proven Technology

              The reliability of the GE heavy duty gas turbines results from a design philosophy centered on the principle of geometric scaling. Under this principle, the geometric similarity of components is maintained while units are scaled up or down in operating speed and output. Because of this, operating factors such as temperatures, pressures, blade angles and stresses are kept constant, while critical cycle parameters of pressure ratios and efficiency are maintained. In this way, all new machines build on the proven reliability and performance of their predecessors.

--------------------------------------------------------------------------------
1.6  Reliability and Availability

              GE heavy duty gas turbines lead the industry in reliability and availability statistics. One key factor in the unmatched reliability of GE's gas turbines is the redundancy built into GE's state-of-the-art gas turbine control system. Because this microprocessor-based turbine control system employs a distributed processor and a redundant architecture, its overall performance is unmatched in the industry. The control system uses independent digital controllers to achieve the reliability of triple redundancy for the turbine control and protective functions.

--------------------------------------------------------------------------------
1.7  Prepackaged for Rapid Installation

              The MS7001(EA) is prepackaged to assure fast installation with minimum installation cost. The gas turbine and accessory compartments contain the turbo machinery as well as the mechanical and electrical support equipment for starting, operation and shutdown. With the packaging concept, the majority of the supporting equipment is skid-mounted and the locations standardized.

              A unique accessory packaging concept features an improved "split base" design. The "split base" design maximizes factory piping and wiring, requiring less assembly work in the field. The arrangement of components also reduces site interconnection requirements and provides easier access to accessory components during operation and maintenance.

              The MS7001(EA) generator is designed for compactness and ease of maintenance. Like the gas turbine, it features maximum packaging and proven reliability resulting in low installation and maintenance costs.

                           Introduction                                 Page 1.3
                           -----------------------------------------------------
                           Firm Proposal               92746G1 (07/00) Rev. 0 rb

--------------------------------------------------------------------------------
1.8  Reduced Maintenance Costs

              When assessing improvements to gas turbine equipment, GE maintains a strict adherence to key design parameters affecting maintenance. The advantage of analysis and feedback from the largest fleet of gas turbines enables GE to develop design improvements and better maintenance procedures.

              To keep customers informed of such new technology, GE conducts Gas Turbine User and Maintenance Seminars and issues technical publications to GE customers. The operating data from the vast fleet of gas turbines in service, coupled with an evolutionary design philosophy, enable GE to keep customers abreast of the latest advances and know-how in servicing and supporting their units.

--------------------------------------------------------------------------------
1.9  Emissions

              GE's gas turbine technology has been developed to meet the ever lower emissions levels required in today's applications. Can-annular combustors with film and impingement cooling meet the environmental requirements for applications throughout the world and provide reliable operation at high firing temperatures. GE is the world's most experienced supplier of Dry Low NOx, diluent injected, and SCR (selective catalytic reduction) systems that meet today's demanding emissions requirements.

--------------------------------------------------------------------------------
1.10 Experience

              GE is the world's leading supplier of gas turbines with four times the installed base of its nearest competitor. GE's heavy duty gas turbines are in service in countries all over the world in diverse climates and operating conditions.

              With this kind of record, GE is able to continuously build in technology improvements, maintenance advancements, and cost reduction strategies for the life of each new plant.

              The MS7001(EA) builds on a tradition of technological leadership that has made GE gas turbines the standard by which all others have been measured for over four decades. Today, GE's gas turbine product line is the most efficient, most reliable, and most proven in the market.

                               Introduction                             Page 1.4
                               -------------------------------------------------
                               Firm Proposal           92746G1 (07/00) Rev. 0 rb
               g

                              GE Power Systems
_______________________________


                 2.  General Plant Description


     ---------------------------------------------------------------------------
     2.1 Design Conditions

                 ------------------------------------------------------------------------------
                              Characteristic                            Specification
                 ------------------------------------------------------------------------------
                  Duty cycle                                       Base Load
                 ------------------------------------------------------------------------------
                  Elevation                                        0 Ft / 0 m
                 ------------------------------------------------------------------------------
                  Design ambient temperature                       59(degree)F / 15(degree)C
                 ------------------------------------------------------------------------------
                  Minimum ambient temperature                      0(degree)F / -17(degree)C
                 ------------------------------------------------------------------------------
                  Maximum ambient temperature                      104(degree)F / 40(degree)C
                 ------------------------------------------------------------------------------
                  Design relative humidity                         60 %
                 ------------------------------------------------------------------------------
                  Minimum relative humidity                        60 %
                 ------------------------------------------------------------------------------
                  Maximum relative humidity                        60 %
                 ------------------------------------------------------------------------------
                  Wind speed                                       98 mph / 159 km/h
                 ------------------------------------------------------------------------------
                  Wind applicable Code                             UBC 1997
                 ------------------------------------------------------------------------------
                  Wind importance factor                           Non-Essential
                 ------------------------------------------------------------------------------
                  Salt classification                              Inland
                 ------------------------------------------------------------------------------
                  Dust level                                       Light
                 ------------------------------------------------------------------------------
                  Snow load                                        18 lb/ft/2// 92 kg/m/2/
                 ------------------------------------------------------------------------------
                  Seismic Zone                                     4; 2A for Inlet/Exhaust
                 ------------------------------------------------------------------------------
                  Seismic importance factor                        Non-Essential
                 ------------------------------------------------------------------------------
                  Customer specified vertical acceleration         0 g
                 ------------------------------------------------------------------------------
                  Customer specified horizontal acceleration       0 g
                 ------------------------------------------------------------------------------


     --------------------------------------------------------------------------
     2.2 Equipment Overview

         2.2.1   Gas Turbine

                 ------------------------------------------------------------------------------
                              Feature                                   Specification
                 ------------------------------------------------------------------------------
                  Primary Fuel                                     Natural Gas
                 ------------------------------------------------------------------------------
                  Starting Means                                   Electric Motor
                 ------------------------------------------------------------------------------
                  Air Filtration                                   Self-Cleaning
                 ------------------------------------------------------------------------------
                  Inlet Air Cooling                                Evaporative Cooler
                 ------------------------------------------------------------------------------
                  Compressor/Turbine Cleaning                      On and Off-line Compressor
                                                                   Water Wash
                 ------------------------------------------------------------------------------

GE PROPRIETARY INFORMATION   General Plant Description                  Page 2.1
                             ---------------------------------------------------
                             Firm Proposal             92746G1 (07/00) Rev. 0 rb

                ----------------------------------------------------------------
                Exhaust System             Side and Up Exhaust
                ----------------------------------------------------------------
                Emissions Control          Gas - Dry Low NOx
                ----------------------------------------------------------------

        2.2.2   Generator

                ----------------------------------------------------------------
                     Feature                        Specification
                ----------------------------------------------------------------
                Model                      Packaged Air-Cooled
                ----------------------------------------------------------------
                Cooling                    Totally Enclosed Water-to-Air Cooled
                                           (TEWAC)
                ----------------------------------------------------------------
                Frequency                  60 Hz
                ----------------------------------------------------------------
                Power Factor (pf)          0.85 Lagging
                ----------------------------------------------------------------
                Power Factor (pf)          Capability to 1.00 Leading
                ----------------------------------------------------------------
                Terminal Voltage           13.8 kV
                ----------------------------------------------------------------
                Generator Excitation       EX2000BR - Rotating Brushless
                ----------------------------------------------------------------
                Outdoor Enclosure          Load Compartment
                ----------------------------------------------------------------
                Acoustic Barrier Wall      Exhaust Plenum and Load
                                           Compartment
                ----------------------------------------------------------------
                Cooling System             Closed H2O to Air
                ----------------------------------------------------------------

        2.2.3   Control Systems

                ----------------------------------------------------------------
                     Feature                        Specification
                ----------------------------------------------------------------
                Turbine-Generator          SPEEDTRONIC(TM) Mark V (TMR)
                ----------------------------------------------------------------
                Generator Breaker          Included in Switchgear Compartment
                ----------------------------------------------------------------

________________________________________________

(TM) A trademark of the General Electric Company

GE PROPRIETARY INFORMATION   General Plant Description                  Page 2.2
                             ---------------------------------------------------
                             Firm Proposal             92746G1 (07/00) Rev. 0 rb
            g

                            GE Power Systems
_____________________________


                   3.  Performance Data

     ---------------------------------------------------------------------------
     3.1  Guarantees

          3.1.1    Guaranteed Performance on Natural Gas Fuel

                   -------------------------------------------------------------
                               Measurement                            Value
                   -------------------------------------------------------------
                    Output (base) - evaporative cooler on         86,200 kW
                   -------------------------------------------------------------
                    Heat rate (base) - evaporative cooler on      10,370 kJ/kWh
                   -------------------------------------------------------------

          3.1.1.1  Design Basis

                   -------------------------------------------------------------
                               Measurement                            Value
                   -------------------------------------------------------------
                    Elevation                                     0 ft
                   -------------------------------------------------------------
                    Ambient temperature                           59(degree)F
                   -------------------------------------------------------------
                    Relative humidity                             60 %
                   -------------------------------------------------------------
                    Inlet system pressure drop                    4.5 in. H2O
                   -------------------------------------------------------------
                    Exhaust system pressure                       5.5 in. H2O
                   -------------------------------------------------------------
                    Natural gas fuel heating value (LHV)          21,515 Btu/lb
                   -------------------------------------------------------------
                    Combustion system type                        DLN 1
                   -------------------------------------------------------------

                   The following also apply to the performance guarantees:

                   . Performance is measured at the generator terminals and
                     includes allowances for excitation power and the shaft-driven equipment normally supplied.

                   . Guarantees are based on new and clean condition of the gas turbine. If more than 100 fired hours have elapsed before a performance test is to be conducted, a GE representative shall have the right to inspect the unit to assure that the power plant is in new and clean condition.

                   . Guarantees are based on a site test conducted as described in the Reference Documents chapter and per the Terms and Conditions of this offer.

                   . Performance curves for both the turbine and generator are included in the Performance Curves section of this proposal. From these curves it is possible to determine estimated performance at ambient temperatures, percent loads, and barometric conditions differing from those listed in the above design basis table. These curves are used during the site

GE PROPRIETARY INFORMATION         Performance Data                     Page 3.1
                                   ---------------------------------------------
                                   Firm Proposal       92746G1 (07/00) Rev. 0 rb
                      performance test to correct performance readings back to the site conditions at which the performance guarantee was provided.

3.1.2            Emissions Guarantees

                 ---------------------------------------------
                      Measurement             Natural Gas
                                      (value/load range)
                 ---------------------------------------------
                  NOx @ 15% O2 (ppmvd)          9 / 100%
                 ---------------------------------------------

                 Notes:

                 For NOx emission compliance, refer to Standard Field Testing Procedure in the Reference Documents chapter of this proposal.

     3.1.3       Acoustics Guarantees

     3.1.3.1     Near Field Noise Values

                 The near field sound pressure level (SPL) contribution from the GE supplied equipment is guaranteed not to exceed 85 dBA (ref. 20 micropascals) when measured 3 feet (1 meter) in the horizontal plane and at an elevation of 5 feet (1.5 meters) above machine base line or personnel platforms with the equipment operating at base load in accordance with contract specifications.

     3.1.3.1.1   Basis of Guarantee

                 The following also apply to the above guarantee:

                 . Testing methodology shall be based on the latest version of ANSI/ASME PTC 36. The final result shall be the arithmetic average of the SPL's measured around the equipment after background and other corrections have been applied. The equipment shall be in compliance if the final result does not exceed the noise limit(s) specified above.

                 . Equipment shall be operated in a new and clean condition as intended by the designers when measurements are taken. All access compartments, doors, panels and other temporary openings shall be fully closed; all silencing hardware shall be fully installed; all systems designed to be airtight shall be sealed.

                 . If the above guaranteed SPL exceeds the measured background noise by 10 dBA, no correction shall be necessary. Otherwise, corrections to the measured SPL shall be made per ANSI/ASME PTC 36 procedures.

GE PROPRIETARY INFORMATION      Performance Data                        Page 3.2
                                ------------------------------------------------
                                Firm Proposal          92746G1 (07/00) Rev. 0 rb

                 Background noise is defined as the noise measured with all GE supplied equipment off and all other plant equipment on.

               . Intermittent noises such as steam safety blow off valves and filter pulse noise are not included in the above guarantee.

               . Measurements shall be taken 3 feet (1 meter) away from the outermost surfaces of equipment, including piping, conduit, framework, barriers and personnel protection devices if provided.

               . Measurements shall not be taken in any location where there is an airflow velocity greater than 5 feet per second (1.5 meters per second), including nearby air intakes or exhausts.

               . Free field conditions must be prevalent at measurement
                 locations. Testing and for and corrections to a free field shall be per ANSI/ASME PTC 36.

               . Testing shall be done according to a test plan agreed to by both the customer and GE. Such a plan shall be submitted to both the customer and GE at least 30 days prior to noise compliance testing. The test results shall be submitted in the form of a test report that shall be made available to both the customer and GE.

               Measurement responsibility shall be stated in the contract. If the customer has responsibility for the compliance measurements, GE reserves the right to audit or parallel these measurements.

--------------------------------------------------------------------------------
3.2  Estimated Performance

GE PROPRIETARY INFORMATION         Performance Data                     Page 3.3
                                   ---------------------------------------------
                                   Firm Proposal       92746G1 (07/00) Rev. 0 rb

Old Dominion/ Rock Springs
ESTIMATED PERFORMANCE PG7121(EA)
--------------------------------

Load Condition                                 BASE          BASE

Ambient Temp.                   Deg F.         59.           59.
Evap. Cooler Status                            On            Off
Evap. Cooler Effectiveness      %              85
Fuel Type                                      Methane       Methane
Fuel LHV                        Btu/lb         21,515        21,515
Fuel Temperature                Deg F          365           365
Output                          kW             86,200.       84,360.
Heat Rate (LHV)                 Btu/kWh        10,370.       10,400.
Heat Cons. (LHV) X l0/6/        Btu/h          893.9         877.3
Exhaust Flow X l0/3/            lb/h           2386.         2355.
Exhaust Temp.                   Deg F.         994.          999.
Exhaust Heat (LHV) X l0/6/      Btu/h          565.8         556. 1

EMISSIONS
---------

NOx                             ppmvd @ 15% 02 9.            9.
NOx AS NO2                      lb/h           33.           32.
CO                              wmvd           25.           25.
CO                              lb/h           54.           54.
UHC                             wmvw           7.            7.
UHC                             lb/h           9.            9.
VOC                             wmvw           1.4           1.4
VOC                             lb/h           1.8           1.8
Particulates                    lb/h           5.0           5.0
     (PM10 Front-half Filterable Only)

EXHAUST ANALYSIS                % VOL.
----------------

Argon                                          0.89          0.91
Nitrogen                                       74.73         74.91
Oxygen                                         13.83         13.90
Carbon Dioxide                                 3.14          3.12
Water                                          7.41          7.17

SITE CONDITIONS
---------------

Elevation                       ft.            0.0
Site Pressure                   psia           14.7
Inlet Loss                      in Water       4.5
Exhaust Loss                    in Water       5.5 @ IS0 Conditions
Relative Humidity               %              60
Application                                    TEWAC Generator
Combustion System                              9/42 DLN Combustor

Emission information based on GE recommended measurement methods. NOx emissions are corrected to 15% 02 without heat rate correction and are not corrected to IS0 reference condition per 40CFR 60.335(c)(l). NOx levels shown will be controlled by algorithms within the SPEEDTRONIC control system.

Output contingent upon generator water at adequate temperature, pressure, and flow

________________________________________________________________________________

3.3  Generator Performance Specifications

     3.3.1     Performance Rating Conditions


               ------------------------------------------------------------------------------------
                          Measurement                                            Value
               ------------------------------------------------------------------------------------
                  Elevation                                               0 ft
               ------------------------------------------------------------------------------------
                  Stator insulation                                       Class F
               ------------------------------------------------------------------------------------
                  Rotor insulation                                        Class F
               ------------------------------------------------------------------------------------
                  Cold gas temperature                                    40(degree)C
               ------------------------------------------------------------------------------------
                  Required cooling water flow                             1520 gpm
               ------------------------------------------------------------------------------------
                  Required temperature of inlet cooling water             95(degree)F maximum
               ------------------------------------------------------------------------------------
                  Coolant type                                            66% water, 33% ethylene
                                                                          glycol
               ------------------------------------------------------------------------------------
                  Fouling factor                                          0.0005
               ------------------------------------------------------------------------------------
                  Rating standards                                        ANSI
               ------------------------------------------------------------------------------------

     3.3.2     Performance Rating, Synchronous Generator
               ------------------------------------------------------------------------------------
                                      Note                                              Design
               ------------------------------------------------------------------------------------
                  Following values based on generator design number                   D265P51
               ------------------------------------------------------------------------------------

               -------------------------------------------------------------------------
                               Measurement                                   Base
               -------------------------------------------------------------------------
                  kVA                                                        101,000
               -------------------------------------------------------------------------
                  Power Factor                                               0.85
               -------------------------------------------------------------------------
                  KW                                                         85,850
               -------------------------------------------------------------------------
                  rpm                                                        3600
               -------------------------------------------------------------------------
                  Number of poles                                            2
               -------------------------------------------------------------------------
                  Number of phases                                           3
               -------------------------------------------------------------------------
                  Frequency (Hz)                                             60
               -------------------------------------------------------------------------
                  Voltage                                                    13.8 kV
               -------------------------------------------------------------------------
                  Amperes                                                    4,226
               -------------------------------------------------------------------------
                  Connection                                                 WYE
               -------------------------------------------------------------------------
                  Short Circuit Ratio                                        0.54
               -------------------------------------------------------------------------

                                    Performance Data                   Page 3.4
                                    -------------------------------------------
                                    Firm Proposal     92746G1 (07/00) Rev. 0 rb

          -----------------------------------------------------------------------------
                  Temperature Rating                                        Value
             (total temperature at base load, with temp stabilized)
          -----------------------------------------------------------------------------
           Armature coils (by temperature detector)                       110(degree)C
          -----------------------------------------------------------------------------
           Collector (by thermometer)                                     125(degree)C
          -----------------------------------------------------------------------------
           Field coils (by resistance)                                    125(degree)C
          -----------------------------------------------------------------------------

          -----------------------------------------------------------------------------
                             Dielectric Tests                               Value
               (between coils and frame, ac voltage for 1 minute)
          -----------------------------------------------------------------------------
           Armature                                                       28,600 V
          -----------------------------------------------------------------------------
           Field                                                          3,000 V
          -----------------------------------------------------------------------------

          -----------------------------------------------------------------------------
                       Excitation (maximum required)                        Value
          -----------------------------------------------------------------------------
           KW                                                             258
          -----------------------------------------------------------------------------
           Voltage                                                        300
          -----------------------------------------------------------------------------

          -----------------------------------------------------------------------------
                Calculated Generator Reactances (base load)                 Value
          -----------------------------------------------------------------------------
           Xdi                                                            2.021
          -----------------------------------------------------------------------------
           X'di                                                           0.289
          -----------------------------------------------------------------------------
           X'dv                                                           0.215
          -----------------------------------------------------------------------------
           X"dv                                                           0.149
          -----------------------------------------------------------------------------
           X2V                                                            0.143
          -----------------------------------------------------------------------------
           X0I                                                            0.116
          -----------------------------------------------------------------------------


                                    Performance Data                   Page 3.5
                                    -------------------------------------------
                                    Firm Proposal     92746G1 (07/00) Rev. 0 rb

                                          GE Power Systems
___________________________________________

                       4. Performance Curves
-------------------------------------------------------------------------------
        4.1  Turbine and Generator Performance Curves

             4.1.1     Turbine Curves

                       ------------------------------------------------------------------------------------------------
                                           Curve                                          Number              Date
                       ------------------------------------------------------------------------------------------------
                         Estimated Single Unit Performance, Base                         522HA282            8/17/98
                       ------------------------------------------------------------------------------------------------
                         Estimated Single Unit Performance, Peak                         522HA710            8/21/98
                       ------------------------------------------------------------------------------------------------
                         Compressor Inlet Temperature Corrections, Base                  522HA283            8/17/98
                       ------------------------------------------------------------------------------------------------
                         Compressor Inlet Temperature Corrections, Peak                  522HA709            8/21/98
                       ------------------------------------------------------------------------------------------------
                         Modulated Inlet Guide Vane Effects                              522HA284            8/17/98
                       ------------------------------------------------------------------------------------------------
                         Altitude Correction Factor for Turbine                          4l6HA662B           6/30/99
                       ------------------------------------------------------------------------------------------------
                         Humidity Effects Curve                                          498HA697B           10/10/89
                       ------------------------------------------------------------------------------------------------

             4.1.2     TEWAC Generator Curves

                       ------------------------------------------------------------------------------------------------
                                           Curve                                                 Number
                       ------------------------------------------------------------------------------------------------

                         Estimated Saturation and Synchronous Impedance Curve                   D265P51-1
                       ------------------------------------------------------------------------------------------------
                         Estimated Generator Reactive Capability Curve, Base                    D265P51-2A
                       ------------------------------------------------------------------------------------------------
                         Estimated Excitation V Curve                                           D265P51-3
                       ------------------------------------------------------------------------------------------------
                         Generator Output as a Function of Cold Air Temperature                 D265P51-7A
                       ------------------------------------------------------------------------------------------------
                         Generator Output as a Function of Cold Liquid Temperature              D265P51-7B
                       ------------------------------------------------------------------------------------------------


                                   Performance Data                 Page 4.1
                                   -----------------------------------------
                                   Firm Proposal    92745G (07/00) Rev. 0 rb

                  General Electric Model PG7121EA Gas Turbine

              Estimated Performance - Configuration: DLN Combustor

         Compressor Inlet Conditions 59 F (15 C), 60% Relative Humidity

                   Atmospheric Pressure 14.7 psia (1.013 bar)

   Fuel:                                       Natural Gas       Distillate
   Design Output           kW                     84360           82890
   Design Heat Rate (LHV)  Btu/kWh  (kJ/kWh)      10480 (11050)   10570 (11150)
   Design Heat Cons (LHV)  Btu/h    (kJ/h)x10*6   884.1 (932.5)   876.1 (924.2)
   Design Exhaust Flow     lb/h     (kg/h)x10*3    2361  (1071)    2368  (1074)
   Exhaust Temperature     deg. F   (deg. C)        998 (536.7)     999 (537.2)
   Load                                            Base            Base

Notes:
1. Altitude correction on curve 416HA662 Rev A.
2. Ambient temperature correction on curve 522HA283 Rev 2.
3. Effect of modulating IGV's on exhaust temperature and flow on curve 522HA284 Rev 2.
4. Humidity effects on curve 498HA697 Rev. B - all performance calculated with a constant specific humidtiy of .0064 or less as not to exceed 100% relative humidity.
5. Plant Performance is measured at the generator terminals and includes allowances for the effects of inlet bleed heating, exitation power, shaft driven auxiliaries, and 3.5 in H2O (7.29 mbar) inlet and 5.5 in H2O
   (13.70 mbar) exhaust pressure drops and a DLN Combustor.
6. Additional inlet and exhaust pressure loss effects:


                                      % Effect on         Effect on
                                    Output Heat Rate     Exhaust Temp.



   4 in Water (10.0 mbar) inlet       -1.40    0.42       1.9F (1.0C)
   4 in Water (10.0 mbar) exhaust     -0.42    0.40       1.8F (1.0C)


                              [GRAPH APPEARS HERE]

*Denotes Roof tops in the Table.

                   General Electric Model PG7121EA Gas Turbine
              Estimated Performance - Configuration: DLN Combustor

         Compressor Inlet Conditions 59 F (15 C), 60% Relative Humidity
                   Atmospheric Pressure 14.7 psia (1.013 bar)

Fuel:                                        Natural Gas
Design Output             kW                     91180
Design Heat Rate (LHV)    Btu/kWh (kJ/kWh)      10460(11035.8)
Design Heat Cons (LHV)    Btu/h   (kJ/h)x10*6    953.7(1006.2)
Design Exhaust Flow       lb/h    (kg/h)x10*3    2362(1071.4)
Exhaust Temperature       deg. F  (deg. C)       1063(572.8)
Load                                             Peak

Notes:
1. Altitude correction on curve 416HA662 Rev A.
2. Ambient temperature correction on curve 522HA709 Rev 1.
3. Base Load performance on curve 522HA282 Rev 2.
4. Humidity effects on curve 498HA697 Rev. B - all performance calculated with a constant specific humidtiy of .0064 or less as not to exceed 100% relative humidity.
5. Plant Performance is measured at the generator terminals and includes allowances for the effects of inlet bleed heating, exitation power, shaft driven auxiliaries, and 3.5 in H2O (7.29 mbar) inlet and 5.5 in H2O (13.70 mbar) exhaust pressure drops and a DLN Combustor.
6. Additional inlet and exhaust pressure loss effects:

                               % Effect on           Effect on
                              Output Heat Rate      Exhaust Temp.
4 in Water (10.0 mbar) inlet   -1.40     0.42        1.9F (1.0C)
4 in Water (10.0 mbar) exhaust -0.40     0.40        1.8F (1.0C)

                              [GRAPH APPEARS HERE]

* Denotes roof tops in the Table.

                  GENERAL ELECTRIC MODEL PG7121EA GAS TURBINE

                   Effect of Compressor Inlet Temperature on
               Output, Heat Rate, Heat Consumption, Exhaust Flow
              And Exhaust Temperature at Base Load and 100% speed.

Configuration: DNL Combustor

Fuel: Natural Gas

Design Values on Curve 522HA282Rev2


                              [GRAPH APPEARS HERE]


Configuration: DNL Combustor

Fuel: Natural Gas

Design Values on Curve 522HA283Rev2

                              [GRAPH APPEARS HERE]

                 GENERAL ELECTRIC MODEL PG7121(EA) GAS TURBINE

     Effect of Compressor Inlet Temperature on Output, Heat Rate, Heat Consumption, Exhaust Flow And Exhaust Temperature at Peak Load and 100% speed.


Configuration: DNL Combustor

Fuel: Natural Gas

Design Values on Curve 522HA710Rev1

                              [GRAPH APPEARS HERE]

Configuration: DNL Combustor

Fuel: Natural Gas

Design Values on Curve 522HA709Rev1

                              [GRAPH APPEARS HERE]

                  GENERAL ELECTRIC MODEL PG7121EA GAS TURBINE

           Effect of Inlet Guide Vane on Exhaust Flow and Temperature
            As a Function of Output and Compressor Inlet Temperature



Fuel: Natural Gas

Design Values on Curve 522HA282Rev2

                              [GRAPH APPEARS HERE]



Fuel: Natural Gas

Design Values on Curve 522HA284Rev2

                              [GRAPH APPEARS HERE]

                          GENERAL ELECTRIC GAS TURBINE
                           ALTITUDE CORRECTION CURVE

                        ALTITUDE VS ATMOSPHERIC PRESSURE
                                      AND
                         ALTITUDE VS CORRECTION FACTOR
           FOR GASTURBINE OUTPUT, FUEL CONSUMPTION, AND EXHAUST FLOW



NOTES:
1. Exhaust Temperature, Heat Rate, and Thermal Efficiency are not affected by attitude.
2. Correction Factor = P(atm)/1A.7

                              [GRAPH APPEARS HERE]

06/30/99                                                      Curve no. 416#A622
                                                                           Rev-B

             General Electric MS6001, MS7001 And MS9001 Gas Turbines

                      Corrections To Output And Heat Rate
                    For Non-Iso Specific Humidity Conditions

                     For Operation At Base Load On Exhaust
                           Temperature Control Curve

                              [GRAPH APPEARS HERE]


10/10/89                                                      Curve no. 498HA697
                                                                           Rev B

             ESTIMATED SATURATION AND SYNCHRONOUS IMPEDANCE CURVES
                 101000 KVA - 3600 RPM - 13800 VOLTS - 0.85 PF
                    300 FLD VOLTS - 40 C COLD AIR - 0 FT ALT

                              [GRAPH APPEARS HERE]


                                                             Curve no. D265P51-1
                                                                  Date 25-AUG-99

                      ESTIMATED REACTIVE CAPABILITY CURVES
                 101000 KVA - 3600 RPM - 13800 VOLTS - 0.85 PF
                    300 FLD VOLTS - 40 C COLD AIR - 0 FT ALT

                              [GRAPH APPEARS HERE]


                                                            Curve no. D265P51-2A
                                                                  Date 25-AUG-99

                          ESTIMATED EXCITATION V CURVES
                 101000 KVA - 3600 RPM - 13800 VOLTS - 0.85 PF
                    300 FLD VOLTS - 40 C COLD AIR - 0 FT ALT

                              [GRAPH APPEARS HERE]

                                                             Curve no. D265P51-3
                                                                  Date 25-AUG-99

             GENERATOR OUTPUT AS A FUNCTION OF COLD AIR TEMPERATURE
                 101000 KVA - 3600 RPM - 13800 VOLTS - 0.85 PF
                    300 FLD VOLTS - 40 C COLD AIR - 0 FT ALT


                              [GRAPH APPEARS HERE]

                                                            Curve no. D265P51-7A
                                                                  Date 25-AUG-99

           GENERATOR OUTPUT AS A FUNCTION OF COLD LIQUID TEMPERATURE
                 101000 KVA - 3600 RPM - 13800 VOLTS - 0.85 PF
                    300 FLD VOLTS - 40 C COLD AIR - 0 FT ALT


                             [GRAPH APPEARS HERE]

                                                            Curve no. D265P51-7B
                                                                  Date 25-AUG-99

                                GE Power Systems

                          5. Plant Operating Philosophy
--------------------------------------------------------------------------------
5.1     Introduction

                          This section describes the startup, on-line operation and shutdown of a simple-cycle power plant. The following paragraphs briefly describe the general operating philosophy and operator's responsibilities for simple-cycle operation. The description is of a general nature. Specifics may vary pending detail design definition.

        5.1.1             Simple-Cycle Mode of Operation

                          The gas turbine power plant can be started from the control panel of the gas turbine control system. Plant permissive circuits must be satisfied that the unit is capable of coming to full speed and synchronizing to the system. Systems must be placed in the ready to start mode:

                          . MCC breakers set in automatic mode

                          . Cooling water module local disconnect switches
                            closed

                          . Fuel systems made ready

                          . Gas turbine/generator permissive to start systems
                            ready

        5.1.2             Starting and Loading

                          All starting is done automatically, with the operator given the opportunity to hold the startup sequence at either the crank (pre-ignition) or fire (post-ignition, pre-accelerate) points of the startup. An "Auto" mode selection results in a start without any holds. Either before issuing a start command, or during the start, the operator may make the following selections.

                          . Select or disable the automatic synchronization
                            capability of the gas turbine control system. Auto synch utilizes the proven microsynchronizer first introduced in the SPEEDTRONIC(TM) Mark II generation. The microsynchronizer provides extremely accurate and repeatable breaker

_____________________________

(TM)(TM) A trademark of the General Electric Company

                                     Plant Operating Philosopy          Page 5.1
                                     -------------------------------------------
                                     Firm Proposal    92746G1 (07100) Rev. 0 rb
                 closures based on phase angle, slip, the slip's rate of change and the response time of the breaker which is stored in the system memory.

               . Selection of Preselected (Intermediate) Load or Base Load. If a
                 selection is made, the unit will automatically load to the selected point and control there. If no selection is made, the unit will load to a low load referred to as "Spinning Reserve" after synchronization. The turbine governor is automatically regulated to maintain the megawatt setting assigned to "Spinning Reserve".

     5.1.3     Operating

               Once the unit is on line, it may be controlled either manually or automatically from the gas turbine control system operator interface.

               Manual control is provided by the governor raise/lower control displayed on the operator interface screen. Automatic operation is switched on when the operator selects load points (preselect or base) from the turbine control interface.

               For a fully automatic start with automatic loading to base load, the operator selects the "Auto" operating mode, enables auto synchronization and selects "Base" load. Given a "Start" signal, the unit will then start, synchronize and load to Base load with no further input on the part of the operator.

     5.1.4     Shutdown

               On shutdown, the system will automatically unload, coast down and initiate slow speed rotation until proper wheelspace cooldown temperatures are reached.

                                      Plant Operating Philosophy        Page 5.2
                                      ------------------------------------------
                                      Firm Proposal    92746G1 (07100) Rev. 0 rb

                                GE Power Systems

                               6. Test Philosophy

--------------------------------------------------------------------------------

6.1 Simple-Cycle Power Plant Performance Test Philosophy

    6.1.1            General

                     Performance guarantees for the power plant include electrical output and heat rate. Compliance with these guarantees is determined by an input/output test for the plant. The test includes measurements of additional parameters required to assure that the plant is operating at contract conditions and to enable correction of measured performance to the basis for guarantee conditions.

                     The performance guarantees apply to equipment in new and clean condition.

                     This test must be conducted as soon as possible after the initial startup. The compressor is cleaned per the Compressor Cleaning specification found in the Reference Documents chapter and inspected by the GE representative. The GE representative will be the sole judge with respect to condition of the gas turbine at the time of testing.

                     Performance test technicians are provided by the customer. GE prepares a detailed test specification that is submitted to the customer for mutual agreement. GE provides the technical direction of the tests. In addition, GE performs calculations to determine performance relative to the guarantees and prepares a test report for submittal to the customer.

                     Instrumentation tolerances are applied to the results of the test based on the accuracy of the individual test measurements and the contract requirements. An analysis of the test measurement uncertainty to be applied is made when the detailed test procedure is complete.

    6.1.2            Procedure

                     Testing is conducted on the gas turbine in accordance with the Field Performance Testing Procedure included in the Reference Documents chapter of this proposal. The gas turbine is brought to steady-state test conditions prior to conducting performance testing. The test includes a demonstration of electrical output, heat rate, and other parameters specified in the proposal. Sufficient data is recorded to determine the equipment performance and to correct it to performance guarantee basis conditions. Corrections are made for operating and climatic conditions that may deviate from the contract

                                      Test Philosophy                  Page 6.1
                                      ------------------------------------------
                                      Firm Proposal    92746G1 (07/00) Rev. 0 rb
           performance guarantee including compressor inlet air temperature and humidity, ambient air pressure, fuel properties and water injection, if required.

6.1.3      Performance Evaluation

           The simple-cycle performance test is conducted as described above. Adjustments are made for variation in gas turbine operating conditions as follows:

           1.    Gas Turbine Power
                 kW \\SC\\ = kW \\GT\\ *kW\\AD\\

           2.    Heat Consumption
                 HR\\GT\\

           3.    Heat Rate
                               HC\\GT\\*HR\\AD\\
                 HR\\SC\\ =   -------------------
                                    KW\\GT\\

            Symbol                       Description
--------------------------------------------------------------------------------
            kWSC Gas turbine-generator measured electrical output (kW) for simple- cycle mode operation at new and clean condition and corrected to guarantee site conditions.

            kWGT Gas turbine-generator measured net equipment output (kW) at new and clean conditions.

            kWAD   Gas turbine output corrections to guarantee basis conditions.

            HCGT Gas turbine heat consumption (106 kJ/h) calculated from fuel flow and lower heating value measured during tests.

            HRSC Gas turbine net heat rate calculated from measured output and heat consumption corrected to guarantee basis site conditions.

            HRAD Gas turbine heat rate corrections to guarantee basis site conditions.

           The test procedure includes correction factors and curves for test variations in ambient temperature, ambient pressure, ambient relative humidity, fuel heating values, and gas turbine water injection. These factors are used to correct the measured performance data from actual operating conditions to rated contract conditions.

           Output guarantees will be satisfied if the corrected and adjusted output (kWsc) surrounded by the uncertainty interval encompasses the guaranteed plant output or falls above it. Heat rate guarantee will be satisfied if the corrected and adjusted test heat rate (HRsc) surrounded by the uncertainty interval encompasses the guaranteed plant heat rate or falls below it.

                                      Test Philosophy                   Page 6.2
                                      ------------------------------------------
                                      Firm Proposal    92746G1 (07/00) Rev. 0 rb

                    At the conclusion of the tests, GE will perform calculations to determine performance relative to guarantee and will issue a report covering the entire testing program.

                                      Test Philosophy                   Page 6.3
                                      ------------------------------------------
                                      Firm Proposal    92746G1 (07100) Rev. 0 rb

                                GE Power Systems

               7.      GE Scope of Supply

--------------------------------------------------------------------------------

               7.1     Gas Turbine Systems..........................................7.1

               7.2     Generator....................................................7.7

               7.3     Gas Turbine-Generator Controls and Electric Auxiliaries.....7.14

               7.4     Services....................................................7.19

--------------------------------------------------------------------------------

               This chapter presents a listing of the equipment and services which GE proposes to provide. The list is only a quick reference to the scope of supply. Please refer to the Table of Contents to locate more detailed descriptions of the items listed here.
--------------------------------------------------------------------------------
7.1   Gas Turbine Systems

      7.1.1    Gas Turbine

               Base-mounted gas turbine including:

               . Modulating IGV

      7.1.2    Combustion System

               .    Dry Low NOx combustion system

               .    Combustion system features

                    -- Thermal barrier coated liners

                    -- Nimonic transition pieces

                    -- Reuter Stokes SiC flame detectors

                    -- With compressor inlet heating

               .    Diluent injection instrumentation

                    -- Compressor inlet humidity sensor

                    -- Compressor inlet temperature thermocouple

                                      GE Scope of Supply                Page 7.1
                                      ------------------------------------------
                                      Firm Proposal    92746G1 (07100) Rev. 0 rb

7.1.3           Fuel Systems

7.1.3.1         Fuel System

                . Natural gas only

                . Stainless steel gas piping

                . Orifice type gas flow measurement system

                . Duplex gas strainer

                . Off base gas fuel module in a standardized location

                . Gas fuel temperature ( 365(degree)F (185(degree)C)

7.1.4           Lubricating and Hydraulic Systems

7.1.4.1         Pumps

                . Shaft driven main lube oil pump

                . Shaft driven main hydraulic pump

                . AC motor driven, auxiliary lube oil and hydraulic pumps

                . DC motor driven, emergency lube oil pump

7.1.4.2         Filters and Coolers

                . Dual lube oil system filters

                . Dual hydraulic oil filters

                . Dual lube oil coolers

                  -- With 90-10 copper-nickel U-tubes

                . ASME code stamp

                  -- Lube oil coolers

                  -- Lube oil filters

7.1.4.3         Lube Oil Piping

                . 304L stainless steel lube oil feed pipe

                                     GE Scope of Supply                 Page 7.2
                                     -------------------------------------------
                                     Firm Proposal     92746G1 (07/00) Rev. 0 rb

                . Carbon steel lube oil drain pipe

                . Lube system valve stainless steel trim

                . Schedule 10 lube oil piping inside lube oil tank

7.1.4.4         Mist Elimination

                . Lube vent demister

7.1.4.5         Oil Reservoir

                . With heater for -20(degree)F

7.1.4.6         Instrumentation

                . Delta pressure switches for lubrication and hydraulic oil filters

7.1.5           Inlet System


                . Inlet system arrangement

                  --  Up and forward inlet system arrangement

                  --  Inlet compartment supports straddle ductline

                . Inlet filtration

                  --  Self-cleaning inlet filter

                  --  Compressor bleed air supply for filter cleaning

                  -- Moisture resistant filter media (high humidity environments)

                  --  Air processing unit (APU) with galvanized steel piping

                  --  APU heat tracing kit

                  --  APU NEMA 4X kit

                  --  Weather protection on inlet filter compartment

                  --  Inlet system differential pressure indicator

                  --  Inlet system differential pressure alarm

                  --  Inlet filter compartment support steel (Seismic Zone 2A,
                       (=100 mph wind speed)

                  --  Evaporative cooler, 85% effective

                  --  Caged ladder access to inlet filter compartment

                  --  Left hand access to inlet filter compartment

                . Inlet heating

                                      GE Scope of Supply                Page 7.3
                                      ------------------------------------------
                                      Firm Proposal    92746G1 (07/00) Rev. 0 rb

                   --   Bleed heat manifold located in duct

                   -- Compressor pressure ratio operating limit bleed heat control

                   --   Inlet bleed heat control valve(s)

               .   Inlet ducting

                   --   Inlet silencing

                   -- Inlet duct section arrangement per proposed mechanical outline

                   --   Inlet expansion joint

                   --   Inlet 90 degree elbow

                   --   Inlet transition piece

                   -- Inlet ducting support steel (Seismic Zone 2A, = 100 mph wind speed)

               .   Inlet system atmospheric protection

                   -- Zinc rich paint inside and outside of inlet filter compartment

                   -- Epoxy overcoat inside and outside inlet filter compartment

                   -- Zinc rich paint with epoxy overcoat on evaporative cooler unwetted section

                   -- Zinc rich paint on inlet filter compartment support steel

                   -- Zinc rich paint inside and outside of inlet ducting with epoxy top coat inside ducting

                   --   Stainless steel inlet silencing perforated sheet

                   --   Zinc rich paint on inlet ducting support steel

    7.1.6      Exhaust System

    7.1.6.1    Arrangement

               .   Exhaust expansion joint

               . Right side and up exhaust system configuration with exhaust plenum, expansion joint, ducting and stack

               .   Exhaust stack (height is 56 feet)

               .   Exhaust silencer

    7.1.6.2    Exhaust System Features


               .   EPA compliant emission test ports

               .   Continuous emission monitoring ports

                                      GE Scope of Supply                Page 7.4
                                      ------------------------------------------
                                      Firm Proposal    92746G1 (07100) Rev. 0 rb

                   .    Opacity test ports

                   . Ladder and wraparound platform for emission and opacity testing ports

                   .    Exhaust system materials and atmospheric protection

                        --   Carbon steel exhaust system shell and stiffeners

                        --   409 stainless steel internal lagging

                        --   Inorganic zinc primer

                             -    Duct exterior

                             - Platform structure and railing

                        --   Galvanized

                             -    Ladders and platform grating

                        --   Zinc plated bolts, nuts and washers

      7.1.7        Couplings

                   .    Oil filled accessory coupling

                   .    Rigid load coupling

                   .    Load coupling guard

      7.1.8        Gas Turbine Packaging

                   .    Lagging and enclosures

                        --   Load coupling compartment lagging

                        -- Off-base acoustic enclosure for turbine and accessory compartments

                        -- Acoustic barrier wall around exhaust plenum and load

                   .    Compartment ventilation, pressurization and heating

                        --   Dual turbine and accessory compartment vent fans

                        --   Dual load compartment vent fan

                        -- Heated turbine and accessory compartments for humidity control

                   .    Plant arrangement

                        --   Turbine designed for installation outdoors

                        --   In-line accessory module

                        --   Exterior unit walkways

                   .    Turbine and accessory base painting

                        --   Standard primer only


                                      GE Scope of Supply                Page 7.5
                                      ------------------------------------------
                                      Firm Proposal    92746G1 (07100) Rev. 0 rb

                     . UBC Seismic Zone 4 (except for inlet and exhaust)

                     . UBC Seismic Zone 2A for inlet and exhaust

                     . Hazardous area classification

                       -- NEC Class1, Group D, Division 2

                          -- Turbine compartment

                          -- Natural gas fuel compartment

                     . Special features

                       -- Dual (metric-English) indicators and gauges


        7.1.9        Fire Protection System

                     . Fire detection system

                       -- Turbine, accessory and load coupling compartments

                     . Smoke detection system

                       -- Control cab/PEECC

                     . Compartment warning signs

                     . FM-200 fire protection piping for the PEECC

                     . CO2 supply system

                       -- One low pressure CO2 tank per unit

                       -- Tank suitable for temperatures below 0(degree)F
                          (-18(degree)C)

                     . Fire protection piping

                       -- Turbine and accessory enclosures

                     . Hazardous atmosphere detectors in turbine and gas fuel
                       compartments

                       -- CHx detectors - natural gas compartment

                       -- CHx detectors - turbine gas compartment

                     . Hazardous atmosphere detector readout

                       -- CHx


        7.1.10       Cleaning Systems

                     . On base piping for on and offline compressor water wash
                       system
                     . Water wash skid

                                    GE Scope of Supply                 Page 7.6
                                    -------------------------------------------
                                    Firm Proposal      92746G1 (07/00) Rev.0 rb

                         -- Water storage tank and freeze protection

                         -- Capability to heat water to 180(degree)F
                            (82(degree)C)

                         -- Skid enclosure

                         -- Single skid for two units

        7.1.11         Cooling Water System

                       . Cooling system temperature regulating valve

                       . Industrial, off-base cooling water system

                         -- Aluminum fin material

                         -- Corrosion protected cooling skid support structure

                         -- Standard noise design

        7.1.12         Starting Systems

                       . AC motor start

                       . Rotor turning systems

                         -- Rotor indexing (borescope inspection)

                         -- Non self-sequencing, hydraulic ratchet

        7.1.13         Miscellaneous Systems

        7.1.13.1       Special Systems

                       . Exhaust frame blowers on left side

--------------------------------------------------------------------------------
7.2     Generator

        7.2.1          General Information


                       . Totally enclosed water-to-air cooled (TEWAC)
                         generator

                       . Outdoor installation

                       . 60 Hz generator frequency

                       . Generator voltage 13.8 kV

                       . 0.85 power factor (lagging)

                                       GE Scope of Supply               Page 7.7
                                       -----------------------------------------
                                       Firm Proposal   92746G1 (07/00) Rev. 0 rb

                     . Capability to 1.00 power factor (leading)

                     . Class "F" armature and rotor insulation

                     . Class "B" temperature rise, armature and rotor winding

                     . Generator bearings

                       -- Pedestal bearing support

                       -- Tilting pad bearings

                       -- Roll out bearing capability without removing rotor

                       -- Insulated collector end bearing

                       -- Offline bearing insulation check with isolated rotor

                     . Monitoring Devices

                       -- Two (2) velocity vibration probes at turbine end, one
                          (1) at collector end

                       -- Provisions for key phasor-generator

                       -- Provisions for permanent flux probe

                       -- Proximity vibration probes

                          -- Two probes per bearing at 45(degree)angle

                     . Generator Field

                       -- Direct cooled field

                       -- Two-pole field

                       -- Finger type amortissuers

        7.2.2        Generator Gas Coolers

                     . Cooler assembly shipped separate

                     .   Generator gas cooler configuration

                         -- Two (2) horizontally mounted duplex coolers

                         -- Coolers located on generator roof

                         -- Cooler piping connections on left side as viewed
                            from collector end

                         -- ASME code stamp

                         -- Single wall cooler tubes

                         -- Raised cooler face flanges

                         -- Plate fins

                     .   Generator gas cooling system characteristics


                                  GE Scope of Supply                    Page 7.8
                                  ----------------------------------------------
                                  Firm Proposal         92746G1 (07/00) Rev.0 rb

                         -- Coolant temperature

                            -- 20(degree)F approach

                         -- Generator capacity with one section out of service
                            80% with Class "F" rise

                         -- TEMA class C coolers

                         -- Maximum cooler pressure capability - 125 psi

                         -- Coolant 66% water and 33% ethylene glycol by volume

                         -- Fouling factor 0.0005

                      .  Generator gas cooler construction materials

                         -- 90-10 copper-nickel tubes

                         -- Carbon steel tube sheets

                         -- Carbon steel waterbox and coupling flanges with
                            epoxy coating

                         -- Aluminum cooler tube fins


        7.2.3         Generator Lube Oil Systems and Equipment

                      .  Bearing lube oil system

                         -- Generator lube oil system integral with turbine

                         -- Sight flow indicator

                      .  Bearing vapor extraction

                         -- Vapor extractor and motor

                         -- Coalescent mist eliminator

                      .  Lube oil system piping materials

                         -- Stainless steel lube oil feed pipe

                         -- Stainless steel lube oil drain pipe

                         -- Welded oil piping


        7.2.4         Generator Grounding Equipment

                      .  Neutral grounding equipment

                         --   Neutral ground transformer and secondary resistor

                         --   Mounted in neutral terminal enclosure


        7.2.5         Generator Temperature Devices

                      .  Stator winding temperature devices


                                       GE Scope of Supply               Page 7.9
                                       -----------------------------------------
                                       Firm Proposal   92746G1 (07/00) Rev. 0 rb

                         -- 100 ohm platinum RTDs (resistance temperature
                            detector)

                         -- Single element RTDs

                         -- Grounded RTDs

                         -- Six (6) stator slot RTDs


                     .   Gas path temperature devices

                         -- 100 ohm platinum gas path RTDs

                         -- Single element temperature sensors

                         -- Two(2) cold gas

                         -- Two(2) hot gas


                     .   Bearing temperature devices

                         -- Chromel alumel (type K) thermocouples

                         -- Dual element temperature sensors

                         -- Two (2) bearing metal temperature sensors per
                            bearing


                     .   Lube oil system temperature devices

                         -- Chromel alumel type K) thermocouples

                         -- Dual element temperature sensors

                         -- One (1) bearing drain temperature sensor per drain


        7.2.6        Packaging, Enclosures, and Compartments

                     .   Paint and preservation

                         -- Standard alkyd beige primer

                         -- Terminal enclosure shipped separate

                     .   Neutral terminal enclosure

                         -- Convection cooled

                         -- Neutral tie

                         -- Neutral CTs

                         -- Neutral ground equipment mounted in enclosure

                     .   Collector compartment/enclosure

                         -- Collector compartment/enclosure shipped installed

                         -- Outdoor

                         -- Exciter enclosure for brushless exciter

                     .   Compartment lighting and outlets

                         -- AC lighting


                                     GE Scope of Supply               Page 7.10
                                     ------------------------------------------
                                     Firm Proposal    92746G1 (07/00) Rev. 0 rb

                         - Turbine end

                         -- Collector compartment

                      -- DC lighting

                         --   Turbine end

                         -- Collector compartment

                      -- Convenience outlets

                         -- Collector compartment


                   .  Foundation hardware

                      -- Generator foundation plates

                      -- Generator shims

                      -- Generator alignment key(s) - collector end

                      -- Generator alignment key(s) - turbine end

        7.2.7      Electrical Equipment

                   .  Motors

                      -- TEFC motors

                      -- Coated with antifungal material for protection in
                         tropical areas

                      -- High ambient motor insulation

                      -- Motor heaters connected to ac power

                      -- Energy saver motors

                      -- Extra severe duty motors

                      -- Cast iron motor housings


                   .  Heaters

                      -- Generator stator heaters

                      -- Terminal enclosure heaters


        7.2.8      Generator Excitation Systems, Static Components

                   .  EX2000BR brushless field excitation regulator

                      -- Regulator skid mounted with turbine control panel


        7.2.8.1    Excitation Module Features

                   .  Control/monitor/display through TCP

                      -- Voltage matching in turbine control system

                                      GE SCOPE of Supply              Page 7.11
                                      -----------------------------------------
                                      Firm Proposal     92746G1 (07/00) Rev.0br

                         -- Selection of automatic or manual regulator

                         -- Raise-lower of the active regulator setpoint

                         -- Enter setpoint command

                         -- Display field amps

                         -- Display field volts

                         -- Display transfer volts


                      .  Built-in diagnostic display panel

                         -- Automatic voltage regulator (AVR)

                         -- Manual voltage regulator (FVR)

                         -- Automatic and manual bi-directional tracking

                         -- Reactive current compensation (RCC)

                         -- Volts per hertz limiter (V/Hz LIM)

                         -- Volts per hertz protection (24EX) (Backup to 24G)

                         -- Over excitation limiter (OEL)

                         -- Offline/online over excitation protection (76EX)

                         -- Under excitation limiter (UEL)

                         -- Generator overvoltage protection (59EX)

                         -- Generator field ground detector trip (64FT)

                         -- Diode fault monitor (58EX)

                         -- Bridge over-temperature (26EX)

                      . Dual source internal bulk power supply

                      . Millivolt shunt for field

                      . Surge protection


                         -- Two phase current sensing

                         -- Three phase voltage sensing

                         -- Single pole dc field contactor/bridge

                         -- Bridge disconnect; ac no load

                      .  Power system stabilizer


        7.2.8.2       Performance

                      . 0.5 response ratio and 140% VFFL (100(degree)C) ceiling @ Vt = 1.0pu


                                      GE Scope of Supply             Page 7.12
                                      ----------------------------------------
                                      Firm Proposal  92746G1 (07/00) Rev. 0 rb

        7.2.9     Generator Medium Voltage Enclosure

                  . Metal clad switchgear compartment

                  . 1000 MVA/5000 A at 40(degree)C generator breaker

                  . Breaker rollout

                  . Dual generator breaker trip coils

                  . Lightning arresters

                  . Power leads straight through switchgear compartment

                  . Non segregated bus duct for outgoing power connection


        7.2.10    Generator Current Transformers and Potential Transformers


                  . Current transformers (CTs)

                    -- C200 current transformers (CTs)

                    -- Line side CTs

                       -- CT 13, 14, 15 (miscellaneous functions)

                       -- CT 16, 17, 18 (miscellaneous functions)

                       -- CT 21, 22, 23 (generator differential relay)

                       -- CT 60, 61, 62 (breaker failure relay)

                    -- CT ratio - 8000:5A

                    -- Neutral CTs

                       -- CT1, CT2, CT3

                       -- CT4, CT5, CT6

                       -- CT7, CT8, CT9

                       -- CT10, CT11, CT12


                  . Potential transformers (PTs)

                    -- Fixed

                    -- VT1, breaker high side

                    -- VT2, generator line side

                    -- VT4, generator line side

                                    GE Scope of Supply               Page 7.13
                                    ------------------------------------------
                                    Firm Proposal    92746G1 (07/00) Rev. 0 rb

________________________________________________________________________________

7.3     Gas Turbine-Generator Controls and Electric Auxiliaries

        7.3.1 Control Cab/Packaged Electric and Electronic Control Compartment (PEECC)

                  . Control panels mounted on a common skid

                  . Weatherproof, climate controlled, base mounted enclosure

                  . Supplemental wall-mounted air conditioner


        7.3.2     Gas Turbine Control System Panel Features

                  . Triple modular redundant (TMR)

                  . Skid mounted control panels

                  . Auto/manual synchronizing module with synchronizing check function

                  . Generator stator overtemperature alarm (49)

                  . Droop control

                  . Load limiter

                  . Purge cycle

                  . Customer alarm/trip contact for CRT display

                  . Additional customer input contacts (digital), as available

                  . Additional customer output contacts (digital), as available

                  . Provision for analog inputs from customer, as available

                  . Provision for analog outputs to customer, as available

                  . Vibration alarm readout and trip

                  . Electrical overspeed protection

                  . Constant settable droop

                  . Manual set point preselected load

                  . Air flow calculation and readout

                                     GE Scope of Supply              Page 7.14
                                     -----------------------------------------
                                     Firm Proposal   92746G1 (07/00) Rev. 0 rb

        7.3.3     Local Operator Station

                  .  Commercial grade personal computer

                  .  Color monitor

                     -- Table top

                     -- 20 in. screen

                  .  Mouse cursor control

                  .  Table top AT 101 keyboard

                  .  Printer

                     -- 24 pin dot matrix

                  .  Display in English language

                  . 50 ft of Arcnet cable between gas turbine control system panel and local operator interface HMI for indoor use


        7.3.4     Remote Control and Monitoring Systems

                  .  RS232C two way serial link (MODBUS) via remote HMI

                  .  One remote HMI

                  .  Commercial grade personal computer

                  .  Color monitor

                     -- Table top

                     -- 20 in. screen

                  .  Mouse cursor control

                  .  Table top AT 101 keyboard

                  .  Printer

                     -- 24 pin dot matrix


        7.3.5     Rotor, Bearing and Performance Monitoring Systems

                  .  Performance monitoring systems

                     -- Performance monitoring sensors wired to gas turbine
                        control system

                  .  Vibration sensors

                                     GE Scope of Supply               Page 7.15
                                     ------------------------------------------
                                     Firm Proposal    92746G1 (07/00) Rev. 0 rb

                         -- Velocity vibration sensors

                         -- Proximity vibration sensors

                     .   Bently Nevada 3300 monitor

                         -- Relay outputs wired to gas turbine control panel

                         -- Mounted with generator control panel

                     .   Bearing thermocouples

                         -- Bearing drain thermocouples

                         -- Bearing metal thermocouples

                     .   Borescope access holes

          7.3.6      Generator Control Panel

          7.3.6.1    Generator Control Panel Hardware

                     .   Mounted in PEECC

                     .   Skid mounted with turbine panel

                     .   DGP without test plug capability

                     .   DGP without ModBus communication interface

                     .   DGP with communication interface

                     .   DGP with oscillography capture

                     .   DGP with redundant internal power supply

                     .   Generator breaker trip switch (52G/CS)

                     .   Humidity sensor readout

                     .   Hazardous atmosphere detector readout

                     .   Bentley Nevada vibration monitor(s)

          7.3.6.2    Digital Generator Protection System (DGP)

                     .   Generator overexcitation (24)

                     .   Generator undervoltage (27G)

                     .   Reverse power/anti-motoring (32-1)


GE PROPRIETARY INFORMATION                GE Scope of Supply          Page 7.16
                                          -------------------------------------
                                          Firm Proposal

                     .   Loss of excitation (40-1,2)

                     .   Current unbalance/negative phase sequence (46)

                     .   System phase fault (51V)

                     .   Generator overvoltage (59)

                     .   Stator ground detection (64G1)/(59GN)

                     .   Generator over/under frequency (81O-1, 81U-1)

                     .   Generator differential (87G)

                     .   Voltage transformer fuse failure (VTFF)

     7.3.6.3         Generator Protection Discrete Relays

                     .   Synchronizing undervoltage relay (27BS-1,2)

                     .   Breaker failure protection relay (50/62BF, 62BF)

                     .   Breaker or lockout trip coil monitor relay (74)

                     .   DC tripping bus, blown fuse protection relay (74-2)

                     .   Generator differential lockout relay (86G-1)

                     .   Second generator lockout relay (86G-2)

     7.3.6.4         Auxiliary Transformer Protection

                     .   Power phase fault relay (50/51AT-4)

                     .   Transformer ground fault relay (51TN-2)

                     .   Transformer fault pressure switch relay (63PTX-2)

                     .   Lockout relay (86AT)

     7.3.6.5         Features Integrated Into Gas Turbine Control System

                     . Gas turbine control system with speed matching, synchronization and check

                     . Manual synchronization displayed on gas turbine control system

                                      GE Scope of Supply               Page 7.17
                                      ------------------------------------------
                                      Firm Proposal    92746G1 (07/00) Rev. 0 rb

                     . Auto/manual synchronizing module displayed on gas turbine control system

                     .   Load control in gas turbine control system


                     .   Temperature indication for generator RTDs

                     .   Generator voltage matching (90VM)

     7.3.6.6         Generator Control Panel Metering

                     .   Generator digital multimeter

                         -- VM - Generator volts

                         -- AM - Generator Amps: Phase 1,2,3 and Neutral

                         -- MW - Generator MegaWatts

                         -- MVAR - Generator MegaVARs

                         -- FM - Generator frequency

                         -- MVA - Generator MVA

                         -- PF - Generator power factor

     7.3.6.7         Generator Control Panel Transducers

                     . Generator watt/VAR transducer 4-20 mA output for input to TCP (96GG-1)

                     . Generator TCP/droop control transducer 4-20 mA output (96GW-1)

                     .   Generator multitransducer 4-20 mA 10 customer outputs
                         (96M)

     7.3.7           Generator Protection

                     .   Generator electrical protection equipment

                         --   Ground brush rigging

     7.3.8           Transformers

                     .   Oil filled

                     .   Outdoor (NEMA 3R) transformer

                     .   Auxiliary transformer, aluminum windings

                     .   Auxiliary transformer

                                    GE Scope of Supply                Page 7.18
                                    --------------------------------------------
                                    Firm Proposal     92746G1 (07/00) Rev. 0 rb

                         -- Load distribution center

     7.3.9           Batteries and Accessories

                     .   Lead acid battery

                     .   Single phase battery charger

                     .   Second battery charger

                     .   Battery and charger mounted in the PEECC

     7.3.10          Motor Control Center

                     .   MCC mounted in control cab/PEECC

                     .   Tin-plated copper bus-work

                     .   42 kA bracing

                     .   480V 60 Hz auxiliary power

     7.3.11          Motor Features

                     .   TEFC motors less than or equal to 200 hp

                     . Coated with antifungal material for protection in tropical areas

                     .   High ambient motor insulation o Energy saver motors

                     .   Extra severe duty motors

                     .   Cast iron motor housings

                     .   All redundant motors to be lead/lag

                     .   Motor heaters

                         --   Rated 110/120 volts, 50/60 Hz

                     .   WP starting motor

________________________________________________________________________________
7.4 Services

                     .   Technical advisory services

                                        GE Scope of Supply             Page 7.19
                                        ----------------------------------------
                                        Firm Proposal  92746G1 (07/00) Rev. 0 rb

                     .   Customer training by field service

                     .   Transportation

                         --  Domestic freight

                         --  Generator shipped with rotor installed

                     .   Documentation

                         -- Up to 10 sets of English language service manuals per station, including Operation, Maintenance and Parts volumes

                     .   Turbine maintenance tools

                         -- Guide pins (for removal or replacement of bearing caps, compressor casing and exhaust frame)

                         --  Fuel nozzle wrenches

                         --  Fuel nozzle test fixture

                         --  Spark plug electrode tool

                         --  Clearance tools

                         --  Fuel nozzle staking tool

                         --  Combustion liner tool

                         --  Bearing and coupling disassembly fixture

                         --  Basic maintenance tools and cart

                         --  Hydraulic tools for removal of casing bolts

                     .   Generator maintenance tools (1 set per site)

                         --  Rotor lifting slings

                         -- Rotor removal equipment including shoes, pans, pulling devices

                     .   Installation equipment

                         --  Trunions for generator

                         --  On permanent basis

                         --  Foundation/installation washer and shim packs

                     .   Electrical System Studies

                         -- All electrical system integration/setting studies by customer, except as follows

                         --  Settings for generator: DGP, 27BS, and 59BN relays

                         --  Power system stabilizer tuning study

                         --  Power system stabilizer (PSS) site testing


                                    GE Scope of Supply               Page 7.20
                                    -------------------------------------------
                                    Firm Proposal     92746G1 (07/00) Rev. 0 rb

                                GE Power Systems


                               8.      Turbine-Generator

_______________________________________________________________________________
8.1 Gas Turbine Systems

                               The MS7001(EA) gas turbine has a single shaft, bolted rotor with the generator connected to the gas turbine at the turbine or "hot" end. Major components of the MS7001(EA) are described below.

           8.1.1               Compressor Section

                               The axial flow compressor has 17 stages with modulating inlet guide vanes and provides a 12.6 to 1 pressure ratio. Interstage air extraction is used for cooling and sealing air for turbine nozzles, wheelspaces, and bearings, and for surge control during start up.

           8.1.1.1             Compressor Rotor

                               The compressor rotor consists of a forward stub shaft with the 1st stage rotor blades, a fifteen blade and wheel assembly for stages 2 to 16, and an aft stub shaft with the stage 17 rotor blades. Rotor blades are inserted into broached slots located around the periphery of each wheel and wheel portion of the stub shaft. The rotor assembly is held together by fifteen axial bolts around the bolting circle. The wheels are positioned radially by a rabbeted fit near the center of the discs. Transmission of torque is accomplished by face friction at the bolting flange.

                               Selective positioning of the wheels is made during assembly to reduce the rotor balance correction. The compressor rotor is dynamically balanced after assembly and again after the compressor and turbine rotors are mated. They are precision balanced prior to assembly into the stator.

           8.1.1.2             Compressor Blade Design

                               The airfoil shaped compressor rotor blades are designed to compress air efficiently at high blade tip velocities. These forged blades are attached to their wheels by dovetail connections. The dovetail is accurately machined to maintain each blade in the desired location on the wheel.

                               The blades in the first two stages of the compressor are Carpenter 450, a martenistic stainless steel with superior strength and corrosion resistance, which does not require a coating.

                                      Turbine-Generator                 Page 8.1
                                      ------------------------------------------
                                      Firm Proposal    92746G1 (07/00) Rev. 0 rb

                     Stator blades utilize square bases for mounting in the casing slots. Blade stages zero through four are mounted by axial dovetails into blade ring segments. The blade ring segments are inserted into circumferential grooves in the casing and are secured with locking rings.

8.1.1.3              Compressor Stator

                     The casing is composed of three major subassemblies: the inlet casing, the compressor casing, and the compressor discharge casing. These components in conjunction with the turbine shell, exhaust frame/diffuser, and combustion wrapper form the compressor stator.

                     The casing bore is maintained to close tolerances with respect to the rotor blade tips for maximum aerodynamic efficiency. Borescope ports are located throughout the machine for component inspection. In addition all casings are horizontally split for ease of handling and maintenance.

8.1.1.3.1            Inlet Casing

                     The primary function of the inlet casing, located at the forward end of the gas turbine, is to direct the air uniformly from the inlet plenum into the compressor. The inlet casing also supports the number 1 radial bearing and thrust bearing assembly and the variable inlet guide vanes, located at the aft end.

8.1.1.3.2            Compressor Casing

                     The compressor casing contains compressor stages 1 through
                     12. Extraction ports in the casing allow bleeds to the exhaust plenum during start-up and extraction of air to cool the second and third stage nozzles.

8.1.1.3.3            Compressor Discharge Casing

                     The compressor discharge casing contains 13th- through 17th- stage compressor stators and one row of exit guide vanes. It also provides an inner support for the first-stage turbine nozzle assembly and supports the combustion components. Air is extracted from the compressor discharge plenum to cool the stage one nozzle vane, retaining ring, and shrouds.

                     The compressor discharge casing consists of two cylinders connected by radial struts. The outer cylinder is a continuation of the compressor casing and the inner cylinder surrounds the compressor aft stub shaft. A diffuser is formed by the tapered annulus between the outer and inner cylinders. The compressor

                                    Turbine-Generator                  Page 8.2
                                    --------------------------------------------
                                    Firm Proposal      92746G1 (07/00) Rev. 0 rb
                     discharge casing is joined to the combustion wrapper at the flange on its outermost diameter.

     8.1.2           Turbine Section

                     In the three stage turbine section, energy from hot pressurized gas produced by the compressor and combustion section is converted to mechanical energy. The turbine
                     section is comprised of the combustion wrapper, turbine rotor, turbine shell, exhaust frame, exhaust diffuser, nozzles and diaphragms, stationary shrouds, and aft (number
                     3) bearing assembly.

     8.1.2.1         Turbine Rotor

                     The turbine rotor assembly consists of a forward shaft, three turbine wheels, two turbine spacer wheels, and an aft turbine shaft which includes the number 3 journal bearing. The forward shaft extends from the compressor rotor aft stub shaft flange to the first stage turbine wheel. Each turbine wheel is axially separated from adjacent stage(s) with a spacer wheel. The spacer wheel faces have radial slots for cooling air passages, and the outer surfaces are machined to form labyrinth seals for interstage gas sealing.

                     Selective positioning of rotor members is performed during assembly to minimize balance corrections of the assembled rotor. Concentricity control is achieved with mating rabbets on the turbine wheels, spacers, and shafts. Turbine rotor components are held in compression by bolts. Rotor torque is accomplished by friction force on the wheel faces due to bolt compression.

                     The turbine rotor is cooled by air extracted from compressor stage 17. This air is also used to cool the turbine first- and second-stage buckets plus the rotor wheels and spacers.

     8.1.2.2         Turbine Bucket Design

                     The first-stage buckets use forced air convection cooling in which turbulent air flow is forced through integral cast-in serpentine passages and discharged from holes at the tip of the trailing edge of the bucket. Second-stage buckets are cooled via radial holes drilled by a shaped tube electromechanical machining process. Third-stage buckets do not require air cooling.

                     First-stage buckets are coated for corrosion protection. Second- and third-stage buckets have integral tip shrouds which interlock buckets to provide vibration damping and seal teeth that reduce leakage flow. Turbine buckets are attached to the wheel with fir tree dovetails that fit into matching cutouts at

                                      Turbine-Generator                Page 8.3
                                      ------------------------------------------
                                      Firm Proposal    92746G1 (07/00) Rev. 0 rb
                     the rim of the turbine wheel. Bucket vanes are connected to the dovetails by shanks which separate the wheel from the hot gases and thereby reduce the temperature at the dovetail.

                     The turbine rotor assembly is arranged to allow buckets to be replaced without having to unstack the wheels, spacers selectively positioned such that they can be replaced individually or in sets without having to rebalance the wheel assembly.

     8.1.2.3         Turbine Stator

                     The turbine stator is comprised of the combustion wrapper, turbine shell, and the exhaust frame. Like the compressor stator, the turbine stator is horizontally split for ease of handling and maintenance. (The aft diffuser is not split.)

     8.1.2.3.1       Combustion Wrapper

                     The combustion wrapper, located between the compressor discharge casing and the turbine shell, facilitates removal and maintenance of the transition pieces and stage one nozzle.

     8.1.2.3.2       Turbine Shell

                     The turbine shell provides internal support and axial and radial positions of the shrouds and nozzles relative to the turbine buckets. This positioning is critical to gas turbine performance. Borescope ports are provided for inspection of buckets and nozzles.

     8.1.2.3.3       Exhaust Frame

                     The exhaust frame is bolted to the aft flange of the turbine shell and consists of an outer and an inner cylinder interconnected by radial struts. The inner cylinder supports the number 3 bearing. The tapered annulus between the outer and inner cylinders forms the axial exhaust diffuser. Gases from the third stage turbine enter the diffuser where the velocity is reduced by diffusion and pressure is recovered, improving performance.

                     Cooling of the exhaust frame, number 3 bearing, and diffuser tunnel is accomplished by off-base motor-driven blowers.

                               Turbine-Generator                        Page 8.4
                               -------------------------------------------------
                               Firm Proposal           92746G1 (07/00) Rev. 0 rb

     8.1.2.4         Turbine Nozzle Design

                     The turbine section has three stages of nozzles (stationary blades). The first-and second-stage nozzles are cooled by a combination of film cooling (gas path surface), impingement cooling, and convection cooling in the vane and sidewall regions. The third stage is not cooled.

                     Both the first- and second-stage nozzles consist of 24 segments with two vanes in each. The third stage has 32 segments with two vanes in each. First-stage turbine nozzle segments are contained by a retaining ring which remains centered in the turbine shell. The second- and third-stage nozzle segments are held in position by radial pins from the shell into axial slots in the nozzle outer sidewall.

     8.1.2.5         Bearings

                     The MS7001(EA) gas turbine contains three journal bearings to support the turbine rotor and one dual direction thrust bearing to maintain the rotor-to-stator axial position. The bearings are located in three housings: one at the inlet, one in the discharge casing and one at the center of the exhaust frame. All bearings are pressure lubricated by oil supplied from the main lubrication oil system. The number 1 bearing (journal and thrust) is accessed by removing the top half of the compressor inlet casing, while number 2 is accessed during major overhaul. The number 3 bearing is readily accessible through the tunnel along the centerline of the exhaust diffuser. Bearing protection includes vibration sensors and drain oil temperature thermocouples.

     8.1.3           Combustion System

                     The combustion system uses a reverse flow, multi-chamber (can annular) design in which combustion chambers are arranged around the periphery of the compressor discharge casing. Combustion chambers are connected to adjacent chambers by crossfire tubes as illustrated below.

                     Each chamber contains fuel nozzles and a combustion liner. Specific chambers also contain spark plugs and flame detectors. Transition pieces connect the combustion liners to the turbine nozzles. Each combustion liner, fuel nozzle, and transition piece may be individually replaced if needed for maintenance.

                     These major components of the combustion system are described below.

                                   Turbine-Generator                    Page 8.5
                                   ---------------------------------------------
                                   Firm Proposal       92746G1 (07/00) Rev. 0 rb

                                Multi Can Design
                                   (Typical)


                                    [DIAGRAM]


8.1.4          Dry Low NOx Combustor

               The Dry Low NOx (DLN) combustor is dual stage, multi-mode combustor. The major components of the combustor are arranged to form two stages in the combustor as illustrated below. Multiple primary fuel nozzles are located around the circumference of the primary zone. A single secondary nozzle is located along the centerline of the combustor within the centerbody. A venturi assembly is also included in the second stage.


                                       Turbine-Generator                Page 8.6
                                       -----------------------------------------
                                       Firm Proposal    92746G1 (07/00)Rev. 0 rb

                         Dry Low NOx Combustion System
                                   (Typical)


                                   [DIAGRAM]



              The various modes of combustion using the DLN combustor are described below.

8.1.4.1.1      Primary Mode

               The primary zone is utilized as a diffusion burning zone for ignition and low load operation.

8.1.4.1.2      Lean-Lean Mode

               At a given fuel/air ratio in the combustor, fuel is introduced through the secondary fuel nozzle and flame is established in the secondary zone of the combustor. NOx emissions are lowered somewhat in this mode as compared to that of the primary mode.

8.1.4.1.3      Premixed Mode

               When the combustor fuel/air ratio is sufficient to support a premixed (low NOx) flame, a transfer sequence occurs. All of the fuel is first directed through the secondary nozzle in order to extinguish the flame in the primary zone. Fuel is then reintroduced through the primary nozzles and the primary zone

                                    Turbine-Generator                   Page 8.7
                                    --------------------------------------------
                                    Firm Proposal      92746G1 (07/00) Rev. 0 rb
              becomes a premixing zone. A premixed flame is established in the secondary zone, anchored by the venturi flame holder.
              The venturi also accelerate the flow between the primary and secondary zone which prevents the flame from "flashing back" into the primary zone. The fuel is split between the primary and secondary fuel nozzles to optimize the emissions performance of the combustor. Premixed operation is utilized for mid to full load operation on gas fuel only.

8.1.4.2       Combustion Liners

              Within each combustion chamber is a cylindrical liner or a liner made up of two cylindrical sections with a conical transition section between the two. Discharge air from the axial-flow compressor flows forward along the outside of the combustion liner, as guided by the flow sleeve. Liner cooling is achieved via film cooling with annular slots distributed along the length of the combustion liner.

              Thermal barrier coatings are applied to the inner walls of the combustion liners for longer inspection intervals.

              Air enters the combustor through a variety of holes in the liner and cap and swirlers which are typically a part of the fuel nozzles. Depending on the injection location, air is utilized for the actual combustion process, for cooling, or as dilution to tailor the exhaust gas profile.

8.1.4.3       Transition Pieces

              Transition pieces direct hot gases from the liners to the turbine nozzles. The transition pieces have a circular inlet for the combustion liners and transition to an annular segment at the exit for the turbine nozzles. Seals are utilized at both connection locations to control leakage flows.

8.1.4.4       Spark Plugs

              Combustion is initiated by discharge from two electrode spark plugs each in a different combustion chamber. At the time of firing, a spark at one or both of these plugs ignites a chamber.

8.1.4.5       Crossfire Tubes

              The combustion chambers are interconnected by means of crossfire tubes. These tubes enable flame from the fired chambers containing spark plugs to propagate to the unfired chambers.


                                       Turbine-Generator                Page 8.8
                                       -----------------------------------------
                                       Firm Proposal   92746G1 (07/00) Rev. 0 rb

8.1.4.6             Ultraviolet Flame Detectors

                    The control system continuously monitors for presence or absence of flame. Cooled flame detectors are installed in four combustors.

8.1.4.6.1.1         Fuel Flow Monitoring Equipment

                    The following fuel flow equipment is provided for integration by the customer into the fuel supply line:

                    .   Gas

                        -- Meter tube and orifice with delta P transducers for
                           flow indication

                        -- Transmitter for supply temperature indication

                        -- Static pressure transducer

8.1.5               Fuel System

8.1.5.1             Gas Fuel System

                    The gas fuel system modulates the gas fuel flow to the turbine. Proper operation of the gas fuel system requires that the gas be supplied to the gas fuel control system at the proper pressure and temperature. The pressure is required to maintain proper flow control. The fuel gas temperature must ensure that the required hydrocarbon superheat is maintained. For discussion of fuel gas supply requirements in the Reference Documents - Process Specification Fuel Gases for Combustion in Heavy-Duty Gas Turbines. Major system components, as shown in the illustration which follows, are described below.

                                       Turbine-Generator                Page 8.9
                                       -----------------------------------------
                                       Firm Proposal   92746G1 (07/00) Rev. 0 rb

                                Gas Fuel System
                                   (Typical)


                                   {DIAGRAM]



8.1.5.1.1            Strainer

                     A duplex strainer is used to remove impurities from the gas. A pressure switch which monitors the differential across the strainers will signal an alarm through the gas turbine control system when the pressure drop across the strainer indicates cleaning is required.

8.1.5.1.2            Fuel Gas Stop/Speed Ratio and Control Valves

                     The fuel gas stop/speed ratio and control valves allow fuel flow when the turbine starts and runs, control the fuel flow, and provide protective fuel isolation when the turbine is shutdown. In systems with multiple control valve configuration, the control valves also maintain the fuel split among the fuel nozzles.

8.1.5.1.3            Vent Valve

                     When the gas fuel system is shut off, both the stop valve and the control valve(s) are shut. A vent valve is opened between the stop valve and the control valve(s). The vent valve permits the fuel gas to exit to the atmosphere when the turbine is shutdown or switched to an alternate fuel.


                                     Turbine-Generator                 Page 8.10
                                     -------------------------------------------
                                     Firm Proposal     92746G1 (07/00) Rev. 0 rb

8.1.5.1.4            Flow Measurement System

                     The gas fuel flow measurement system uses a flow metering tube with precision orifice. The pressure drop across the orifice is used to determine the fuel flow. To accommodate the large flow turndown, two delta-pressure transducers with different, but over-lapping ranges, are used.

8.1.5.1.5            Fuel Manifold and Nozzles

                     The fuel manifold connects the gas fuel nozzles which distribute the gas fuel into the combustion chambers. For staged combustion systems, more than one manifold is used.

8.1.5.1.6            Piping

                     The gas fuel system uses stainless steel fuel gas piping with carbon steel flanges.

8.1.6                Lubricating and Hydraulic Systems

                     The lubricating provisions for the turbine, generator and accessory gear are incorporated into a common lubrication system. Oil is taken from this system, pumped to a higher pressure, and used in the hydraulic system for all hydraulic oil control system components. The lubrication system includes oil pumps, coolers, filters, instrumentation and control devices, a mist elimination device and an oil reservoir as shown in the system illustration below. Following the illustration is a brief description of the major system components.


                                       Turbine-Generator               Page 8.11
                                       -----------------------------------------
                                       Firm Proposal   92746G1 (07/00) Rev. 0 rb

                                 Lube Oil System
                      MS7001(EA) with Air Cooled Generator
                                    (Typical)

                                   [DIAGRAM]


                                       Turbine-Generator               Page 8.12
                                       -----------------------------------------
                                       Firm Proposal   92746G1 (07/00) Rev. 0 rb

8.1.6.1       Pumps

              The lubrication system relies on several pumps to distribute oil from the oil reservoir to the systems which need lubrication. Similarly, redundant pumps are used to distribute high pressure oil to all hydraulic oil control system components. These and other oil pumps are listed below.

              .   Lubrication oil pumps

                  -- The main lubrication oil gear pump is shaft-driven from the accessory gear.

                  -- A full flow ac motor-driven auxiliary lubrication oil centrifugal pump is provided as backup to the main pump.

                  -- A partial flow, dc motor-driven, emergency lubrication oil centrifugal pump is included as a back-up to the main and auxiliary pumps.

              .   Hydraulic pumps

                  -- The main hydraulic variable displacement piston pump is shaft-driven from the accessory gear.

                  -- An auxiliary ac motor-driven hydraulic pump is provided as backup to the main hydraulic pump.

8.1.6.2       Coolers

              The oil is cooled by dual lubrication oil-to-coolant finned 90-10 Cu-Ni tube heat exchangers with transfer valve. The coolers are U-tube and shell configuration with pull out, removable tube bundles. The coolers have an ASME code stamp.

8.1.6.3       Filters

              Dual, full flow filters with transfer valves clean the oil used for lubrication. Each filter includes a differential pressure transmitter to signal an alarm through the gas turbine control system when cleaning is required. A replaceable cartridge is utilized for easy maintenance. Filters have an ASME code stamp.

              Dual filters with transfer valves clean the oil for the hydraulic system. Each filter includes a differential pressure transmitter to signal an alarm through the gas turbine control system when cleaning is required. A replaceable cartridge is utilized for easy maintenance. Filters have an ASME code stamp.


                                     Turbine-Generator                 Page 8.13
                                     -------------------------------------------
                                     Firm Proposal     92746G1 (07/00) Rev. 0 rb

8.1.6.4              Mist Elimination

                     Lubrication oil mist particles are entrained in the system vent lines by sealing air returns of the gas turbine lubricating system. In order to remove the particles, a lube vent demister is used as an air-exhaust filtration unit. The demister filters the mist particles and vents the air to the atmosphere while draining any collected oil back to the oil reservoir.

                     The lube vent demister assembly consists of a holding tank with filter elements, motor-driven blower, and relief valve. One assembly is provided for the vent line from the lubrication oil reservoir.

8.1.6.5              Oil Reservoir

                     The oil reservoir has a nominal capacity of 2500 gallons (9463 liters) and is mounted within the accessory base. It is equipped with lubrication oil level switches to indicate full, empty, high level alarm, low level alarm, and low level trip. In addition the following are mounted on the reservoir:

                     .  Oil tank thermocouples

                     .  Oil heaters

                     .  Oil filling filter

                     .  Oil reservoir drains

8.1.7                Inlet System

8.1.7.1              General

                     Gas turbine performance and reliability are a function of the quality and cleanliness of the inlet air entering the turbine. Therefore, for most efficient operation, it is necessary to treat the ambient air entering the turbine and filter out contaminants. It is the function of the air inlet system with its specially designed equipment and ducting to modify the quality of the air under various temperature, humidity, and contamination situations and make it more suitable for use. The inlet system consists of the equipment and materials defined in the Scope of Supply chapter of this proposal. The following paragraphs provide a brief description of the major components of the inlet system.


                                      Turbine-Generator                Page 8.14
                                      ------------------------------------------
                                      Firm Proposal    92746G1 (07/00) Rev. 0 rb

8.1.7.2         Inlet Filtration

8.1.7.2.1       Inlet Filter Compartment

                The self-cleaning inlet filter compartment utilizes high efficiency media filters which are automatically cleaned of accumulated dust, thereby maintaining the inlet pressure drop below a preset upper limit. This design provides single-stage high efficiency filtration for prolonged periods without frequent replacements. Appropriate filter media is provided based on the site specific environmental conditions.

                Dust-laden ambient air flows at a very low velocity into filter modules which are grouped around a clean-air plenum. The filter elements are pleated to provide an extended surface. The air, after being filtered, passes through venturis to the clean air plenum and into the inlet ductwork.

                As the outside of the filter elements become laden with dust, increasing differential pressure is sensed by a pressure switch in the plenum. When the setpoint is reached, a cleaning cycle is initiated. The elements are cleaned in a specific order, controlled by an automatic sequencer.

                The sequencer operates a series of solenoid-operated valves, each of which controls the cleaning of a small number of filters. Each valve releases a brief pulse of high pressure air into a blowpipe which has orifices located just above the filters. This pulse shocks the filters and causes a momentary reverse flow, disturbing the filter cake. Accumulated dust breaks loose, falls, and disperses. The cleaning cycle continues until enough dust is removed for the compartment pressure drop to reach the lower setpoint. The design of the sequencer is such that only a few of the many filter elements are cleaned at the same time. As a consequence, the airflow to the gas turbine is not significantly disturbed by the cleaning process.

                The filter elements are contained within a fabricated steel enclosure which has been specially designed for proper air flow management and weather protection.

                Self-cleaning filters require a source of clean air for pulse-cleaning. Compressor discharge air is used as the pulse air source for filter cleaning. It is reduced in pressure, cooled and dried. This air is already clean because it has been filtered by the gas turbine's inlet air filter. When compressor discharge air is used to pulse the filter, cleaning is possible only when the gas turbine is running.


                                     Turbine-Generator                Page 8.15
                                     -------------------------------------------
                                     Firm Proposal     92746G1 (07/00) Rev. 0 rb

   8.1.7.2.2   Evaporative Cooler

               The evaporative cooler is used in applications where significant operation occurs in the hot months and where low relative humidities are common. With evaporative cooling, water is added to the inlet air and, as the water evaporates, the air is cooled. The amount of water required for evaporative cooling depends upon the airflow through the turbine, the temperature and humidity of the ambient air, the amount of hardness in the water and the blowdown rate. The exact increase in power available from the gas turbine is dependent upon the site conditions.

               The cooler consists of a water distribution system and media packed blocks made of corrugated layers of fibrous material. Water is distributed over the blocks through one set of channels and the air passes over alternate channels. The air side is wetted by the wicking action of the media. A drift eliminator is installed downstream of the media blocks. This system minimizes water carryover.

               The evaporative cooler includes the following:

               . PVC piping

               . Cast iron pump frames

               . Electronic conductivity control for blowdown adjustment

               . Non-redundant water distribution pump(s)

               . Redundant (lead/lag) water distribution pump(s)

   8.1.7.3     Inlet System Instrumentation

   8.1.7.3.1   Inlet System Differential Pressure Indicator

               Standard pressure drop indicator (gauge) displays the pressure differential across the inlet filters in inches of water.

   8.1.7.3.2   Inlet System Differential Pressure Alarm

               When the pressure differential across the inlet filters reaches a preset value, an alarm is initiated. This alarm may signify a need to change the filter elements.


                               Turbine-Generator                       Page 8.16
                               -------------------------------------------------
                               Firm Proposal           92746G1 (07/00) Rev. 0 rb

     8.1.8     Exhaust System

               The side and up exhaust system arrangement includes the exhaust plenum, expansion joint, ducting, silencing and stack. After exiting the last turbine stage, the exhaust gases enter an exhaust diffuser section which terminates in a series of turning vanes directing the gases from an axial to a radial direction into the plenum. The gas then flows to the side, into the exhaust ducting, and into the stack. The exhaust gas then exits to atmosphere.

     8.1.9     Couplings

     8.1.9.1   Accessory Drive System

               The auxiliary components driven directly by the accessory gear are:

               . Lubricating oil pump

               . Hydraulic oil pump

     8.1.10    Gas Turbine Packaging

     8.1.10.1  Enclosures

               Gas turbine enclosures consist of several connected sections forming an all weather protective housing which may be structurally attached to each compartment base or mounted on an off-base foundation. Enclosures provide thermal insulation, acoustical attenuation, and fire extinguishing media containment. For optimum performance of installed equipment, compartments include the following as needed:

               . Ventilation

               . Heating

               . Cooling

               In addition, enclosures are designed to allow access to equipment for routine inspections and maintenance.

     8.1.10.2  Acoustics

               Measuring procedures will be in accordance with ASME PTC 36 (near field) and/or ANSI B133.8 (far field).


                               Turbine-Generator                       Page 8.17
                               -------------------------------------------------
                               Firm Proposal           92746G1 (07/00) Rev. 0 rb

               For acoustic guarantees, please refer to the Performance Guarantees section of the proposal.

     8.1.10.3  Painting

               The exteriors of all compartments and other equipment are painted with two coats of alkyd primer prior to shipment. The exterior surfaces of the inlet compartment and inlet and exhaust duct are painted with one coat of inorganic zinc primer.

               Interiors of all compartments are painted as well with the turbine compartment interior receiving high-temperature paint. The interior and exterior of the inlet system is painted with zinc rich paint.

     8.1.10.4  Lighting

               AC lighting on automatic circuit is provided in the accessory compartment. When ac power is not available, a dc battery-operated circuit supplies a lower level of light automatically.

               Florescent lighting is also provided in the PEECC.

     8.1.10.5  Wiring

               The gas turbine electrical interconnection system includes on-base wiring, terminal boards, junction boxes, etc. as well as compartment interconnecting cables. Junction boxes are selected to meet the environmental requirement of the Customer but are, in general, of steel or cast aluminum construction. Terminal boards within junction boxes are of the heavy duty industrial type selected for the particular environment in which the junction box is located. On-base gas turbine wire termination uses spring tongue crimped type terminals. Generator wire termination are ring type. Control panel wiring is General Electric type SIS Vulkene insulated switchboard wire, AWG #14-41 Strand SI-57275. Ribbon cables are used as appropriate.

     8.1.11    Fire Protection System

               Fixed temperature sensing fire detectors are provided in the gas turbine and accessory compartments, and #3 bearing tunnel. The detectors provide signals to actuate the low pressure carbon dioxide (CO2) automatic two-zone fire protection system. Nozzles in these compartments direct the CO2 to the compartments at a concentration sufficient for extinguishing flame. This


                               Turbine-Generator                       Page 8.18
                               -------------------------------------------------
                               Firm Proposal           92746G1 (07/00) Rev. 0 rb
               concentration is maintained by gradual addition of CO2 for an extended period.

               The fire protection system is capable of achieving a non-combustible atmosphere in less than one minute, which meets the requirements of the United States National Fire Protection Association (NFPA) #12.

               The supply system is composed of a low pressure CO2 tank with refrigeration system mounted off base, a manifold and a release mechanism. Initiation of the system will trip the unit, provide an alarm on the annunciator, turn-off ventilation fans and close ventilation openings.

   8.1.12      Cleaning Systems

   8.1.12.1    On-Line and Off-Line Compressor Water Wash

               Compressor water wash is used to remove fouling deposits which accumulate on compressor blades and to restore unit performance. Deposits such as dirt, oil mist, industrial or other atmospheric contaminants from the surrounding site environment, reduce air flow, lower compressor efficiency, and lower compressor pressure ratio, which reduce thermal efficiency and output of the unit. Compressor cleaning removes these deposits to restore performance and slows the progress of corrosion in the process, thereby increasing blade wheel life.

               On-line cleaning is the process of injecting water into the compressor while running at full speed and some percentage of load. Off-line cleaning is the process of injecting cleaning solution into the compressor while it is being turned at cranking speed. The advantage of on-line cleaning is that washing can be done without having to shut down the machine. On-line washing, however, is not as effective as off-line washing; therefore on-line washing is used to supplement off-line washing, not replace it.

               The on-base compressor washing features are described and illustrated below.

   8.1.12.1.1  On-Line Manifold and Nozzles

               The on-line washing components consist of two piping manifolds, spray nozzles (one in the forward bellmouth and one in the aft bellmouth), and an on/off control valve which is also controlled by the turbine control panel. The turbine control system is equipped with software to perform an automatic online wash by simply initiating the wash from the turbine control panel.


                               Turbine-Generator                       Page 8.19
                               -------------------------------------------------
                               Firm Proposal           92746G1 (07/00) Rev. 0 rb

   8.1.12.1.2  Off-Line Manifold and Nozzles

               Off-line washing is a manual operation because of the large number of manual valves on the turbine which need to be manipulated in order to perform an offline wash. During off-line washing, cleaning solution (water and/or detergent) is injected into the compressor while it is being turned at crank speed. The cleaning solution is sprayed into the compressor inlet, covering the entire circumference. This should continue until the runoff is free of contaminants.


                 Water Wash Off and On-Line Manifold and Nozzles
                                   (Typical)

                             [DIAGRAM APPEARS HERE]


   8.1.12.1.3  Water Wash Skid

               The off-base water wash skid is used for injecting cleaning solution into the compressor for off-line cleaning. The skid contains a water pump, a detergent storage tank, piping, and a venturi eductor capable of delivering solution at the proper flow, pressure and mix ratio.

               In addition, the water wash skid is equipped with the following features:

               . Water storage tank with freeze protection

               . Immersion heaters to heat the water to 180(degree)F
                 (82(degree)C)

               . Enclosure for outdoor installation

               Typical water wash skid features are shown in the illustration which follows.


                               Turbine-Generator                       Page 8.20
                               -------------------------------------------------
                               Firm Proposal           92746G1 (07/00) Rev. 0 rb

                           Compressor Water Wash Skid
                                   (Typical)

                             [DIAGRAM APPEARS HERE]


   8.1.13      Cooling Water System

               The closed type cooling water system provides pressure regulated and temperature controlled water flow to dissipate heat rejected from the turbine and load equipment including:

               . Lube oil system

               . Turbine support legs

               . Flame detectors

               . Associated MSD skids

               The system is comprised of on-base accessory module and turbine compartment mounted components and an off-base cooling water module.

   8.1.13.1    On-Base Components

               Major components and control devices associated with the accessory module and turbine compartment are as follows:


                               Turbine-Generator                       Page 8.21
                               -------------------------------------------------
                               Firm Proposal           92746G1 (07/00) Rev. 0 rb

               . Water flow regulating valve with capillary temperature sensors
                 (turbine bearing header temperature)

               . Turbine support legs and flame detectors (located in the turbine compartment)

               . Water side interface, i.e., tubes or plates, with lube oil heat exchangers (located in the accessory module)

   8.1.13.1.1  Gas Turbine Base

               . Turbine support legs and flame detectors

   8.1.13.1.2  Miscellaneous Skids

               . Air processing unit (APU)

   8.1.13.2    Cooling Water Module

               The off-base cooling water module is a packaged industrial type sized to accommodate the total water flow and heat rejection requirements of the gas turbine unit, accessories and load equipment. The water module system operates at a positive pressure resulting from the pumping and the recirculation of the system flow water. The module consists of the following major components and control devices:

               . Water surge tank with level indicator

               . Finned tube air-to-water heat exchanger assemblies

               . Motor-driven cooling fans

               . Two (2) motor-driven cooling water pumps

               . "Y" type water strainer

               . Temperature switch

   8.1.13.3    System Operation

               Cooling water from the surge tank is pumped by the primary cooling water pump to the on-base inlet of the generator hydrogen or water coolers. At the outlet of the coolers, the water continues to the bearing header temperature regulating valve, flame detector bodies, and through control orifices to the


                               Turbine-Generator                       Page 8.22
                               -------------------------------------------------
                               Firm Proposal           92746G1 (07/00) Rev. 0 rb
               turbine support legs. The water supplied to the bearing header temperature regulating valve is then circulated to the inlet of the lube oil heat exchanger(s).

               All water exiting from each source is combined into a single return line with the water returned back to a finned tube air-to-water heat exchanger, where it is cooled. Cooling is accomplished by the air flow draft induced by the motor driven cooling fans over the finned tube heat exchanger assemblies.

   8.1.14      Starting System

   8.1.14.1    Electric Motor Start

               The starting system uses an ac motor to bring the gas turbine to self-sustaining speed during the starting cycle. Power is transferred to the gas turbine via a hydraulic torque converter. Sequencing is accomplished by the gas turbine controls.

   8.1.14.2    Cooldown System

               The cooldown system provides uniform cooling of the rotor after shutdown. This is accomplished by furnishing oil from the alternating current motor-driven auxiliary lubrication oil pump to the hydraulic ratchet mounted on the torque converter. The hydraulic ratchet is an electro-hydraulic rotor turning device. Sequencing of the hydraulic ratchet is accomplished by the gas turbine controls with the use of position limit switches with reverse solenoids. The gas turbine is ready to restart, subject to all start permissives being cleared and the ability to re-initiate combustion (approximately 10% rated speed.)

   8.1.15      Miscellaneous Parts

               As a service to the customer and to facilitate an efficient installation of the gas turbine, GE provides for shipment of miscellaneous parts needed during field installation.

               Shipment is in a single weather-tight cargo container. The plywood container, which can be opened from one end, is outfitted with shelves and bins for parts storage. The container comprises what amounts to a "mobile stockroom" and is designed for transport by truck or rail.

               Within the container, each part is packed, identified with its own label or tag, and stowed in an assigned bin or shelf. A master inventory list furnished with the container provides the location of each part for ease in locating the item.


                               Turbine-Generator                       Page 8.23
                               -------------------------------------------------
                               Firm Proposal           92746G1 (07/00) Rev. 0 rb

               An additional box is furnished for the interconnecting piping.

     8.1.16    Tool Cart

               The tool cart contains full standard tool support for maintenance activity from routine monthly through periodic, combustion, hot gas and major inspections. Sufficient dial indicators, gauges, and micrometers are included to conduct all opening and closing clearance checks. Sufficient electrical equipment is included to conduct the normal electrical checks, inspections and calibrations required for gas turbine controls and accessories.

               Hydraulically operated wrenches are included to provide a much faster and more consistent means of removing and replacing casing bolting.

--------------------------------------------------------------------------------
8.2 Generator

               The generator compartment has the same general appearance as the turbine compartment, and provides for maintenance and inspection via doors on the sides of the outdoor enclosure.

               The entire generator is mounted on a single fabricated base, which supports the pedestals, the inner and outer frames, and the brush rigging or the exciter.

               The generator line leads exit the side of the generator stator frame, with the neutral leads exiting the opposite side. A non-segregated bus duct flange allows for connection to either a GLAC or bus duct from the generator or to a switchgear compartment. The neutral tie is made up in the generator neutral accessory compartment that also houses the neutral grounding equipment and neutral current transformers.

     8.2.1     Rotor Design

               The rotor is a simple single-piece forging, pedestal mounted, with tilting pad bearings for smooth operation. The retaining ring is nonmagnetic 18 Cr 18 Mn stainless steel for low losses and high stress-corrosion resistance. The rings are shrunk onto the rotor body, thus eliminating any risk of top turn breakage. A snap ring is used to secure the retaining ring to the rotor body which minimizes the stresses in the tip of the retaining ring. An illustration of the rotor is provided below.


                               Turbine-Generator                       Page 8.24
                               -------------------------------------------------
                               Firm Proposal           92746G1 (07/00) Rev. 0 rb

                                Generator Field
                                    (Typical)

                             [DIAGRAM APPEARS HERE]

               Radial-flow fans are mounted on the centering ring at each end of the rotor. The fan is a high efficiency design, and provides cooling air for the stator winding and core. The rotor winding, which is a directly cooled radial flow design, is self-pumping and does not rely on the fan for air flow.

               The rotor winding fits in a rectangular slot and is retained by non-magnetic steel, full-length wedges. Where cross slots are required on longer rotors, several wedges are used in each slot. The slot insulation is a Class F rigid epoxy glass design that fits into the bottom of the slot. A class F epoxy glass laminate subslot cover locates the lowest turn of the winding. The turns are separated by epoxy glass insulation strips, and the winding is covered by a high-pressure resin laminate creepage block. Please see the field winding support illustration below.


                               Turbine-Generator                       Page 8.25
                               -------------------------------------------------
                               Firm Proposal           92746G1 (07/00) Rev. 0 rb

                                       Field Winding Support
                                             (Typical)

                                             [DIAGRAM]

                     The rotor slot armor, and all the insulation materials in contact with the winding, are full class F materials and are proven reliable materials through use on other generator designs.

                     The rotor winding coils are round cornered, with a single braze in each end strap. This significantly reduces the number of parts in each coil and cuts the number of braze joints by a factor of four. This is typical of the type of production simplification which, in turn, leads to improved quality and reliability.

8.2.2                Stator Design

                     The stator frame is divided into an inner and an outer section, both of which mount on a single base fabrication. The inner frame is a simple structure, designed to support the stator core and winding, while providing some guidance to the air flow in the machine. Mounted rigidly in the inner frame is the stator core made from grain-oriented silicon steel for low loss and high

                                       Turbine-Generator              Page 8.26
                                       ----------------------------------------
                                       Firm Proposal  92746G1 (07/00) Rev. 0 rb
                   permeability. Reliability of core insulation is improved by applying a thermosetting varnish to the punchings. Isolation of the core vibration from the remainder of the structure is accomplished through the use of flexible pads between the feet on the inner frame and the base structure. The combined core and inner frame are designed to have a 4-nodal natural frequency well removed from 100 Hz or 120 Hz.

                   The outer frame is a simple fabricated enclosure, which supports the roof and cooler enclosure and acts as an air guide to complete the ventilation paths. The outer frame further acts as a soundproof enclosure to keep noise levels low. Since the rotor is pedestal mounted, the end shields are simple structures. As with the inner frame, the outer frame is designed to be free of resonances below 80 Hz.

                   The stator winding is a conventional lap-wound design. Insulating materials are those used since the early 1970's, thus maintaining the proven reliability record. The materials are all designed and tested to provide reliable performance at class F temperatures for the life of the machine. Stator bar copper is stranded and insulated with class F materials and is Roebelled for minimum losses. The ground wall insulation is a proven class F system. The exterior of the bar is taped with a conducting armor in the slot section, and a semiconducting grading system is applied to the end arms. In this way the bar is fully protected from the effects of high electrical voltage gradients.

                   The bars are secured in the slots with fillers and top-ripple springs to restrain the bars radially, and with side-ripple springs to increase friction between the bar and the slot wall. The side-ripple springs are also conducting to ensure proper grounding of the bar surface. Electrical connection to the top and bottom bars are made via a brazed connection with solid copper blocks to provide assurance that the connections will not loosen or overheat. Please refer to the stator slot section illustration below.


                                        Turbine-Generator             Page 8.27
                                        ----------------------------------------
                                        Firm Proposal 92746G1 (07/00) Rev. 0 rb

                                      Stator Slot Section
                                          (Typical)
                                          [DIAGRAM]

                     One design improvement made in recent years changed the manner in which the series connection between top and bottom bars is made. Until recently this was accomplished by brazing individual strands together and then solidifying the package with an epoxy. The improved system is to braze all the strands together in a solid block and then to braze top and bottom bars together with solid copper plates. This provides a solid electrical connection and a rugged mechanical joint.

                     The end winding support system is the proven approach used on conventionally cooled stators on all sizes built by GE. The complete end winding structure has been vibration tested to ensure freedom from critical resonances.

8.2.3                Totally Enclosed Water-to-Air Cooled (TEWAC)

                     The generator is cooled by a recirculating air stream cooled by air-to-water heat exchangers. Cold air is initially drawn through a plenum in the frame into the generator radial-flow fans on each end of the generator rotor assembly. Air is then forced by the fans into the air gap and also around the stator core. The stator is divided axially into sections by the web plates and outer wrapper so

                                        Turbine-Generator             Page 8.28
                                        ---------------------------------------
                                        Firm Proposal 92746G1 (07/00) Rev. 0 rb
                   that in the center section cold air is forced from the outside of the core toward the gap through the radial air ducts, and in the end section it passes from the air gap toward the outside of the core through the radial ducts. This arrangement results in substantially uniform cooling of the windings and core.

8.2.4              Lubrication System

                   Lubrication for the generator bearings is supplied from the turbine lubrication system. Generator bearing oil feed and drain interconnecting lines are provided, and have a flanged connection at the turbine end of the generator package for connection to the turbine package.

8.2.5              Instrumentation

                   Pressure switches are provided in the lube oil feed piping at the aft end of the generator for monitoring oil pressure.

                   Six resistance-type temperature detectors, two per phase, are installed in the generator stator winding, with leads brought out to the junction box.

                   Two RTDs are installed in the hot gas path of the cooling air.

                   Two RTDs are installed in the cold gas path of the cooling air.

                   Three velocity-type vibration detectors are provided on the pedestal bearing caps, one at the turbine end and two at the collector end.

                   Proximity probe assemblies are supplied on each bearing pedestal.

8.2.6              Switchgear Compartment

                   The switchgear compartment is a walk-in weather-protected enclosure made of carbon steel with a steel frame around the perimeter designed to support the enclosure. The walls, doors, floor, and ceiling are made of steel panels which are bolted together. The exterior is painted beige with rust inhibited primer and the interior is painted gray.

                   The switchgear is convection or forced-air cooled. In addition, electric space heaters are provided for moisture control.

                   The switchgear compartment is divided into two sections, a high voltage section containing the energized high voltage electrical conductors and a low voltage maintenance walk-in section as described below.

                                        Turbine-Generator             Page 8.29
                                        ---------------------------------------
                                        Firm Proposal 92746G1 (07/00) Rev. 0 rb

8.2.6.1            High Voltage Section

                   The generator power goes straight through the high voltage section with no phase rotation change. The bus runs from the generator incoming non-segregated phase flange connection through the generator breaker (52G) to the customer line connection. Access to this compartment is through bolted access doors. All current carrying conductors are copper.

                   The high voltage section contains the following equipment:

                   . High voltage flange connecting to the generator non-segregated phase bus (500 lb capacity)

                   .   Current transformers (CTs)

                   .   Provision for auxiliary power tap

                   .   Lightning arresters

                   .   High voltage connecting to the line (utility)
                       --   Non seg bus duct outgoing connection

8.2.6.2            Low Voltage Section

                   The low voltage maintenance walk-in section has, a low voltage distribution panel, lights, convenience receptacle, and emergency light. Access to this section is through hinged door(s). The compartment provides access to the following equipment:

                   . 1000 MVA/5000 amp generator circuit breaker (52G)

                   . Control cable terminations

                   . Low voltage output of the VTs and CTs

8.2.6.3            Interface Points

                   The primary interface points to the switchgear compartment are:

                   . Generator power connection - end/side, non-segregated
                     phase bus flange connection

                   . Line power connection (to step-up transformer) - top/roof, non-segregated phase bus flange connection

                   . Provision for auxiliary power tap -
                     bottom/floor, entry through gland plate

                                        Turbine-Generator             Page 8.30
                                        ---------------------------------------
                                        Firm Proposal 92746G1 (07/00) Rev. 0 rb

________________________________________________________________________________

8.3                Gas Turbine-Generator Controls and Electric Auxiliaries

                   8.3.1 Packaged Electronic and Electrical Control Compartment (PEECC)

                               The PEECC is a completely enclosed compartment suitable for outdoor installation. Heating, air conditioning, compartment lighting, power outlets, temperature alarms, and smoke detectors are provided for convenience and protection of the equipment in the PEECC.

                               Electrical monitoring and control of the unit are accomplished by the turbine control panel and the generator control panel, which are mounted on a common skid and located in the PEECC. The customer control local interface is also located in the PEECC. In addition to the control systems, the PEECC also houses the gas turbine motor control centers and batteries, rack and charger (s). The arrangement of the equipment is shown in the typical compartment layout below.


                                       Turbine-Generator              Page 8.31
                                       -----------------------------------------
                                       Firm Proposal   92746G (07/00) Rev. 0 rb

         Packaged Electronic and Electrical Control Compartment (PEECC)
                                    (Typical)

                                  [FLOOR PLAN]

8.3.2                SPEEDTRONIC(TM) Mark V Gas Turbine Control System

                     The gas turbine control system is a state-of-the-art Triple Modular Redundant (TMR) microprocessor control system. The core of this system is the three separate but identical controllers called (R), (S), and (T). All critical control algorithms, protective functions, and sequencing are performed by these processors. In so doing, they also acquire the data needed to generate outputs to the turbine. Protective outputs are routed through the (P) protective module consisting of triple redundant processors (X), (Y), and (Z), which also provide independent protection for certain critical functions such as overspeed.

                     The three control processors, (R), (S), and (t), acquire data from triple-redundant sensors as well as from dual or single sensors. All critical sensors

___________________________

(TM) A trademark of the General Electric Company

                                        Turbine-Generator             Page 8.32
                                        ---------------------------------------
                                        Firm Proposal 92746G1 (07/00) Rev. 0 rb
                   for continuous controls, as well as protection, are triple-redundant. Other sensors are dual or single devices fanned out to all three control processors. The extremely high reliability achieved by TMR control systems is due in considerable measure to the use of triple sensors for all critical parameters.

8.3.2.1            Electronics

                   All of the microprocessor-based controls have a modular design for ease of maintenance. Each module or controller contains up to five cards, including a power supply. Multiple microprocessors reside in each controller which distribute the processing for maximum performance. Individual microprocessors are dedicated to specific I/O assignments, application software communications, etc., and the processing is performed in a real-time, multi-tasking operating system. Communication between the controller's five cards is accomplished with ribbon cables and gas-tight connectors. Communication between individual controllers is performed on high-speed Arcnet links.

8.3.2.2            Shared Voting

                   Software Implemented Fault Tolerance (SIFT) and hardware voting are utilized by the SPEEDTRONIC Mark V TMR control system. At the beginning of each computing time frame, each controller independently reads its sensors and exchanges these data with the data from the other two controllers. The median value of each analog input is calculated in each controller and then used as the resultant control parameter for that controller. Diagnostic algorithms monitor a predefined deadband for each analog input to each controller, and if one of the analog inputs deviates from this deadband, a diagnostic alarm is initiated to advise maintenance personnel.

                   Contact inputs are voted in a similar manner. Each contact input connects to a single terminal point and is parallel wired to three contact input cards. Each card optically isolates the 125 or 24 V dc input, and then a dedicated 80196 processor in each card time stamps the input to within 1 ms resolution. These signals are then transmitted to the (R),
                   (S), and (T) controllers for voting and execution of the application software. This technique eliminates any single point failure in the software voting system. Redundant contact inputs for certain functions such as low lube oil pressure are connected to three separate terminal points and then individually voted. With this SIFT technique, multiple failures of contact or analog inputs can be accepted by the control system without causing an erroneous trip command from any of the three controllers as long as the failures are not from the same circuit.

                                        Turbine-Generator              Page 8.33
                                        ----------------------------------------
                                        Firm Proposal  92746G1 (07/00) Rev. 0 rb

                   Another form of voting is accomplished through hardware voting of analog outputs. Three coil servos on the valve actuators are separately driven from each controller, and the position feedback is provided by three LVDTs. The normal position of each valve is the average of the three commands from (R), (S), and (T). The resultant averaging circuit has sufficient gain to override a gross failure of any controller, such as a controller output being driven to saturation. Diagnostics monitor the servo coil currents and the D/A converters in addition to the LVDTs.

8.3.2.3            PC Based Operator Interface

                   The operator interface, (I), consists of a PC, color monitor, cursor positioning device, keyboard, and printer. The keyboard is primarily used for maintenance such as editing application software or alarm messages. While the keyboard is not necessary, it is convenient for accessing displays with dedicated function keys and adjusting setpoints by entering a numeric value rather than issuing a manual raise/lower command. Setpoint and logic commands require an initial selection which is followed by a confirming execute command.

8.3.2.4            Direct Sensor Interface

                   Input/output (I/O) is designed for direct interface to turbine and generator devices such as thermocouples, RTDs and vibration sensors, flame sensors, and proximity probes. Direct monitoring of these sensors eliminates the cost and potential reliability factors associated with interposing transducers and instrumentation. All of the resultant data are visible to the operator from the SPEEDTRONIC Mark V operator interface.

8.3.2.5            Built-in Diagnostics

                   The control system has extensive built-in diagnostics and includes "power-up", background and manually initiated diagnostic routines capable of identifying both control panel, sensor, and output device faults. These faults are identified down to the board level for the panel, and to the circuit level for the sensor or actuator component. On-line replacement of boards is made possible by the triply redundant design and is also available for those sensors where physical access and system isolation are feasible.

8.3.2.6            Generator Interface and Control

                   The primary point of control for the generator is through the operator interface. However, the control system is integrated with the EX2000BR

                                       Turbine-Generator              Page 8.34
                                       ----------------------------------------
                                       Firm Proposal  92746G1 (07/00) Rev. 0 rb
                     brushless excitation system over an Arcnet local area network (LAN). The SPEEDTRONIC Mark V is used to control megawatt output and the EX2000BR is used to control megavar output. The generator control panel is used to provide primary protection for the generator. This protection is further augmented by protection features located in the EX2000BR and the SPEEDTRONIC Mark V.

8.3.2.7              Synchronizing Control and Monitoring

                     Automatic synchronization is performed by the (X), (Y), and
                     (Z) cards in conjunction with the (R), (S), and (T) controllers. The controllers match speed and voltage and issue a command to close the breaker based on a predefined breaker closure time. Diagnostics monitor the actual breaker closure time and self-correct each command.

                     Another feature of the system is the ability to synchronize manually via the operator interface instead of using the traditional synchroscope on the generator protective panel. Operators can choose one additional mode of operation by selecting the monitor mode, which automatically matches speed and voltage, but waits for the operator to review all pertinent data on the CRT display before issuing a breaker close command.

8.3.2.8              Architecture

                     The SPEEDTRONIC Mark V control configuration diagram depicts several advantages for increased reliability and ease of interface. For example:

                     . Multiple unit control from a single (I)

                     . Back-up display wired directly to (R), (S), and (T)
                       controllers

                     . Hard wire protective signal from (R) (S) (T) controllers

                     . Additional protective processors (X), (Y), (Z)

                     The protective block diagram shows the built-in redundancy/reliability of the SPEEDTRONIC Mark V control system. For example, if there is an overspeed condition requiring a trip of the unit, the first line of defense would be the primary overspeed protection via the (R), (S), and (T) controllers. All three trip signals then pass to the (P)protective module trip card where two out of three voting occurs prior to sending the automatic fuel supply trip signal. The secondary overspeed protection is via the
                     (X), (Y), and (Z) protective control processor cards which similarly send their independent trip signals to the
                     (P)protective module trip card for voting.


                                       Turbine-Generator              Page 8.35
                                       ----------------------------------------
                                       Firm Proposal   92746G1(07/00) Rev. 0 rb

               Standard SPEEDTRONIC Mark V Control Configuration
                                   (Typical)


                             [DIAGRAM APPEARS HERE]


                                  Turbine-Generator                    Page 8.36
                                  ----------------------------------------------
                                  Firm Proposal        92746G1 (07/00) Rev. 0 rb

                        Protective System Block Diagram
                       SPEEDTRONIC Mark V Turbine Control
                                    (Typical)

                             [DIAGRAM APPEARS HERE]


                                        Turbine-Generator              Page 8.37
                                        ----------------------------------------
                                        Firm Proposal   92746G1 (07/00) Rev.0 rb

8.3.2.9              Scope of Control

                     The SPEEDTRONIC Mark V control system provides complete monitoring control and protection for gas turbine-generator and auxiliary systems. The scope of control is broken down into three (3) sections: Control, Sequencing and Protection.

                     .   Control

                         -- Start-up control

                         -- Speed/load setpoint and governor

                         -- Temperature Control

                         -- Guide vane control

                         -- Fuel control

                         -- Generator excitation setpoints

                         -- Synchronizing control (speed/voltage matching)

                         -- Emissions control

                     .   Sequencing

                         -- GT auxiliary systems (MCC starters)

                         -- Start-up, running and shutdown

                         -- Purge and ignition

                         -- Alarm management

                         -- Synchronizing

                         -- Hydraulic ratchet

                         -- Maintain starts, trips and hours counters

                         -- Event counters

                            - Manually initiated starts

                            - Fired starts

                            - Fast load starts

                            - Emergency trips

                         -- Time meters
                         -- Fired time

                     .   Protection

                         --   Overspeed, redundant electronic

                         --   Overtemperature (including generator)

                         --   Vibration

                         --   Loss of flame


                                    Turbine - Generator                Page 8.38
                                    --------------------------------------------
                                    Firm Proposal        92746 (07/00) Rev. 0 rb

                         -- Combustion monitor

                         -- Redundant sensor CO2 fire protection

                         -- Low lube oil pressure, high lube oil temperature,
                            etc.

8.3.2.10             Gas Turbine Plant Operating Modes

8.3.2.10.1           Starting/Loading

                     All starting is done automatically, with the operator given the opportunity to hold the start-up sequence at either the crank (pre-ignition) or fire (post-ignition, pre-accelerate) points of the start-up. An "Auto" mode selection results in a start without any holds.

                     Either before issuing a start command, or during the start, the operator may make the following selections:

                     1. Select or disable the automatic synchronization capability of the SPEEDTRONIC Mark V control. Automatic synchronization utilizes the microsynchronizer to provide accurate and repeatable breaker closures based on phase angle, slip, the rate of change of slip, and the response time of the breaker which is in the system memory.

                     2. Select preselected load, base load or peak load. If a selection is made the unit will automatically load to the selected point and control there. If no selection is made the unit will load to a low load referred to as "Spinning Reserve" automatically upon synchronization; be it automatic or manual. The turbine governor is automatically regulated to maintain the megawatt setting assigned to "Spinning Reserve".

8.3.2.10.2           Operating

                     Once the unit is on line, it may be controlled either manually or automatically from the control operator interface. Manual control is provided by the governor raise/lower control displayed on the operator interface screen. Automatic operation is switched on when the operator selects a load point from the turbine control interface.

                     For a fully automatic start with automatic loading to base load, the operator selects the "Auto" operating mode, enables auto synchronization and selects "Base" load. Given a "Start" signal, the unit will then start, synchronize and load to Base load with no further input on the part of the operator.

                                    Turbine - Generator                Page 8.39
                                    --------------------------------------------
                                    Firm Proposal        92746 (07/00) Rev. 0 rb

8.3.2.10.3           Shutdown

                     On shutdown, the system will automatically unload and return to ratchet motor operation. The unit will stay on ratchet until an operator turns it off.

8.3.2.11             Communications

8.3.2.11.1           Internal Communications

                     Internal communications consist of a high speed Arcnet link. The SPEEDTRONIC Mark V's internal Arcnet communication link is isolated from external communication links at the (I) processor.

8.3.2.11.2           External Communications

                     The open architecture of the (I) processor facilitates a wide range of external communication links.

8.3.2.12             Operator Displays

                     Two (2) out of the typical forty (40) available displays are shown on the following pages. The first screen is the main menu display. From the main menu all operation/maintenance and user defined screens can be reached. The main menu screen is made up of three (3) major areas:

                     .   List of available displays

                     . Alarm field shows the three (3) latest unacknowledged alarms (Black band near bottom of the screen)

                     .   Function control keys (bottom of screen)

                                    Turbine - Generator                Page 8.40
                                    --------------------------------------------
                                    Firm Proposal        92746 (07/00) Rev. 0 rb

                             [PICTURE APPEARS HERE]

The second screen shown is a typical operating screen. Note that the alarm list and function control key fields are also shown below the primary display field on this screen. Control target values are shown in the primary display field. Selecting and executing commands is simple. For example, to go to baseload, you would move the cursor to the "Baseload" target and click on it. Then before the control times out, you would move the cursor to the "Execute Command" target and click on it. The "Execute Command" step protects against accidental activation of the wrong command that might occur with a one step (point/click) command. Signals that require an Execute command in order to be activated are:

 .   Start
 .   Stop

 .   Operation Selection
    --   Off
    --   Crank
    --   Fire
    --   Auto
    --   Remote

                                    Turbine - Generator                Page 8.41
                                    --------------------------------------------
                                    Firm Proposal        92746 (07/00) Rev. 0 rb

 .   Load Selection
     --   Preselected Load
     --   Base
     --   Peak

 .   Guide Vane Control
     --   Temp Control Off
     --   Temp Control On

 .   Governor Type Selection
     --   Droop (nominal 4%)

                                   [DIAGRAM]

                                    Turbine - Generator                Page 8.42
                                    --------------------------------------------
                                    Firm Proposal        92746 (07/00) Rev. 0 rb

8.3.2.13             Backup Interface

                     In the unusual event that the operator interface becomes unavailable, a small backup interface is provided on the SPEEDTRONIC Mark V cabinet door. It uses a liquid crystal display with two (2) lines of forty (40) characters per line to display key control parameters and alarms. The control panel accepts operator commands from this backup interface.

8.3.2.14             Printer

                     The standard operator interface printer has these convenient features:

                     .   Alarm logging
                     .   Event logging

                     .   Historical trip display printing capability

                     .   User defined display printing capability

                     .   Periodic log display printing capability

                     .   CRT screen copy

                     Each alarm and event is logged with a high resolution time tag. Contact inputs are logged to 1 millisecond. Separate alarm queues are maintained for turbine/generator system alarms and for SPEEDTRONIC Mark V internal self-diagnostic alarms. System alarms can be silenced, acknowledged and reset locally. Any intermittent alarms can be locked out with a permanent lockout message residing in the alarm queue.

                     If a trip occurs, the historical trip display automatically captures in memory all key control parameters and alarm messages at the time of the trip and at several time intervals preceding the trip. The operator can print the historical trip display when required. A start signal triggers the display to start collecting new data and all previous data is deleted from the current log. Display logs can be saved at any time to a memory buffer.

                     A user-defined display allows selection of any desired data for viewing or printing. The periodic log allows a user to define points to be collected and printed periodically to a printer. The period of each list is defined in minutes, from 1 to 10,080 (one week).

                                    Turbine - Generator                Page 8.43
                                    --------------------------------------------
                                    Firm Proposal        92746 (07/00) Rev. 0 rb

8.3.2.15             Human Machine Interface (HMI)

                     The Human Machine Interface is a single powerful, flexible and user friendly operator interface which brings together all of the displays and functions needed for real-time control and monitoring of turbomachinery processes, auxiliary equipment, driven devices and process alarms associated with power plant control.

                     The HMI system provides the infrastructure needed to meet the demanding requirements of delivering process information from a broader spectrum of controllers and compute platforms as well as accessing and delivering information to a customer's business enterprise system and balance of plant control system.

                     Designed with an open system concept, the system uses standard open hardware and operating system software. The HMI's software system uses the Windows NT client-server architecture from Microsoft which provides builtin multi-tasking, networking and security features. The ability to run the system on conventional PC based platforms minimizes cost, promotes open interfaces, permits system scalability, and ensures longevity of investment and future enhancement.

8.3.2.15.1           HMI Product Structure

                     GE Fanuc's CIMPLICITY(TM) HMI system serves as the basic core system, which is enhanced by the addition of power plant control hardware and software from GE Industrial Systems. The HMI configuration consists of several distinct elements:

                     . HMI Server - The server is the hub of the system and provides data support and system management. The HMI server also has the responsibility for device communication for both internal and external interchanges. The gas turbine control system can have redundant communications with two HMI servers.

                     . HMI Viewer (Client) - (If provided) the viewer provides the visualization function for the system and is the client of the distributed client-server system. The viewer contains the operator interface application software for issuing commands, viewing screen graphics, data values, alarms and trends, and providing system logs and reports. The gas turbine control system can have redundant communications with up to four HMI servers

____________________________

(TM)A trademark of the General Electric Company

                                    Turbine - Generator                Page 8.44
                                    --------------------------------------------
                                    Firm Proposal        92746 (07/00) Rev. 0 rb
                         and/or viewers. The first HMI will be a server; additional HMIs can be a server or viewer depending on the plant control configuration.

8.3.2.15.2           HMI Product Features

                     . Graphics - The key functions of the HMI system are performed by its graphic system, which provides the operator with process visualization and control in a real-time environment. In the HMI system this important interface is accomplished using CimEdit, a graphics editing package, and CimView, a high performance runtime viewing package.

                     . Alarm Viewer - The alarm management functions of the HMI system are provided by Alarm Viewer. Alarm Viewer handles routing of alarms to the proper operator and alarm sorting and filtering by priority, plant unit, time, or source device.

                     . Trending - HMI trending, based on object linking and embedding technology, provides powerful data analysis capabilities. Trending capabilities include graphing collected data and making data comparisons between current and past variable data for quick identification of process problems.

                     . Point Control Panel - The HMI point panel provides a listing of points in the system with dynamically updating point values and alarm status. Operators have the ability to view and set local and remote points, enable and disable alarm generation, modify alarm limits, and filter and sort points selectively.

                     . Basic Control Engine - The basic control engine allows users to define control actions to take in response to system events. It monitors event occurrence and executes configured actions in response. The basic control engine is supported by an event editor for defining actions in response to system events and a program editor for programming more complex actions.

                     . User Roles and Privileges - CIMPLICITY allows configuration of system users to control access and privileges. o DDE Application Interface - The DDE

                         Interface allows other Windows applications that use Microsoft standard and Advanced DDE to obtain easy access to HMI point data. Users can integrate software that supports DDE to monitor, analyze, report or modify the HMI point data. In addition the HMI provides advances DDE client communication for data collection from third party devices.

                                    Turbine - Generator                Page 8.45
                                    --------------------------------------------
                                    Firm Proposal        92746 (07/00) Rev. 0 rb

8.3.2.15.3           Operator Functions

                     . Display Management - Display management provides overall display functions to meet the needs of the turbine plant. Displayed data is a combination of data received over Ethernet from GE third party servers and over the Stage Link from gas turbine controllers. Alarm display includes both connection to gas turbine alarm queues and external PLC systems.

                     . Hold List Display - The hold list is a set of conditions which must be met at certain times, speeds and operating modes in the turbine startup for systems which have Automatic Turbine Startup functions. The HMI provides for creation, modification, display, printing, down and uploading, compiling and reverse translation of a hold list of up to 64 points.

                     . Reactive Capability Display - Reactive capability display shows an X-Y display of real and reactive power. The plot shows three lines of generator capability as a function of generator coolant temperature or hydrogen pressure.

                     . Timer, Counter, Accumulator Display - This function shows the settings and totals in the turbine controllers.

                     . Screen Copy - Screen copy makes a copy of screen image and stores it in the Window clipboard for display, printing, directing to a file, or electronic transmission

                     . Trip History - Trip history data collected from each turbine controller can be plotted, printed as tabular data, or transmitted electronically for remote analysis.

                     . Process Alarm Management - The features of process alarm management help the operator to make a proper response to alarms and include the following:

                         -- Alarm queue display for each turbine unit controller

                         -- Main alarm display including all plant alarms

                         -- Alarm lockout for toggling alarm conditions

                         -- Alarm notepad function for adding explanatory notes
                            to each active alarm drop number for each panel

                         -- Linking alarms to pre-selected display screens

                         -- Alarm help utilities for storing more detailed
                            descriptions of alarms and their intended functions

                                    Turbine - Generator                Page 8.46
                                    --------------------------------------------
                                    Firm Proposal        92746 (07/00) Rev. 0 rb

                         -- Distinguishing display of control system diagnostic alarms from regular alarm or events

8.3.2.15.4           Maintenance and Tool Support

                     . Remote Maintenance Access - The HMI system supports remote maintenance access for field installation, troubleshooting, and resolving general maintenance problems of the controller and HMI systems. In remote access, a computer in the remote location appears as a view node on the site system. Capabilities include operation displays, configuration of the HMI, real-time and historical data retrieval, and diagnostic alarms.

                     . Diagnostic Alarms - Diagnostic alarms specifically pertain to the control system and help operators and maintenance personnel respond to control system problems. Functions associated with diagnostic alarms include sorting and grouping capabilities, printing alarms on the HMI alarm printer (if selected), and help utilities to identify alarm and intended response.

                     . View Programs - This special data collection programs provide collection of data necessary to troubleshoot the turbine unit control systems. These programs create diagnostic data files that are stored for later analysis. Files can be displayed, trended, printed, faxed or transferred.

                     . Logic Forcing - The HMI supports logic forcing and maintains the identity and status of forced points. o

                     . Control Constants - Control constants are tune-up parameters and variables that change with each application and may change from time to time during the life of an installation. The HMI displays control constants values for a given control unit and allows adjustment of the values with appropriate ramp rates and min and max values. A tool is included to create and maintain a control constant file on a unit basis which can be downloaded to the unit controller.

                     . Configuration Tools - The HMI system provides tools to configure a turbine control panel including:

                         -- Control Sequence Program (CSP) editor to edit
                            existing control program segments and to create new program segments

                         -- I/O configurator for embedded turbine control I/O
                            software

                         -- Panel configuration including maintenance of the
                            Data Dictionary File System (DDFS) and the Control Signal Data Base (CSDB)

                         -- Capability to configure the turbine control backup
                            operator interface

                         -- Ability to configure the turbine control unit trip
                            logs

                                    Turbine - Generator                Page 8.47
                                    --------------------------------------------
                                    Firm Proposal        92746 (07/00) Rev. 0 rb

       8.3.2.15.5    Hardware

                     . Intel based PC with 266 MHz Pentium II processor (or better)

                     .   64 MB RAM with 512 KB cache memory

                     .   Hard drive 4.3GB or greater (multiple on historian)

                     .   Floppy drive 1.44 MB

                     .   Video card with 2 MB DRAM

                     .   17 inch monitor

                     .   CD- 24x (or better), with multi-read capability

                     .   2 serial and 1 parallel port

                     .   Windows NT operating system

                     .   Keyboard

                     .   Trackball or mouse

                     .   Ethernet interface

                     . DAT tape drives on Historian and engineering workstations

                     .   Modems on HMI servers

       8.3.2.15.6    Communications Interfaces

                     The HMI uses Stage Link as its mechanism for communication with GE turbine controllers and ancillary equipment. Stage Link allows the HMI to be located remotely and enables a single HMI to communicate with up to eight turbine controllers.

                     The HMI allows Modbus interfaces with other systems such as DCS.

       8.3.3         Bently Nevada 3500 Monitoring System

                     The gas turbine and generator are equipped with orthogonal proximity probes at each bearing to detect radial motion of the shaft relative to the bearing. Axial position of the gas turbine rotor is sensed by two axial position proximity probes. Each probe is connected to a proximitor.



                           Tribune-Generator                           Page 8.48
                           -----------------------------------------------------
                           Firm Proposal               92746G1 (07/00) Rev. 0 rb

                     The Bently Nevada 3500 Monitor is a 19 in., eight position (six available), panel mount rack containing one dual channel monitor card for each of the two turbine rotor axial position probes, and one dual channel monitor card for the radial X-Y probes for each turbine and generator bearing. The radial bearing monitor provides values for the overall amplitude.

                     Features of the system include:

                     .   Card mounted LCD displays

                     . Alert and danger relay outputs - one pair for the axial position monitor and one pair which is shared by all the radial monitors

                     .   AC power supply

                     .   KeyPhasor

                     . Available 4-20 ma output of overall vibration or axial position

8.3.4                Performance Monitoring Package

                     In conjunction with a centralized control system, the performance monitoring package provides signals which may be used to compare turbine performance. These data can be used to determine the need for maintenance, such as compressor water wash. The package is connected to a control compartment wall-mounted cabinet which contains transducers for 4-20 ma signals.

                     The following equipment is provided:

                     .   Barometer

                     . Compressor inlet total pressure and static pressure probes

                     .   Compressor discharge pressure probe

                     .   Exhaust pressure probe

                     .   Natural gas flow measurement

8.3.5                Transducers

                     .   Barometric pressure transmitter (96AP)

                     .   Compressor bellmouth differential pressure transmitter
                         (96BD)

                     .   Compressor inlet air total pressure transmitter (96CS)


                           Tribune-Generator                           Page 8.49
                           -----------------------------------------------------
                           Firm Proposal               92746G1 (07/00) Rev. 0 rb

                     .   Compressor discharge pressure transmitter (96CD)

                     .   Exhaust pressure transmitter (96EP)

                     .   Compressor temperature inlet flange (CT-IF-3/R)

8.3.6                Motor Control Center

                     The motor control center contains circuit protective devices and power distribution equipment to supply electrical power to all packaged power plant devices as defined on the electrical one line diagram. The motor control center is manufactured and tested in accordance with NEMA ICS-2 and UL Standard No. 845. Vertical sections and individual units will be UL (CSA) Labeled where possible. The motor control center is located in the PEECC.

8.3.7                Generator Protection Panel

                     The heart of the generator protection panel is the digital multifunction relay integration with the gas turbine control system panel. The generator protection panel incorporates this feature along with generator metering and watt and VAR transducers for turbine control.

                     The following page presents a typical one-line diagram for the generator protection panel. The diagram and the tables which follow it illustrate the digital protection features and metering. For job-specific details please refer to the oneline diagram in the drawings section of the proposal.



                           Tribune-Generator                           Page 8.50
                           -----------------------------------------------------
                           Firm Proposal               92746G1 (07/00) Rev. 0 rb

                            STANDARD GENERATOR PANEL
                                    (Typical)

                             [DIAGRAM APPEARS HERE]


8.3.7.1              Digital Generator Protection (DGP) Features

                    ------------------------------------------------------------
                     Measurement                                           Value
                    ------------------------------------------------------------
                    Overexcitation                                          24
                    ------------------------------------------------------------

                           Tribune-Generator                           Page 8.51
                           -----------------------------------------------------
                           Firm Proposal               92746G1 (07/00) Rev. 0 rb

                     -----------------------------------------------------------
                     Generator Undervoltage                             27G
                     -----------------------------------------------------------
                     Reverse Power / Anti-Motoring                      32-1
                     -----------------------------------------------------------
                     Loss of Excitation                                 40-1,2
                     -----------------------------------------------------------
                     Current Unbalance / Negative Phase Sequence        46
                     -----------------------------------------------------------
                     System Phase Fault                                 51V
                     -----------------------------------------------------------
                     Generator Overvoltage                              59
                     -----------------------------------------------------------
                     Stator Ground Detection                            64G/59GN
                     -----------------------------------------------------------
                     Generator Over Frequency                           81O-1,2
                     -----------------------------------------------------------
                     Generator Differential                             87G
                     -----------------------------------------------------------
                     Voltage Transformer Fuse Failure                   VTFF
                     -----------------------------------------------------------

8.3.7.2              Generator Digital Multimeter

                     -----------------------------------------------------------
                                              Measurement                  Value
                     -----------------------------------------------------------
                     Generator Volts                                        VM
                     -----------------------------------------------------------
                     Generator Amps                                         AM
                     -----------------------------------------------------------
                     Generator megawatts                                    MW
                     -----------------------------------------------------------
                     Generator megaVARs                                     MVAR
                     -----------------------------------------------------------
                     Generator MVA                                          MVA
                     -----------------------------------------------------------
                     Generator frequency                                    FM
                     -----------------------------------------------------------
                     Generator Power Factor                                 PF
                     -----------------------------------------------------------
8.3.7.3              Digital Generator Protection (DGP)

                     The digital generator protection system uses microprocessor technology to obtain a numerical relay system for a wide range of protection, monitoring, control and recording functions for the generator. Redundant internal power supplies and extensive diagnostic and self-test routines provide dependability and system security.

                     The DGP provides the commonly used protective functions in one package, including 100% stator ground fault detection using third harmonic voltage monitoring. Adaptive frequency sampling is used to provide better fault protection during off-normal frequencies such as startup.

                     The DGP can store in memory the last 100 sequence of events, 120 cycles of oscillography fault recording, and the last three fault reports

                     The system features a local Human-Machine Interface with integral keypad, 16 character display, and target LEDs for entering settings, displaying present



                           Tribune-Generator                           Page 8.52
                           -----------------------------------------------------
                           Firm Proposal               92746G1 (07/00) Rev. 0 rb
                     values, viewing fault target information, and accessing stored data. In addition, two RS-232 serial communication ports are provided for local and remote computer access. (Please Note: The Personal Computer (PC) is not part of this offering.)

8.3.7.4              Auxiliary Transformer Protection

                     Auxiliary transformer protection is provided by a digital non-directional overcurrent relay which protects against overloads and faults. The module includes four measuring units, one for each of the three phase currents and one for ground or residual current. The phase and ground units contain settings for time overcurrent (TOC) and instantaneous overcurrent (IOC). In addition, the module has control inputs and outputs that can be used for a zone interlocking scheme. A local user interface is included with scrolling display and eight LEDs.

8.3.7.5              Generator Breaker Failure Protection (50/62BF)

                     A digital breaker failure relay is used for timing and detecting current flow in conjunction with a lockout relay
                     (86BF). The timer initiation is accomplished using an auxiliary high speed relay (94BFI) in parallel with the breaker trip coil. If the generator breaker remains closed and/or the current level detectors sense a current, the (50/62BF) relay starts timing. At the end of the time out period, the (50/62BF) relay trips the lockout relay (86BF). Contacts from this lockout are brought out to terminal boards for customer use in tripping associated breakers. Lockout relay (86BF) also trips the turbine.

                     Most faults involving the generator require tripping the generator breaker. Failure of the protection schemes to trip this breaker results in loss of protection to the generator. Also, if one or two poles of the breaker fail to open, the result can be a single phase load and negative sequence current on the generator stator. The purpose of the breaker failure protection is to act as a backup to any of the other generator protection schemes. This serves to protect the generator when the breaker fails to open properly.

8.3.7.6              Gas Turbine Control System Integration

                     In addition to the relaying mounted in the generator protection panel, the gas turbine control system handles protective functions such as generator temperature protection, synchronizing check, backup frequency and reverse power.



                           Tribune-Generator                           Page 8.53
                           -----------------------------------------------------
                           Firm Proposal               92746G1 (07/00) Rev. 0 rb

                     Generator control and monitoring are primarily accomplished via the gas turbine control system operator interface. The operator interface handles manual and auto-synchronizing, speed raise/lower, voltage raise/lower, and generator breaker control. Also displayed are frequency and voltage for the generator and bus, breaker status, field current and voltage, along with the status of permissives.

8.3.8                EX2000BR Static Voltage Regulator for Brushless Excitation

                     The EX2000BR is a digital, static, voltage regulator for use with rotating ac brushless exciters. The system supplies dc excitation power to the field winding of the rotating brushless exciter. In addition, all control and protective functions are implemented in the system software. Digital technology allows the EX2000BR to maintain 99.98% availability.

                     A simplified one-line diagram of the EX2000BR excitation system is shown below:

                     EX2000BR Fed from an Auxiliary Bus or Generator Terminals
                                           (Typical)

                             [DIAGRAM APPEARS HERE]

                           Tribune-Generator                           Page 8.54
                           -----------------------------------------------------
                           Firm Proposal               92746G1 (07/00) Rev. 0 rb

                     The voltage regulator accepts inputs from the generator terminals or auxiliary bus. In addition the regulator will accept a dc input from the station battery as a backup power source to the primary ac source.

8.3.8.1              System Features

                     Following are descriptions of selected features of the EX2000BR system. For a complete list of system features and accessories, please refer to the Scope of Supply section of the proposal.

8.3.8.1.1            Communication (ARCNET) Interface

                     For communication to the EX2000BR, an ARCNET (local area network) controller with modified ARCNET drivers is provided. The ARCNET controller adheres to the standard ARCNET protocol.

8.3.8.1.2            Interface with the SPEEDTRONIC Mark V Gas Turbine Control
                     System

                     The EX2000BR is connected to the gas turbine control system through a coaxial cable on the ARCNET LAN. This enables the gas turbine control system to provide a digital window into the EX2000BR through which all pertinent variables can be monitored and controlled.

8.3.8.1.3            Power System Stabilizer (PSS)

                     The power system stabilizer function is incorporated into the exciter software. A signal representing the integral of accelerating power is introduced into the automatic voltage regulator algorithm to increase the generator's ability to produce and transmit large power levels in a stable manner by reducing low frequency rotor oscillations.

8.3.8.1.4            Regulator Panel

                     The regulator panel contains the SCR power conversion module and regulator with all standard control and protection functions, plus auxiliary functions such as de-excitation module, dc field flashing module, and shaft voltage suppression circuit.



                           Tribune-Generator                           Page 8.55
                           -----------------------------------------------------
                           Firm Proposal               92746G1 (07/00) Rev. 0 rb

8.3.8.2              Related Services

8.3.8.2.1            Power System Stabilizer Tuning Study

                     GE provides engineering consulting services for tuning of the power system stabilizer for optimal performance at the customer's site. This includes studies to determine the optimum settings and producing computer models for use in transient stability analysis.

                     In order to complete the analyses described, GE typically requires data on the system strength at the HV bus (short circuit MVA) and data on the step-up transformer impedance. Copies of any pertinent interconnection specifications or performance requirements for the AVR/PSS should also be provided for use in determining the proper tuning.

8.3.8.2.2            Power System Stabilizer Testing

                     GE provides engineering services for testing of the AVR/PSS at commissioning (plant startup), or a later date. The purpose of the tests is to verify that the AVR/PSS performance meets existing specifications and requirements and to validate the calculated results from the tuning study. Sometimes this testing is required by the utility regulatory commission for acceptance of the plant performance as it relates to system interconnection requirements. A report documenting the test results compared to the performance requirements is the deliverable following testing.



                           Tribune-Generator                           Page 8.56
                           -----------------------------------------------------
                           Firm Proposal               92746G1 (07/00) Rev. 0 rb

                                GE Power Systems

                     9.      Customer Scope of Supply

--------------------------------------------------------------------------------
                     9.1     Gas Turbine-Generator Systems ...............   9.1
                     9.2     Civil .......................................   9.4
                     9.3     Installation/Erection .......................   9.5
                     9.4     Start-Up/Test ...............................   9.5

--------------------------------------------------------------------------------

                     To provide a complete operational installation, additional equipment and services not included in this proposal must be provided by the customer or the installer. These include, but are not limited to, the following:

--------------------------------------------------------------------------------
9.1     Gas Turbine-Generator Systems

        9.1.1        Fuel System

                     Note: Customer must provide fuel analyses of actual operating fuel at or before the time of commitment to purchase.

        9.1.1.1      Customer Gas Fuel System Supply Requirements

        9.1.1.1.1    Summary of Typical Natural Gas Fuel Supply Conditions

                     1. The gas fuel pressures specified in this document are
                        referenced to FG1. This point identifies the purchaser connection as shown on the Purchaser Connection Drawing. These pressures do not account for any upstream components (e.g. piping, scrubbers, metering, etc.)

                     2. The fuel gas delivered to the turbine is to meet the
                        most recent revision of the Process Specification Fuel Gases For Combustion in Heavy-Duty Gas Turbines - GEI-41040.

                     3. Maximum supply pressure excursions are limited to either
                        1% per second ramp or 5% step. The 1% per second ramp is applicable over the range of minimum pressure requirement to maximum operating pressure. The 5% step is applicable over the range of minimum pressure requirement to 95% of maximum operating pressure and with a maximum of one 5% step change in 5 seconds.



                           Tribune-Generator                            Page 9.1
                           -----------------------------------------------------
                           Firm Proposal               92746G1 (07/00) Rev. 0 rb

                 4. Provide over-pressure protection, (including safety valve accumulation), such that the maximum mechanical design pressure is not exceeded at FG1.

                 5. An automated, hydraulically controlled, Class VI shut-off valve is to be installed upstream of the stop/speed ratio valve.

     9.1.1.1.2   Fuel Supply Pressure Requirements

                 ---------------------------------------------------------------
                                Measurement                             Value
                 ---------------------------------------------------------------
                  Model Series                                         PG7121EA
                 ---------------------------------------------------------------
                  Combustor                                            DLN-1
                 ---------------------------------------------------------------
                  Maximum Mechanical Design Pressure psig              500
                 ---------------------------------------------------------------
                  Maximum Operating Pressure psig @ minimum ambient    320
                 ---------------------------------------------------------------
                  Minimum required pressure psig @ minimum ambient     300
                 ---------------------------------------------------------------
                  Maximum temperature at minimum pressure (degree) F   365
                 ---------------------------------------------------------------
                 Notes:

                 1. The minimum pressure is specified at FG1 with respect to the model series, fuel temp, ambient conditions, combustor, and customer design fuel.

                 2. Maximum mechanical design pressure is specified to provide over-pressure protection, (including safety valve accumulation), such that the maximum mechanical design pressure value is not exceeded at FG1.

                 3. Maximum operating pressure refers to the maximum turndown capability of the speed ratio valve.

                 4. Minimum pressure required is referenced to the coldest ambient temperature and the maximum fuel temperature. This value is applicable across the range of operation.

                 5. Minimum fuel temp required superheat above the hydrocarbon dewpoint at FG1 is quoted in GEI41040.

                 6.  The Modified Wobbe Index allowable variation is + 5%.
                                                                     -

                              Customer Scope of Supply                  Page 9.2
                              --------------------------------------------------
                              Firm Proposal            92746G1 (07/00) Rev. 0 rb

                          Purchaser's Connection - FG1
                                Gas Fuel System
                                    (typical)

                             [DIAGRAM APPEARS HERE]

        9.1.2   Lube Oil System

                .   Lube oil tank vent piping

                . Mineral lube oil in accordance with GE Lube Oil Recommendations (see Reference Documents chapter)

        9.1.3   Inlet System

                . Air supply for inlet bleed heat system control valve Air supply is required for actuation and control of inlet bleed heat system control valve. Air pressure required is 50 psig minimum, 250 psig maximum. Steady state actuation air consumption is less than 20 SCFH. Maximum transient actuation air consumption is less than 300 SCFH for 4.0 seconds maximum. Air supply should be of ""shop air"" quality. Air temperature should be less than 750 (degree) F (395 (degree) C).

                .   Inlet heating interconnecting piping

        9.1.4   Exhaust System

                .   External exhaust system finish paint including any tie coats

        9.1.5   Gas Turbine Packaging

                .   Vent and drain piping or ducting, as needed

                                     Customer Scope of Supply           Page 9.3
                                     -------------------------------------------
                                     Firm Proposal     92746G1 (07/00) Rev. 0 rb

                .   Interior unit walkways

     9.1.6      Cleaning Systems

                . Water for compressor cleaning system in accordance with Gas Turbine Compressor Washing--Liquid Washing Recommendations (see Reference Documents chapter)

     9.1.7      Cooling Water System

                . Coolant in accordance with GE cooling system specifications for gas turbine and generator cooling systems (see Reference Documents chapter)

     9.1.8      Starting System

                . AC electric power for gas turbine starting system o Starting motor limit amp and motor protection

     9.1.9      Miscellaneous Systems

                .   Station instrument air

                .   Exhaust frame blower piping

     9.1.10     Controls

                .   Remote operator station cable

     9.1.11     Electrical Auxiliaries

                .   Electric power for station auxiliaries

                .   High side breaker

                .   Interconnecting cables

--------------------------------------------------------------------------------
9.2  Civil

                . Foundation design and construction with all embedments including sub-sole plates, anchor bolts, and conduit

                .   Grounding grid and connections

                               Customer Scope of Supply                 Page 9.4
                               -------------------------------------------------
                               Firm Proposal           92746G1 (07/00) Rev. 0 rb

             . Necessary drainage, including sumps and piping

--------------------------------------------------------------------------------
9.3  Installation/Erection

             . Qualified labor including foremen and superintendents needed for supervision

             . Transportation, unloading, placement on foundation and
               installation of the equipment offered in this Proposal

             . Construction services including electric power, lighting, temporary heaters, test equipment, compressed air, crane(s) and all required standard tools

             . Storage and security for equipment received

             . Finish paint including any special external finish paints required for corrosion protection with any required tie coats

             . Access, necessary authorizations, and office facilities for GE personnel required during installation and start-up

             . All interconnecting piping between turbine-generator equipment and auxiliary skids, except as shown in proposal outline drawing

             . All interconnecting cables between turbine-generator equipment and auxiliary skids

             Note: For a more detailed description of GE and customer responsibilities during installation, see the Technical Advisory Services or Installation chapter of this proposal.

--------------------------------------------------------------------------------
9.4  Start-Up/Test

             . Fuel and load for tests

             . Operating personnel for starting, preliminary runs and tests

             . Lubricating fluid, greases, and supplies for starting,
               preliminary runs, tests and normal operation thereafter

             . All field performance tests conducted in accordance with GE recommended test procedure (see Reference Documents chapter)

                                   Customer Scope of Supply             Page 9.5
                                   ---------------------------------------------
                                   Firm Proposal       92746G1 (07/00) Rev. 0 rb

                                GE Power Systems


           10. Codes and Standards

     ---------------------------------------------------------------------------
     10.1  Gas Turbine-Generator

           GE considers the applicable sections of the following US and ISO codes and standards to be the most relevant for the gas turbine equipment. Our designs and procedures are generally compliant with the applicable section for the following:

           ---------------------------------------------------------------------
            ANSI/ASCE 7-1995              Minimum Design Loads for Buildings and
                                          Other Structures (Used for snow loads)
           ---------------------------------------------------------------------
            ANSI/ASME B1.1-1989           Unified Inch Screw Threads (GE
                                          complies at the customer's connection)
           ---------------------------------------------------------------------
            ANSI/ASME B1.20.1-1983        General Purpose (Inch) Pipe Threads
            (R1992)
           ---------------------------------------------------------------------
            ANSI/ASME B16.5-1996          Pipe Flanges and Flanged Fittings
           ---------------------------------------------------------------------
            ANSI/ASME B16.9-1993          Factory-Made Wrought Steel Butt
                                          Welding Fittings
           ---------------------------------------------------------------------
            ANSI/ASME B16.21-1992         Nonmetallic Flat Gaskets for Pipe
                                          Flanges (Spiral-wound gaskets per API
                                          601 may be used, particularly in
                                          turbine compartment piping.)
           ---------------------------------------------------------------------
            ANSI/ASME B31.3-1996          Chemical Plant and Petroleum Refinery
                                          Piping Gas turbine piping systems
                                          comply, with the exceptions to the
                                          following section:

                                          Section 345 Fuel gas and steam
                                          injection piping systems are
                                          hydrostatically tested as individual
                                          fabrications, not as entire
                                          assemblies, at 1.5 times their design
                                          operating pressures. Leak testing of
                                          all other gas turbine unit,
                                          peripheral, and skid piping
                                          hardware/systems is done as part of
                                          the field start-up and commissioning
                                          procedures.
           ---------------------------------------------------------------------
            ANSI/ASME PTC-36-1985         Measurement of Industrial Sound (Used
            (R1998)                       for Near-field Measurements Only)
           ---------------------------------------------------------------------
            ANSI B133.2- 1977 (R1997)     Basic Gas Turbine. GE complies, with
                                          the following exception to paragraph
                                          8.5:

                                          Loose items such as jackscrews and
                                          eyebolts are not furnished. Provisions
                                          for use of such items are not included
                                          in the design.
           ---------------------------------------------------------------------
            ANSI B133.3-1981 (R1994)      Gas Turbine-Procurement Standard-
                                          Auxiliary
           ---------------------------------------------------------------------

                               Codes and Standards                     Page 10.1
                               -------------------------------------------------
                               Firm Proposal           92746G1 (07/00) Rev. 0 rb

             -------------------------------------------------------------------
                                             Equipment (GE complies fully with
                                             design portions only. GE uses its
                                             own lube oil flushing procedure.
                                             Atomizing air receiver is not
                                             applicable.)
             -------------------------------------------------------------------
              ANSI B133.4-1978 (R1997)       Gas Turbine Control and Protection
                                             Systems
             -------------------------------------------------------------------
              ANSI B133.5-1978 (R1997)       Gas Turbine Electrical Equipment
             -------------------------------------------------------------------
              ANSI B133.8-1977 (R1989)       Gas Turbine Installation Sound
                                             Emission (Used for Far-field
                                             Measurements Only)
             -------------------------------------------------------------------
              ANSI/NFPA 12-1998              Carbon Dioxide Extinguishing
                                             Systems
             -------------------------------------------------------------------
              ANSI/NFPA 70-1999              National Electrical Code
                                             (Electrical components are designed
                                             to meet the intent of this Code for
                                             Class 1, Group D, Div. 2, Hazardous
                                             area classification, where
                                             appropriate.)
             -------------------------------------------------------------------
              ANSI/IEEE C37-1995             Guides and Standards for Circuit
                                             Breakers, Switchgear, Substations
                                             and Fuses
             -------------------------------------------------------------------
              ANSI/IEEE C37.1-1994           Definition, Specification and
                                             Analysis of Systems Used for
                                             Supervisory Control, Data
                                             Acquisition and Automatic Control
             -------------------------------------------------------------------
              ANSI/IEEE                      C37.2-1996 Electrical Power System
                                             Device Function Numbers (GE
                                             complies with respect to device
                                             designations except that, in a few
                                             cases, device numbers were modified
                                             or added to fit GE's needs.)
             -------------------------------------------------------------------
              ANSI/IEEE C37.90.1-1989        Surge Withstand Capability (SWC)
              (R 1994)                       Tests for Protective Relays and
                                             Relay Systems (Salem Controls)
             -------------------------------------------------------------------
              ANSI/IEEE C37.101-1993         Guide for Generator Ground
                                             Protection as Applicable to High
                                             Impedance Grounding

                                             (Method I)
             -------------------------------------------------------------------
              ANSI/IEEE C57-1995             Compilation of all C57 Transformer
                                             Standards
             -------------------------------------------------------------------
              ANSI C50.10-1990               Rotating Electrical Machinery -
                                             Synchronous Machines
             -------------------------------------------------------------------
              ANSI C50.13-1989               Rotating Electrical Machinery -
                                             Cylindrical Rotor Synchronous
                                             Generators
             -------------------------------------------------------------------
              ANSI C50.14-1977 (R1989)       Requirements for Combustion Gas
                                             Turbine- Driven Cylindrical Rotor
                                             Synchronous Generators (GE does not
                                             provide a peak reserverating. Not
                                             all of the prototype tests
                                             indicated in Table 2 have
                                             necessarily been conducted.)
             -------------------------------------------------------------------
              ANSI/IEEE 100-1996             Dictionary of Electrical and
                                             Electronics Terms
             -------------------------------------------------------------------

                               Codes and Standards                     Page 10.2
                               -------------------------------------------------
                               Firm Proposals          92746G1 (07/00) Rev. 0 rb

             -------------------------------------------------------------------
              NEMA MG1-1993             Motors and Generators
             -------------------------------------------------------------------
              NEMA MG2-1989 (R1994)     Safety Standard for Construction and
                                        Guide for Selection, Installation and
                                        Use of Electric Motors and Generators
             -------------------------------------------------------------------
              NEMA TR1-1993             Transformers, Regulators and Reactors
             -------------------------------------------------------------------
              NFPA 30-1996              Flammable and Combustible Liquids (GE
                                        complies with NFPA 30 with regard to
                                        those sections of this standard that are
                                        applicable to gas turbines.)
             -------------------------------------------------------------------
              NFPA 497A-1992            Classification of Class I Hazardous
                                        (Classified) Locations for Electrical
                                        Installations in Chemical Process Areas
             -------------------------------------------------------------------
              NFPA 8506-1995            Standard on Heat Recovery Steam
                                        Generator Systems (GE complies with NFPA
                                        8506 as amended by Tentative Interim
                                        Amendment 95-1, with regard to those
                                        sections of this standard that are
                                        applicable to gas turbines.)
             -------------------------------------------------------------------
              ANSI S1.4-1983 (R1997)    Specification for Sound Level Meters
             -------------------------------------------------------------------
              ANSI S1.13-1995           Methods for the Measurement of Sound
                                        Pressure Levels
             -------------------------------------------------------------------
              ANSI/SAE/J184-Feb. 87     Qualifying a Sound Data Acquisition
                                        System
             -------------------------------------------------------------------
              AGMA 6011-H97             Specification for High-Speed Helical
                                        Gear Units (Used for accessory gear and
                                        load gear except for service factor.)
             -------------------------------------------------------------------
              UBC-1997                  Uniform Building Code (Used for wind
                                        loads and seismic design)
             -------------------------------------------------------------------
              ANSI/IEEE 421.1-1996      Definitions for Excitation Systems for
                                        Synchronous Machines
             -------------------------------------------------------------------
              EIA/TIA RS-232E-1991      Interface between Data Terminal
                                        Equipment and Data Circuit Terminating
                                        Equipment Employing Serial Binary
                                        Interchange
             -------------------------------------------------------------------

                              Codes and Standards                      Page 10.3
                              --------------------------------------------------
                              Firm Proposal            92746G1 (07/00) Rev. 0 rb

               The GE Gas Turbine Drafting Standards are based on the following as appropriate to the gas turbine. Please note that in several instances (symbols, etc.) have been devised for GE's special needs (such as flow divider and manifolds):

               -----------------------------------------------------------------
                ANSI/ASME B46.1-1995              Surface Texture
               -----------------------------------------------------------------
                ANSI/ASME Y14.5M-1994             Dimensioning and Tolerancing
                (R1999)
               -----------------------------------------------------------------
                ANSI Y14.15-1966 (R1988)          Electrical and Electronics
                                                  Diagrams (On-base gas turbine
                                                  and accessory base equipment)
               -----------------------------------------------------------------
                ANSI Y14.17-1966                  Fluid Power Diagrams
               -----------------------------------------------------------------
                ANSI Y14.36-1978                  Surface Texture Symbols
               -----------------------------------------------------------------
                ANSI/IEEE 315-1975                Graphic Symbols for Electrical
                (R1993)                           and Electronics Diagrams
               -----------------------------------------------------------------
                ANSI Y32.10-1967 (R1994)          Graphical Symbols for Fluid
                                                  Power Diagrams
               -----------------------------------------------------------------
                ANSI/ASME Y32.11-1961             Graphic Symbols for Process
                (R1998)                           Flow Diagrams in the Petroleum
                                                  and Chemical Industries
               -----------------------------------------------------------------
                ANSI/ASME Y32.2.3-1949            Graphical Symbols for Pipe
                (R 1999)                          Fittings, Valves and Piping
               -----------------------------------------------------------------
                ANSI/AWS A2.4-1998                Symbols for Welding, Brazing
                                                  and Nondestructive Examination
               -----------------------------------------------------------------
                ASME BPVC Section VIII,           Boiler and Pressure Vessel
                Division 1 - 1990                 Code--Pressure Vessels (for
                                                  Stator Frame Welds)
               -----------------------------------------------------------------
                ISO 7919-1-1986                   Mechanical Vibrations -
                                                  Measurements on Rotating
                                                  Shafts and Evaluation
               -----------------------------------------------------------------
                ISO 10816 (Draft)                 Mechanical Vibrations -
                                                  Evaluation of Machine
                                                  Vibration by Measurements of
                                                  Non-rotating Parts
               -----------------------------------------------------------------
                TEMA C, 7/th/ Edition             Mechanical Standards for Class
                                                  C Heat Exchangers (for
                                                  Commercial Coolers)
               -----------------------------------------------------------------
                OSHA Regulation No.               Crane Lifts; Factor of Safety
                1910.179-1995
               -----------------------------------------------------------------

                                  Codes and Standards                  Page 10.4
                                  ----------------------------------------------
                                  Firm Proposal        92746G1 (07/00) Rev. 0 rb

--------------------------------------------------------------------------------
10.2  Other Codes and Standards of Practice

               In the event conflicts arise between the codes and standards of practice described herein and codes, laws, rules, decrees, regulation, standards, etc., of the Owner and/or country where the equipment is to be installed, the codes and standards of practice described herein will govern. If the Owner desires other codes and standards of practice to be utilized by GE or its Suppliers, they will be subject to negotiation and mutual agreement between the Owner and GE.

                             -------------------------------------------------
                                               WARNING
                                               -------

                                Manufactured with 1.1.1-trichloroethane,
                                CFC-113 and TCA and contains Halon-1301,
                                HCFC-22 and Freon-113, substances which harm
                                public health and environment by destroying
                                ozone in the upper atmosphere.
                             -------------------------------------------------

                            Codes and Standards                        Page 10.5
                            ----------------------------------------------------
                            Firm Proposal              92746G1 (07/00) Rev. 0 rb

                                GE Power Systems

                11. Data Sheets
________________________________________________________________________________

11.1 Technical Data

                 This section contains the customer data sheets as well as GE standard 7EA data.

                 The following technical data is typical for the size and type of unit proposed and except for that information specifically identified as being guaranteed, this data is preliminary in nature and subject to change based on final equipment design and component selection.

     11.1.1      Gas Turbine

                 ---------------------------------------------------------------
                          Measurement                        Value
                 ---------------------------------------------------------------
                 Type                                      Heavy duty
                 ---------------------------------------------------------------
                 Stages                                    3
                 ---------------------------------------------------------------
                 Configuration                             Single shaft, 3
                                                           bearing
                 ---------------------------------------------------------------
                 Operating speed                           3600 rpm
                 ---------------------------------------------------------------
                 Critical speeds
                 ---------------------------------------------------------------
                    First rpm                              1265
                 ---------------------------------------------------------------
                    Second rpm                             1437
                 ---------------------------------------------------------------
                    Third rpm                              2081
                 ---------------------------------------------------------------
                 Maximum tip speed (third stage)           1420 fps
                 ---------------------------------------------------------------
                 Trip speed (electrical)                   3960 rpm
                 ---------------------------------------------------------------
                 Maximum temperature                       2135(degree)F
                 ---------------------------------------------------------------
                 Rotor bucket material
                 ---------------------------------------------------------------
                    First stage                            GTD111DS
                 ---------------------------------------------------------------
                      Coating                              GE proprietary
                                                           coating
                 ---------------------------------------------------------------
                    Second stage                           IN738
                 ---------------------------------------------------------------
                    Third stage                            IN738
                 ---------------------------------------------------------------
                 Stator nozzle material                    FSX414
                 ---------------------------------------------------------------
                 Rotor wheel material                      Cr Mo V
                 ---------------------------------------------------------------

                                   Data Sheets                         Page 11.1
                                   ---------------------------------------------
                                   Firm Proposal       92746G1 (07/00) Rev. 0 rb

11.1.2      Compressor

            --------------------------------------------------------------------
                Measurement                     Value
            --------------------------------------------------------------------
            Type                             Axial flow
            --------------------------------------------------------------------
            Stages                           17
            --------------------------------------------------------------------
            Ratio                            12.6 (ISO)
            --------------------------------------------------------------------
            Maximum tip speed                1124 fps
            --------------------------------------------------------------------
            Inlet guide vanes                Variable-modulating
            --------------------------------------------------------------------
            Rotor blade material
            --------------------------------------------------------------------
               Stages 1 and 2                GTD450
            --------------------------------------------------------------------
               Stages 3 through 7            403CB
            --------------------------------------------------------------------
               Stages 8 through 17           403CB
            --------------------------------------------------------------------
            Stator blade material
            --------------------------------------------------------------------
               Stages 1 and 2                GTD450
            --------------------------------------------------------------------
               Stages 3 through 7            403CB
            --------------------------------------------------------------------
               Stages 8 through 17           403CB
            --------------------------------------------------------------------
            Rotor material
            --------------------------------------------------------------------
               Stages 1 through 15           Ni Cr MoV
            --------------------------------------------------------------------
               Stages 16 through 17          Cr Mo V
            --------------------------------------------------------------------
            Inlet guide vane material        C-450
            --------------------------------------------------------------------

11.1.3      Bearings

            --------------------------------------------------------------------
                  Measurement                   Value
            --------------------------------------------------------------------
            Radial type (3)
            --------------------------------------------------------------------
               Bearing #1 and #2             Elliptical
            --------------------------------------------------------------------
               Bearing #3                    Tilt pad
            --------------------------------------------------------------------
            Thrust type (1)                  Tilt pad
            --------------------------------------------------------------------

11.1.4      Combustion

                 Measurement                    Value
            --------------------------------------------------------------------
            Type                             Can annular reverse flow
            --------------------------------------------------------------------
               Number of chambers            10
            --------------------------------------------------------------------
               Materials
            --------------------------------------------------------------------
                  Liners                     Hastelloy X
            --------------------------------------------------------------------
            Transition pieces                Nimonic 263
            --------------------------------------------------------------------

                                   Data Sheets                         Page 11.2
                                   ---------------------------------------------
                                   Firm Proposal       92746G1 (07/00) Rev. 0 rb

          ----------------------------------------------------------------------
          Spark plugs (quantity)                    2
          ----------------------------------------------------------------------
          Flame detectors
          ----------------------------------------------------------------------
             Quantity                               4
          ----------------------------------------------------------------------

11.1.5    Natural Gas Fuel

          ----------------------------------------------------------------------
            Measurement                               Value
          ----------------------------------------------------------------------
          Pressure required
          ----------------------------------------------------------------------
             * Maximum                              375 psig
          ----------------------------------------------------------------------
             * Minimum                              site specific, to be
                                                    determined
          ----------------------------------------------------------------------
          Fuel gas temperature (minimum)            50(degree)F of superheat
          ----------------------------------------------------------------------

          * Fuel gas supply pressure is measured at the inlet connection to the gas fuel valve module, and the pressure value at this point is referenced to site conditions. For typical gas fuel quality information, refer to GEI-41040, Process Specification Fuel Gases for Combustion in Heavy-Duty Gas Turbines in the Reference Document Chapter.

11.1.6    Lubrication Oil

          ----------------------------------------------------------------------
            Measurement                               Value
          ----------------------------------------------------------------------
          Configuration (turbine and generator)     Common supply
          ----------------------------------------------------------------------
          Oil type                                  Mineral oil
                                                    Reference GEK-32568
          ----------------------------------------------------------------------
          Initial charge                            2750 gallons
          ----------------------------------------------------------------------
          Reservoir capacity                        2500 gallons
          ----------------------------------------------------------------------
          Retention time                            5 minutes
          ----------------------------------------------------------------------
          Bearing supply pressure                   25 psig
          ----------------------------------------------------------------------
          Bearing supply temperature (nominal)      130(degree)F
          ----------------------------------------------------------------------
          Main oil pump
          ----------------------------------------------------------------------
             Type                                   Positive displacement
          ----------------------------------------------------------------------
             Driver                                 Accessory gear
          ----------------------------------------------------------------------
          Auxiliary oil pump
          ----------------------------------------------------------------------
             Type                                   Centrifugal
          ----------------------------------------------------------------------
             Driver                                 AC motor
          ----------------------------------------------------------------------
          Emergency oil pump
          ----------------------------------------------------------------------
             Type                                   Centrifugal
          ----------------------------------------------------------------------
             Driver                                 DC motor
          ----------------------------------------------------------------------

                                   Data Sheets                         Page 11.3
                                   ---------------------------------------------
                                   Firm Proposal       92746G1 (07/00) Rev. 0 rb

            --------------------------------------------------------------------
            Lube filter effectiveness             Beta 17 = 200
            --------------------------------------------------------------------
            Lube coolers                          Duplex, shell and tube, water
                                                  cooled
            --------------------------------------------------------------------

11.1.7      Inlet Air

            --------------------------------------------------------------------
                     Measurement                     Value
            --------------------------------------------------------------------
            Air filter
                  Normal pressure loss            2.0 in. H2O
                  Maximum pressure loss (dirty)   4.0 in. H2O
            --------------------------------------------------------------------

11.1.8      Exhaust System

            --------------------------------------------------------------------
                     Measurement                     Value
            --------------------------------------------------------------------
            External duct shell and stiffeners    A36 carbon steel
            --------------------------------------------------------------------
            Internal flow liner                   Duct walls: 409 stainless
                                                  steel
                                                  Silencer panels (if provided):
                                                  ASTM/A176 TY
                                                  409 stainless steel perforated
                                                  sheet
            --------------------------------------------------------------------
            External duct primer                  Inorganic zinc
            --------------------------------------------------------------------

11.1.9      Fire Protection

            --------------------------------------------------------------------
                    Measurement                      Value
            --------------------------------------------------------------------
            Type                                  CO2
            --------------------------------------------------------------------
            System                                Two-zone
            --------------------------------------------------------------------
               Zone 1                             Turbine/accessory compartment
            --------------------------------------------------------------------
               Zone 2                             #3 bearing/load compartment
            --------------------------------------------------------------------
            Detector                              Fixed type temperature sensors
            --------------------------------------------------------------------
            Detector manufacturer                 Fenwal
            --------------------------------------------------------------------
            Number of detectors                   16
            --------------------------------------------------------------------

11.1.10     Cooling Water

            --------------------------------------------------------------------
                    Measurement                      Value
            --------------------------------------------------------------------
            Nominal heat duty*                    70,000 to 200,000 Btu/min
                                                 (74 to 211 MJ/min)
            --------------------------------------------------------------------
            Supply temperature (maximum)          120(degree)F (49(degree)C)
            --------------------------------------------------------------------
            Supply pressure (maximum)             75 psig (517 KPag)
            --------------------------------------------------------------------
            Expected system pressure drop         40 psid (276 KPad)
            --------------------------------------------------------------------

                                   Data Sheets                         Page 11.4
                                   ---------------------------------------------
                                   Firm Proposal       92746G1 (07/00) Rev. 0 rb

          * Actual value depends on site configuration and conditions.

11.1.11     Starting System

            --------------------------------------------------------------------
             Measurement                              Value
            --------------------------------------------------------------------
            Configuration                     Motor/torque converter
            --------------------------------------------------------------------
            Motor model/type                  GE custom 8000, Type K
            --------------------------------------------------------------------
            Electric service                  4160 V, 60 Hz
            --------------------------------------------------------------------

11.1.12     Controls

            --------------------------------------------------------------------
             Measurement                              Value
            --------------------------------------------------------------------
            Manufacturer                      GE
            --------------------------------------------------------------------
            Model                             SPEEDTRONIC(TM) Mark V
            --------------------------------------------------------------------
            Type                              Triple Modular Redundant (TMR)
                                              Microprocessor based
            --------------------------------------------------------------------
            Display                           Color graphics (CRT)
            --------------------------------------------------------------------
            Operator input                    Keyboard and cursor positioning
                                              device
            --------------------------------------------------------------------
            Control panel supply              125 Vdc
            --------------------------------------------------------------------
            Auxiliary power supply            120 Vac
            --------------------------------------------------------------------
            Enclosure                         NEMA Class I
            --------------------------------------------------------------------

11.1.13     Battery and Accessories

            --------------------------------------------------------------------
             Battery System Features                  Description
            --------------------------------------------------------------------
            Battery                           type 56 Cell 125Vdc nominal
                                              calcium-alloyed flooded lead/acid
                                              type Floated at 129Vdc (2.30
                                              volts/cell) Equalized at 135Vdc
                                              (2.41 volts/cell)
            --------------------------------------------------------------------
            Shipping                          Batteries shipped in special
                                              shipping containers to the site
                                              for installation.
            --------------------------------------------------------------------
            Installation                      Mounted in the control compartment
            --------------------------------------------------------------------
            Charger type                      Single phase 50 amp charger
            --------------------------------------------------------------------
            Charger redundancy                Second single phase battery
                                              charger for backup to primary
                                              battery charger
            --------------------------------------------------------------------

____________________________

(TM) A trademark of the General Electric Company

                                   Data Sheets                         Page 11.5
                                   ---------------------------------------------
                                   Firm Proposal       92746G1 (07/00) Rev. 0 rb

11.1.14     Switchgear

            --------------------------------------------------------------------
                      Measurement                                 Value
            --------------------------------------------------------------------
            Type                                              Walk-in
            --------------------------------------------------------------------
            Enclosure                                         Outdoor, weather
                                                              proof
            --------------------------------------------------------------------
            Rated ampacity                                    5,000 amps
            --------------------------------------------------------------------
            Rated voltage                                     15,000 volts
            --------------------------------------------------------------------
            Generator Breaker                                 52G
            --------------------------------------------------------------------
               Nominal voltage                                13,800 volts
            --------------------------------------------------------------------
                 Rated continuous amps                        5,000 amps
            --------------------------------------------------------------------
               MVA interrupting capacity                      1,000 MVA
            --------------------------------------------------------------------
               Short circuit rms current                      37,000 amps
            --------------------------------------------------------------------
               Max symmetrical interrupting capability        63,000 amps
            --------------------------------------------------------------------
               Close and latching capability rms current      77,000 amps
            --------------------------------------------------------------------
            Voltage Transformer (VT's)
            --------------------------------------------------------------------
               Line Side                                      VT1
            --------------------------------------------------------------------
                    Ratio                                     14,400/120 volts
            --------------------------------------------------------------------
               Generator Side                                 VT2
            --------------------------------------------------------------------
                    Ratio                                     14,400/120 volts
            --------------------------------------------------------------------
            Current Transformers (CT's)
            --------------------------------------------------------------------
               Accuracy Class                                 C200
            --------------------------------------------------------------------
            Generator Lightning arresters                     LA's
            --------------------------------------------------------------------
               Rated Volts                                    15,000 volts
            --------------------------------------------------------------------
            Bus Flange Support Capacity                       500 LB
            --------------------------------------------------------------------

11.1.15              Generator Panel Specifications

            --------------------------------------------------------------------
                       Measurement                                Value
            --------------------------------------------------------------------
            Overall Dimensions Of Standard Panel               54"W x 20"D x
                                                               90"H
            --------------------------------------------------------------------
            Shipping Weight                                    2500 lbs
            --------------------------------------------------------------------
            Installation                                       Indoor Free
                                                               Standing
            --------------------------------------------------------------------
            Enclosure                                          Standard NEMA 1
            --------------------------------------------------------------------
            Voltage Range                                      10%
            --------------------------------------------------------------------
            Rated AC Voltage                                   120Vac
            --------------------------------------------------------------------
            Rated DC Voltage                                   125Vdc
            --------------------------------------------------------------------
            Battery Load (Typical)                             300VA
            --------------------------------------------------------------------

                                   Data Sheets                         Page 11.6
                                   ---------------------------------------------
                                   Firm Proposal       92746G1 (07/00) Rev. 0 rb

          ----------------------------------------------------------------------
            Max Duration Of Battery Interruption   200ms
          ----------------------------------------------------------------------
            PT Burden (Maximum)                    150 VA
          ----------------------------------------------------------------------
            CT Burden (Maximum)                    50VA
          ----------------------------------------------------------------------
            Operating Temperature                  -20 to 40(degree)C
          ----------------------------------------------------------------------
            Storage Temp                           -30 to 55(degree)C
          ----------------------------------------------------------------------
            Max Humidity                           95% non-condensing
          ----------------------------------------------------------------------
            Panel Seismic Rating                   Currently meets Zone 2B
                                                   requirements
          ----------------------------------------------------------------------
            Fast Transient Rating                  Most Devices Meet Class IV
                                                   (IEC 255-22-4)
          ----------------------------------------------------------------------
            Electrostatic Discharge Rating         Most Devices Meet Class IV
                                                   (IEC 255-22-2)
          ----------------------------------------------------------------------
            Insulation Test For The Panel          2400 VOLT 60 Hz HI POT TEST
          ----------------------------------------------------------------------
            Radio Interference Supp. Class         5 Watts (27/153/462 MHz) at 1
                                                   meter Distance with door
                                                   closed causes no alarms or
                                                   trip
          ----------------------------------------------------------------------
            Industrial Certification               UL, CSA. (CE Pending)
          ----------------------------------------------------------------------

11.1.16     Generator Panel Typical Electrical Loading Chart

          ---------------------------------------------------------------------------
            Function                               Burden                 Watt  Volt
                                                   (PT,CT)                Loss  Range
          ---------------------------------------------------------------------------
            Digital Generator Protection           0.4 VA, 0.022 @ 5 A    25    20%
          ---------------------------------------------------------------------------
            Synchronizing Undervoltage Relays      13.2 VA, 0                   20%
            (27BS-1,2)
          ---------------------------------------------------------------------------
            Auxiliary Transformer Protection -     0, 2.25VA @ 5          5     20%
            MDP
          ---------------------------------------------------------------------------
            WATT Transducer (96GW-1)               0.6VA, 0.4VA           5     15%
          ---------------------------------------------------------------------------
            WATT/VAR Transducer(96GG-1)            0.6VA, 0.4VA           5     15%
          ---------------------------------------------------------------------------
            DC Blown Fuse Detection (74)           N/A                    7.8   N/A
          ---------------------------------------------------------------------------
            Breaker Failure Protection (50/62BF)   2.3VA
            SBC223
          ---------------------------------------------------------------------------
            Generator Digital Meter (DMM)          0.1VA, 0.1VA           6     20%
          ---------------------------------------------------------------------------

11.1.17     Generator Panel Meter and Transducer Accuracies

          ----------------------------------------------------------------------
               Meter Function                                    Accuracy
          ----------------------------------------------------------------------
            Generator DMM (VM, AM)                                0.35%
          ----------------------------------------------------------------------
            Generator DMM (MW, MVAR, MVA)                         0.5%
          ----------------------------------------------------------------------

                                   Data Sheets                         Page 11.7
                                   ---------------------------------------------
                                   Firm Proposal       92746G1 (07/00) Rev. 0 rb

           ---------------------------------------------------------------------
            Generator DMM (PF)                                 1.0%
           ---------------------------------------------------------------------
            Generator DMM (FM)                                 0.02Hz
           ---------------------------------------------------------------------
            96GW-1 & 96GG-1 Transducers                        0.2%
           ---------------------------------------------------------------------

11.1.18     EX2000BR Digital, Static, Voltage Regulator for Brushless Exciters

           ---------------------------------------------------------------------
                      Measurement                              Value
           ---------------------------------------------------------------------
            General
           ---------------------------------------------------------------------
                 Voltage Regulator Type                 Digital Static (Non PMG)
           ---------------------------------------------------------------------
                 Continuous Output Current Rating       25 amperes
           ---------------------------------------------------------------------
                 Voltage Rating                         300 Vdc
           ---------------------------------------------------------------------
               Starting Modes Supported                 Soft-Start, Black-Start
           ---------------------------------------------------------------------
            Performance (per IEEE std 421.2)
           ---------------------------------------------------------------------
               Response                                 Conventional
           ---------------------------------------------------------------------
               Standard Response                        0.5 Response Ratio and
                                                        140% VFFL ceiling, @
                                                        generator terminal
                                                        voltage = 1.0 per unit
                                                        based on a field winding
                                                        temperature of
                                                        100(degree)C (Per IEEE
                                                        421)
           ---------------------------------------------------------------------
            Power Input
           ---------------------------------------------------------------------
               Primary Power Sources                    480 / 120 volts AC (MCC)
           ---------------------------------------------------------------------
               Backup Power Source                      125 Vdc unit Battery
           ---------------------------------------------------------------------
                 Auxiliary or generator bus Inputs,     Not applicable.
            per one-line
           ---------------------------------------------------------------------
               Station Battery Input                    Not applicable.
           ---------------------------------------------------------------------
            Compliant Standards
           ---------------------------------------------------------------------
               ANSI/IEEE                                ANSI IPC/EIA, C37.90.1,
                                                        , 421.1, 421.2, 421.4
           ---------------------------------------------------------------------
               UL                                       508A, 796,
           ---------------------------------------------------------------------
               CSA                                      22.2.14
           ---------------------------------------------------------------------
               IEC                                      801-2, 801-4, 1000-4-5,
                                                        1000-4-6, 529
           ---------------------------------------------------------------------
               UBC                                      Section 2312 Zone 4
           ---------------------------------------------------------------------
               EN                                       50082-2, 50178
           ---------------------------------------------------------------------
               ENV                                      50140, 550011:1991ISM
           ---------------------------------------------------------------------
            Environmental
           ---------------------------------------------------------------------
               Operating Temperature Range              0(degree)C to
                                                        +45(degree)C
                                                        (32(degree)F to
                                                        113(degree)F)
           ---------------------------------------------------------------------
               Storage Temperature Range                -40C to +70C (-40F to
                                                        +158F)
           ---------------------------------------------------------------------

                                   Data Sheets                         Page 11.8
                                   ---------------------------------------------
                                   Firm Proposal       92746G1 (07/00) Rev. 0 rb

          ----------------------------------------------------------------------
           Humidity                             5% to 95% non-condensing
          ----------------------------------------------------------------------

11.1.19    Estimated Power Consumption of Electrical Auxiliaries at ISO
           Conditions

          -----------------------------------------------------------------
                     Auxiliary                  Start    Ops      Standby
                                                 (kw)    (kw)      (kw)
                                                 Gas     Gas
                                                 Fuel    Fuel
          -----------------------------------------------------------------
           Starting motor                        663
          -----------------------------------------------------------------
           Aux lube oil pump                    44.7               44.7
          -----------------------------------------------------------------
           Aux hydraulic pump                     15                 15
          -----------------------------------------------------------------
           Exhaust frame blowers                  75      75
          -----------------------------------------------------------------
           Torque converter IGV adj motor        0.3
          -----------------------------------------------------------------
           Turbine/accessory/gas valve compt      13      13
           vent fans
          -----------------------------------------------------------------
           Lube oil mist eliminator                8       8          8
          -----------------------------------------------------------------
           Lube oil heater                        30                 30
          -----------------------------------------------------------------
           Control system                         15      15         15
          -----------------------------------------------------------------
           Generator anti-condensation space                         11
           heaters
          -----------------------------------------------------------------
           Miscellaneous compt and line side      60      60         60
           cubicle cooling loads
          -----------------------------------------------------------------
           Turbine/accessory/gas valve compt                         10
           anti-condensation heaters
          -----------------------------------------------------------------
           Cooling water pump                    112     112
          -----------------------------------------------------------------
           Cooling water fans (4)                 90      90
          -----------------------------------------------------------------
           Water wash pump                                15
          -----------------------------------------------------------------
           Water wash immersion heaters           50      50         50
          -----------------------------------------------------------------
           Water wash skid space heater           10      10         10
          -----------------------------------------------------------------

11.1.20    Maintenance Recommendations

          ----------------------------------------------------------------------
            Type of       Factored      Actual     Average     Typical    8-Hour
           Inspection    Fired Hours    Starts    Man-Hours   Crewsize    Shifts
          ----------------------------------------------------------------------
           Combustion      8000          400         575          6         12
          ----------------------------------------------------------------------
           Hot Gas        24000         1200        2400         10         30
           Path
          ----------------------------------------------------------------------
           Major          48000         2400        4400         11         50
          ----------------------------------------------------------------------

                                   Data Sheets                         Page 11.9
                                   ---------------------------------------------
                                   Firm Proposal       92746G1 (07/00) Rev. 0 rb

        NOTES:

        1. The above man-hours reflect the average of our actual world-wide experience. By pre-planning inspections and providing skilled labor, many owners have performed inspections with substantially reduced man-hours and outage time.

        2. Inspection recommendations may vary depending on application and site environment.

--------------------------------------------------------------------------------
11.2 Component Weights and Dimensions

        ------------------------------------------------------------------------
                  Item                   Length      Width       Height   Weight
                                          (Ft)        (Ft)        (Ft)     (Lbs)
        ------------------------------------------------------------------------
         Accessory compartment           21.54       10.83       12.58     60000
        ------------------------------------------------------------------------
         Turbine compartment             37.92       11.67       12.75    293500
        ------------------------------------------------------------------------
         Generator (air-cooled)          28.39       11.67       11.46    330000
        ------------------------------------------------------------------------

        Note: Estimated maximum maintenance weight of the turbine rotor is 63,000 lbs.

                                   Data Sheets                        Page 11.10
                                   ---------------------------------------------
                                   Firm Proposal       92746G1 (07/00) Rev. 0 rb

                                GE Power Systems

                 12. Technical Comments

        ________________________________________________________________

                                Not applicable.

                                   Technical Comments                  Page 12.1
                                   ---------------------------------------------
                                   Firm Proposal       92746G1 (07/00) Rev. 0 rb

                                GE Power Systems

                        13. Customer Drawings and Documentation
--------------------------------------------------------------------------------

                   As soon as practicable after the work is started, a distribution list will be established to dispatch to the Owner one (1) reproducible and six (6) prints of drawings, diagrams and material lists.

                   The Owner's engineer may approve the mechanical outline and one-line electrical diagram before their use is permitted. Errors detected in any drawings submitted will be corrected. A distribution list for dispatching to the Owner's engineer one (1) reproducible and two (2) prints of drawings and diagrams will be established as soon as practicable after the design work is started. The above approval will not be cause for waiver of any responsibility for discrepancies and errors made by others, but not detected in the examination.

                   The approval time-cycle will be consistent with those periods allotted on the project schedule.

--------------------------------------------------------------------------------
13.1 Gas Turbine Drawings

     13.1.1        Gas Turbine Drawing Schedule

                   In a typical project, the drawings are released in accordance with the schedule indicated below. Modifications to the schedule for any drawings affected by changes in the definition of the equipment or open Owner options will be available ten (10) working days after receipt of resolution of the change or option. One change or option may affect several drawings. Any drawings returned to GE with comments and/or changes will be reissued, if appropriate, within thirty (30) calendar days after receipt by GE.

                   -------------------------------------------------------------
                    GE             Drawing Title                       * Weeks
                   Item                                               6B/7EA/7FA
                   -------------------------------------------------------------
                   0040      Schematic Diagrams                           12
                   -------------------------------------------------------------
                   0301      Outline, Gas Turbine Package                 16

                             Connections - Electrical
                   -------------------------------------------------------------
                   0302      Outline, Purchaser Mounted Devices           16
                   -------------------------------------------------------------
                   0306      Outline, Mechanical - Gas Turbine and Load   16
                   -------------------------------------------------------------
                   0313      Outline, Gas Turbine Package Connection      16
                             Piping
                   -------------------------------------------------------------

                          Customer Drawings and Documentation          Page 13.1
                          ------------------------------------------------------
                          Firm Proposal                92746G1 (07/00) Rev. 0 rb

              ------------------------------------------------------------------
               0314   Note, Gas Turbine Package Connections Outline    16
                      - Piping
              ------------------------------------------------------------------
               0323   Outline, Foundation Interface                    16
              ------------------------------------------------------------------
               0326   Outline, Foundation Interface,                   20
                      Off-Base - Mechanical Equipment
              ------------------------------------------------------------------
               0330   Outline, Foundation Interface, Off-Base          16
                      Electrical Equipment
              ------------------------------------------------------------------
               0408   Weight and Center of Gravity, Gas Turbine        16
                      Package
              ------------------------------------------------------------------
               0414   Device Summary                                   13
              ------------------------------------------------------------------
               0438   Document List                                     8
              ------------------------------------------------------------------
               0444   One-Line Diagram                                 13
              ------------------------------------------------------------------
               0463   Cable Summary                                    14
              ------------------------------------------------------------------
               1603   Foundation Bolting Arrangement                   16
              ------------------------------------------------------------------

               * Elapsed weeks between Order Definition Meeting (ODM) and drawing release

13.1.2         Gas Turbine Drawing Descriptions

               Owner design drawings provided by GE allow a Owner to design foundations, make station layouts, order long-lead Owner supplied equipment and prepare an installation bid package or plan. Following are definitions of each drawing including its purpose and information presented:

              ------------------------------------------------------------------
               Item #                     Drawing Title
              ------------------------------------------------------------------
               0040 Schematic Diagrams - These diagrams are functional representations of all packaged power plant fluid systems, such as lubrication oil, coolant system, fuel and fuel forwarding. They contain information regarding flow rates, pressures and temperature requirements at Owner connection points and identify system capacity to determine initial fill requirements.

                        The purpose is to provide information to allow the Owner to determine station interconnecting piping design requirements, location of off- base skids and the amount of lubrication oil and coolant required for operation of the power plant. The schematics also act as source documents for generation of the device
                        summary.
              ------------------------------------------------------------------
               0301 Outline, Gas Turbine Package Connections-Electrical - This drawing provides the necessary information to determine cable trenches and conduit needs for GE supplied cable/wiring connecting to gas turbine and generator equipment. In addition, the drawing provides suggested foundation cable routing and the location and details of GE supplied
              ------------------------------------------------------------------

                                 Customer Drawings and Documentation   Page 13.2
                                 -----------------------------------------------
                                 Firm Proposal         92746G1 (07/00) Rev. 0 rb

    ----------------------------------------------------------------------------
                junction boxes.
    ----------------------------------------------------------------------------
      0302 Outline, Purchaser Mounted Devices - This drawing describes equipment such as the gas fuel flow measurement system and exhaust duct pressure switch package which interface with the gas turbine and are shipped separately from the major pieces, i.e., turbine and generator, for installation by the Owner. Included for each item is an outline drawing, pertinent information for proper installation and a wiring diagram, if applicable.
    ----------------------------------------------------------------------------
      0306 Outline, Mechanical - Gas Turbine and Load - The mechanical outline provides dimensional data (length, width and height) of the gas turbine-generator package and all other major pieces of GE supplied equipment.
                The purpose of this drawing is to define space requirements for station layout, show generator rotor removal dimensions, cooler tube bundle and lubrication oil filter removal dimension, vertical centerlines for major pieces and outline dimensions of the pieces of equipment extending beyond the perimeter of the gas turbine-generator package.
    ----------------------------------------------------------------------------
      0313 Outline, Gas Turbine Package Connection Piping - This drawing shows the outline of the gas turbine package with detailed dimensions for Owner supplied field piping connections with interface dimensions for points that must be connected to a station sump or drain. The purpose is to define the location of field piping connections for GE supplied loose piping and components, as well as Owner supplied piping.
    ----------------------------------------------------------------------------
      0314 Note, Gas Turbine Package Connections Outline-Piping - The Owner's piping connection notes provide piping interface data including thread and flange sizes and ratings. Descriptive information is provided for connections normally plugged and/or connected to the station sump. The purpose is to define piping connections shown on the Owner's Piping Connection Outline.
    ----------------------------------------------------------------------------
      0323 Outline, Foundation Interface - This drawing contains foundation interface information for the main gas turbine and generator foundation including pad locations and loadings for embedded sole plates. Embedded conduit locations and sizes within the gas turbine foundation are defined.
                The purpose is to provide information to aid design of the foundation for the gas turbine components located on the unit centerline.
    ----------------------------------------------------------------------------
      0326 Outline, Foundation Interface, Off-Base - Mechanical Equipment - This drawing depicts the arrangement of off-base mechanical components supplied by GE. It also includes equipment envelope dimensions and piping.
    ----------------------------------------------------------------------------
      0330 Outline, Foundation Interface, Off-Base - Electrical Equipment - This drawing shows electrical connection points for off-base electrical components supplied by GE.
    ----------------------------------------------------------------------------


                               Customer Drawings and Documentation     Page 13.3
                               -------------------------------------------------
                               Firm Proposal           92746G1 (07/00) Rev. 0 rb

    ----------------------------------------------------------------------------
      0408 Weight and Center of Gravity, Gas Turbine Package - This drawing contains the location of package unit weights and center of gravity for the control compartment, accessory and turbine compartment, generator, generator line side cubicle (if supplied), inlet compartment, inlet and exhaust systems and on-base coolant water module. The purpose is to provide suggested slinging arrangements and to assist the Owner in determining lifting requirements for heavier pieces of equipment.
    ----------------------------------------------------------------------------
      0414 Device Summary - The Device Summary defines the functional characteristics for all mechanical and electrical devices on the gas turbine-generator and their associate components. It is developed from all the schematic drawings and forms the basis for the cable block diagram and connection outlines.
    ----------------------------------------------------------------------------
      0438 Document List - This drawing is intended to provide a list of commonly required specifications and recommendations for equipment or commodities supplied by the Owner.
                The following is provided as applicable:
                Owner documentation index
                Coolant recommendations for closed cooling system
                Fuel oil specification
                Fuel gas specification
                Lubrication oil recommendations
                Welding symbol interpretation
                Cable installation data
                Drafting symbols
                Insulation recommendations
                The purpose is to provide information to allow the Owner to determine requirements for the aforementioned items.
    ----------------------------------------------------------------------------
      0444 One-Line Diagram - This drawing contains a simplified electrical schematic of the power system from generator ground to the Owner's high voltage bus including protective relaying, excitation system and synchronizing system. Also shown on this drawing are auxiliary power systems with schematic display of distribution panels. A location key is used to indicate component locations. Device nomenclature follows the IEEE standard for electrical switchgear.
    ----------------------------------------------------------------------------
      0463 Cable Summary - This drawing contains information for interconnecting cables and wires to GE supplied equipment. It indicates "from/to" information, cable size for GE supplied cables and voltage level requirements, information for the Owner to supply interconnecting cable/wire not furnished by GE and prepare bid specifications for quotation on installation of all required cable/wire. The purpose is to define requirements for GE and Owner supplied cables/wires and necessary information for installation bids.
    ----------------------------------------------------------------------------
      1603 Foundation Bolting Arrangement - This drawing depicts the arrangement of the bolting of the gas turbine, generator, GE supplied
    ----------------------------------------------------------------------------


                               Customer Drawings and Documentation     Page 13.4
                               -------------------------------------------------
                               Firm Proposal           92746G1 (07/00) Rev. 0 rb

              ------------------------------------------------------------------
                    components located on the gas turbine centerline, inlet and exhaust ducts to the main foundation. The material required for leveling and bolting the components to the foundation and the shims, keyways and keys required for alignment of the gas turbine are defined and the materials supplied by GE are identified.
                    The purpose of this drawing is to supplement the information presented on the Foundation Interface drawing and to define the material supplied by GE.
              ------------------------------------------------------------------

--------------------------------------------------------------------------------
13.2  Generator Drawings

      13.2.1   Generator Drawing Schedule

               -----------------------------------------------------------------
                GE Item              Drawing Title                      Weeks*
               -----------------------------------------------------------------
                C900       Exciter Model                                  12
               -----------------------------------------------------------------
                C901       Generator Cooler Performance Data              10
               -----------------------------------------------------------------
                C902       Generator Data and Curves                      10
               -----------------------------------------------------------------
                C903       Test Report                                    10**
               -----------------------------------------------------------------
                C907       Generator Requisition Summary Sheets            8
               -----------------------------------------------------------------

13.2.1.1       Generator Drawing Notes

               * Elapsed weeks between Order Definition Meeting (ODM) and drawing release

               ** After unit shipment

               Generator drawings are normally provided unless the same information has already been presented in gas turbine drawings. Drawings which are not listed here may be provided if additional optional equipment is included in the scope of supply.

13.2.2         Generator Drawing Descriptions

               -----------------------------------------------------------------
                Item #                        Drawing Title
               -----------------------------------------------------------------
                C900 Excitation Model - Mathematical transformer and constant representation of exciter hardware.
               -----------------------------------------------------------------
                C901 Generator Cooler Performance Data - Flow, material, connection and water requirements for generator coolers.
               -----------------------------------------------------------------
                C902 Generator Data and Curves - Estimated generator performance data and curves typically include reactive capability, excitation V, synchronous and saturation impedance and generator output as a
               -----------------------------------------------------------------


                                Customer Drawings and Documentation    Page 13.5
                                ------------------------------------------------
                                Firm Proposal          92746G1 (07/00) Rev. 0 rb

              ------------------------------------------------------------------
                        function of cold air, gas or liquid temperature.
              ------------------------------------------------------------------
                C903    Test Report - A manufacturing report that summarizes
                        data measured on each customer's generator.
              ------------------------------------------------------------------
                C907 Generator Requisition Summary Sheets - Summary of what GE has interpreted as the customer's scope of supply.
              ------------------------------------------------------------------

--------------------------------------------------------------------------------
13.3 Typical Drawings and Documentation for Gas Turbine-Generator Owners

               This section describes the documentation GE provides to support the Owner's efforts to design, install, operate and maintain the GE gas turbine-generator packaged power plant. This documentation is divided into three (3) categories which coincide with the progression of the project:

               .        Advance Owner interface documents

               .        Owner design drawings

               .        Startup and operation documents

     13.3.1    Advance Owner Interface Documents

               In addition to the Owner design drawings formally issued for construction, GE can upon request, provide advance information suitable for use in: (a) project planning and estimating the scope and cost of a project; and/or (b) the initiation and development of the design of equipment, systems and/or civil works that interface with GE furnished equipment. This information is furnished on an informal basis. The following definitions are provided for clarification:

     13.3.1.1  Typical Drawings

               Typical drawings consist of either drawings previously developed for a different project or drawings for a reference unit for purposes of information and/or illustration. These drawings are suitable for use in project planning and for estimating the scope and cost of a project. Typical drawings, however, lack the prerequisite detail and/or project-specific features necessary to permit their use to develop designs for equipment, systems and/or civil works that interface with GE furnished equipment. The use of typical drawings for such design development is strictly at the risk of the Owner.


                                Customer Drawings and Documentation    Page 13.6
                                ------------------------------------------------
                                Firm Proposal          92746G1 (07/00) Rev. 0 rb

               Please note: typical drawings can be augmented by preliminary design information furnished by GE at the Order Definition Meeting (ODM). Preliminary design information provided at that meeting normally consists of a one-line diagram and mechanical outline drawing, but can be extended upon request to include foundation interface information.

13.3.1.2       Preliminary Design Information

               This information may consist of typical drawings, marked-up drawings or any other material in either graphic or descriptive format used to convey non-finalized design information on GE furnished equipment. This information is sufficiently detailed to permit initiation and development of the design of equipment, systems and/or civil works interfacing with GE furnished equipment. This information, however, may be subject to changes that impact equipment, systems and/or civil works by others that interface with GE furnished equipment. The use of preliminary design information as a basis for the issue of final drawings by others is at their risk.

13.3.1.3       Order Definition Meeting

               To meet stated drawing and equipment scheduling commitments, agreement must be reached on options, alternatives and technical details within a limited time period. After receipt of an order, GE will promptly conduct an "Order Definition" meeting with the Owner's representatives to finalize the required design and scope of supply. Options and alternatives not finalized at this meeting will be documented with a schedule to resolve each, so as to minimize the impact on the shipment and price. Drawings affected by the lack of final definition will be identified during the "Order Definition" meeting and a schedule for drawing transmittals established upon receipt of the final data.

13.3.2         Startup and Operation Documents

               Documentation associated with the checkout, initial startup and routine operation of a GE gas turbine-generator packaged power plant will be provided in the English language and include the following:

               . Consolidated Service Manuals; available 12 weeks after
                 unit shipment

               . Turbine Control Specification; available at
                 time of unit shipment

               . Elementary Diagrams; available at
                 time of unit shipment

               . Startup Report; available after initial operation of the unit


                                 Customer Drawings and Documentation   Page 13.7
                                 -----------------------------------------------
                                 Firm Proposal         92746G1 (07/00) Rev. 0 rb

                 In addition, previously supplied functional drawings such as the one line, schematic piping, device summary and elementary diagrams are heavily utilized during the functional checkout and initial startup operations.

13.3.2.1         Service Manuals

                 The Service Manuals consist of Operation and Maintenance manuals and Parts manuals. The manuals are enclosed in heavy duty three inch binders with a coated canvas outer covering and post style mechanism. Ten sets are provided for each station.

                 Manuals are optionally available on CDROM. Each CD is unit specific with search capabilities and can be downloaded to the customer's internal computer network.

                 Optional features included in this proposal are as follows:

                 . The manuals are printed on standard 8.5 x 11 in./11 x 17 in. paper

13.3.2.2         Operation and Maintenance Manual

                 The Operation and Maintenance Manuals contains site specific information on turbine-generator operation. Normal operating sequences are described, together with normal running inspections for all supplied equipment and systems. Trouble shooting and diagnostic recommendations are also included. Special notes, and cautionary and warning statements are included and highlighted throughout the instruction book to enable easy recognition of special procedures and techniques which must be followed to ensure correctness and safety for equipment and personnel. Operating information is also included for all components and systems that are standardized in their design.

                 These manuals provide information for inspection and maintenance of the turbine, its accessories and auxiliary systems over the life of the equipment. Recommended procedures for scheduling inspections and planning maintenance outages, including recommended spares, tools and equipment are provided. Standard practices for disassembly, component inspection and reassembly are described in detail. Copies of the necessary reporting forms are provided by the local GE representative.


                                  Customer Drawings and Documentation  Page 13.8
                                  ----------------------------------------------
                                  Firm Proposal        92746G1 (07/00) Rev. 0 rb

13.3.2.3     Parts Manual

             This volume includes all necessary turbine accessory and auxiliary system drawings and bills of material to allow ordering of replacement and expendable materials, parts, components, and assemblies for all routine inspection and maintenance activities. It is organized along the same lines as the model list, or master parts list used to manufacture the turbine in the factory and is specific to the Owner unit.

13.3.2.4     Service Manuals Schedule

             Service Manual completion and shipment will occur in two phases as listed below:


             . Service Manuals shipment - twelve weeks after the shipment of the last major component (for example, lube oil skid)

             . Follow-up shipment - Twelve weeks after Manual shipment, to include any shortage material received after the Manual shipment (for example, drawings, vendor documentation)

13.3.2.5     Turbine Control Specification

             The turbine control specification provides all recommended turbine control panel settings, control system calibration procedures and turbine operating sequences. It is a unit specific document, and together with the device summary and generator elementary, provides information on field settable control and protective equipment.

13.3.2.6     Elementary Diagrams

             Elementary diagrams are provided for the gas turbine and generator controls, including the excitation system. The turbine control elementary diagram is primarily functional, and although some hardware representation is included where appropriate, it concentrates on a pictorial representation of the turbine and auxiliary system sequencing and control and protection algorithms implemented in the panel software. The turbine control panel is also supported for checkout purposes by a hardware connection diagram depicting internal hardware connections.

             The generator and power system elementary diagram is also functional; however, since control, protection and sequencing are accomplished with hardware elements, it is more representative of the actual system hardware

                                 Customer Drawings and Documentation   Page 13.9
                                 -----------------------------------------------
                                 Firm Proposal         92746G1 (07/00) Rev. 0 rb
               configuration. The same is also true of the motor control centers for electrically powered auxiliaries.

13.3.2.7       Startup Report

               The startup report is prepared by the field startup engineer after completion of the initial operation of the unit. It provides an indication of the initial settings and startup control characteristics for the gas turbine, generator and auxiliary systems. It is useful for anticipating trouble and performing diagnostic work at least through the first inspection period, and in many cases, over the life of the installation.

                                Customer Drawings and Documentation   Page 13.10
                                ------------------------------------------------
                                Firm Proposal         92746G1 (07/00) Rev. 0 rb

                                GE Power Systems



                        14. Technical Advisory Services


--------------------------------------------------------------------------------
14.1 Installation Support

                    GE offers a full range of turnkey and field installation services. In addition to the supply of equipment and technical direction, GE's experience includes thousands of world-wide turnkey and installation projects. The process begins with GE project management involvement with the Purchaser during the conceptual and proposal stage of the project to develop the scope and establish the project baseline which provides a solid foundation for the execution of the project, on time, and with a minimum of scope changes. Below is an outline of these additional services.

     14.1.1         Technical Direction of Installation

                    Technical Direction is an active, on-site service to provide engineering and technical guidance, advice, and counsel, based upon GE's current engineering, manufacturing, installation, and operating practices as related to work performed by others. The objective is to install GE-supplied equipment in a technically correct, high quality, safe manner, and to achieve a timely startup and reliable operation.

                    It is the act of recommending the correct course of action based upon good engineering, manufacturing and operation practices for the GE equipment involved. Such services may also include testing, adjusting, programming and other similar services.

                    Technical Direction of Installation Services exclude any supervision, management, regulation, arbitration and/or measurement of the owner personnel, agents or contractors and work related thereto. Technical Direction of Installation Services do not include any responsibility for planning, scheduling, monitoring or management of the work.

     14.1.2         Technical Direction of Installation Representative(s)

                    The Company will provide technical direction services on straight time, forty hours per week, during the first eight hours of each shift, five days per week, Monday through Friday per the equipment contract and in accordance the period identified in Installation and Period Charges below. This service will be provided by one or more Technical Direction of Installation Representatives as deemed necessary by the Company. The Technical Direction of Installation Representative shall:

                                  Technical Advisory Services          Page 14.1
                                  ----------------------------------------------
                                  Firm Proposal        92746G1 (07/00) Rev. 0 rb

14.1.2.1       Lead Technical Advisor

               Company's Technical Direction for Installation Team will be headed by an experienced turbine installation Technical Advisor whose functions and responsibilities will include the following:

               1. Participate in a pre-installation meeting to provide the
                  Purchaser and his installation contractor with technical direction necessary for establishing the installation planning, scheduling, methods and responsibilities to be used and followed throughout the installation.

               2. The effective guidance and counseling of the other
                  Company more Technical Direction of Installation Representatives to provide for broader utilization of their skills.

               3. The integration of the assigned service work with the
                  Purchaser representatives to assist in meeting scheduled completion, starting and operation dates. This will include participation in on-site job progress meetings as the chief representative of Company.

               4. The reporting of pertinent facts on failure of equipment warranted by GE to the proper GE personnel to permit prompt and equitable settlement of warranty claims.

               5. The submittal of timely reports on job progress and
                  problems.

               6. The planning, organization, and direction of the other
                  Company personnel for the installation, start-up, testing, and warranty implementation of the GE-supplied equipment.

               7. The maintenance of installation records and a job log
                  book.


14.1.2.2       Gas Turbine Installation Team

               The Gas Turbine Installation Team will be composed of Technical Advisors skilled in one or more of the following areas: mechanical erection of gas turbine-generators, electrical equipment installation and testing, and SPEEDTRONIC(TM) Control System checkout, calibration, and unit start-up. Their principal functions and responsibilities will be to provide Technical Advisory Services during:

               1. Inspection and unloading of the gas turbine major
                  components at the installation site and their placement on the foundation.

               2. Setting of the sole plates or fixators.


                                 Technical Advisory Services           Page 14.2
                                 -----------------------------------------------
                                 Firm Proposal         92746G1 (07/00) Rev. 0 rb

                3. Setting of necessary shims between Purchaser-supplied sole plates and the gas turbine.

                4.  Removal of shipping supports on the gas turbine.

                5. Installation of the gas turbine-generator packages to the proper centerline and elevation.

                6.  Alignment of the gas turbine and generator.

                7.  Alignment of the accessory package to the gas turbine.

                8.  Alignment of starting means components.

                9. The assembly, clearance and alignment, of all major parts to the extent that the same can be accomplished without dismantling.

                10. Installation of the gas turbine air inlet system and exhaust plenum and exhaust ducting.

                11. Checkout of piping, control wiring, and instrumentation lines between the gas turbine and other GE-supplied gas turbine equipment.

                12. Checkout and initial operation of the base mounted gas turbine starting equipment.

                13. Sequencing and checkout of the gas turbine SPEEDTRONIC(TM)
                    Control Panel.

                14. Installation and checkout of the Generator Auxiliary
                    Compartment (GAC), generator and excitation/electrical systems.

                15. Start-up of the gas turbine unit with Owner's operating personnel.

                16. Instruct the Purchaser's installation and operating
                    personnel, at the site at the time of the work activity in accordance with the installation schedule, in the:

                    -- Conduct of such component and operating tests as the Technical Direction of Installation Representative shall specify.

                    -- Initial starting and placing the equipment in good operating condition.

                    -- Company's recommended procedure for regularly starting, operating, and shutting down the equipment.

                17. Mark-up of two sets of GE drawings, per standard
                    GE-practices, to reflect the as-built condition of the gas turbine-generator equipment. One set for site records and one set to be returned to GE Customer Service.

                                   Technical Advisory Services         Page 14.3
                                  ----------------------------------------------
                                  Firm Proposal        92746G1 (07/00) Rev. 0 rb

--------------------------------------------------------------------------------
14.2  Installation Period and Charges

                    A. The period of Technical Direction of Installation at the site shall commence on the date agreed upon by the parties for setting the sole plates or fixators and shall continue until the technical direction, inspection and instruction per the equipment contract has expired as mutually agreed upon. It is recommended that Technical Direction of Installation coverage be continued until the installation is complete (normally 24 hours after attaining full load) except for the times during which no installation work on the equipment is scheduled or performed by the Purchaser.

                    B. The price quoted includes the equivalent of technical direction services for 250 manweeks composed of the first 8 hours of each shift, 5 days per week, Monday through Friday, for a prescribed number of manweeks.

                    C. In the event the Purchaser interrupts, extends, or accelerates the work, so as to require technical direction service at times other than provided in (B) above, the Company reserves the right to render additional billing as follows:

                         -- If the normal work schedule exceeds eight hours per
                            day, Monday through Friday, or forty hours per week, the premium due the Company will be 1.5 hours for each hour worked. The premium will be deducted from the purchased manweeks. In the event that the purchased manweeks are exceeded, the Purchaser will be invoiced at the published rates in effect at the time the work is performed.

                         -- If the work schedule is interrupted, or extended
                            beyond that established in the pre-installation meeting, or if other services of the Technical Direction of Installation Representative are required and not specifically provided for herein such as, but not limited to, using special equipment when handling the gas turbine during transit, storage, or installation, or when the service is required during delays caused by the Purchaser or others, or when the service is required during periods when work on the equipment is being performed by a labor force of less than adequate size and composition, commensurate with Paragraph A of "Purchasers Responsibilities" below, such services provided at times as provided in paragraph
                            (B) above will be charged to the Purchaser's purchased manweeks for Technical directions.

                         -- If the installation schedule is extended to exceed
                            the manweeks of Technical Direction provided in (B) above, then services in excess of stated manweeks will be billed to the Purchaser at the Company's published rates in effect at the time the work is performed.


                                       Technical Advisory Services     Page 14.4
                                       -----------------------------------------
                                       Firm Proposal   92746G1 (07/00) Rev. 0 rb

                    --   If Technical Direction of Installation
                         Representative(s) is/are released from the site by the Purchaser while the installation is in progress, the same Technical Direction of Installation Representative may not be available to return but will be replaced with a qualified Technical Direction of Installation Representative within two weeks after Company's receipt of written request from the Purchaser for a Technical Direction of Installation Representative.

               D. Company retains the option to replace the Technical Direction of Installation Representative at GE's expense, with proper overlap to ensure orderly transfer of responsibilities.

               E. Transfer to Subsidiary or Affiliated Company: This Proposal and all resulting contracts may be assigned or novated, in part or in whole, by Seller to one of Seller's wholly owned subsidiaries upon written notice to Purchaser setting forth the effective date of such assignment or novation. Upon the effective date of this assignment or novation, all of the rights and obligations of Seller under this Proposal and all resulting contracts shall vest solely in Seller's subsidiary. SELLER GUARANTEES THE PERFORMANCE OF ITS SUBSIDIARY AFTER THE ASSIGNMENT OR NOVATION TAKES EFFECT.

               F. Purchaser will not be invoiced for Technical Direction of Installation Services for work associated with warranty and/or documented and agreed upon backcharges.

--------------------------------------------------------------------------------
14.3 Purchaser's Responsibilities

               A. Furnish qualified labor including necessary foremen and superintendents for its supervision. The size and composition of the labor force shall be agreed upon by the parties prior to the start of installation and shall consist of the necessary crafts or trade to obtain optimum schedules.

               B. Provide all tools and test equipment, equipment facilities (including a suitable office area with electricity, trailer, shelter or section of the construction housing area where drawings, special tools, and other Company equipment can be kept and referred to or worked upon) and devices required for the safe handling, storage and installation of the equipment.

               C. Provide the equipment and suitable materials and supplies not furnished as part of the equipment which are required for installation, such as foundation bolts, sole plates, shims, grouting forms, grouting, piping beyond the points designated on the Company's outline drawings, wiring between pieces of equipment, paint, etc.


                                      Technical Advisory Services      Page 14.5
                                      ------------------------------------------
                                      Firm Proposal     92746G1 (07/00 Rev. 0 rb

                    D. Provide, as required, operating personnel, compressed air, fuel, electric power, lubricant oil and supplies for starting, operating, and testing the equipment.

                    E. Consult the Technical Direction of Installation Representative in advance with respect to the scheduling of all installation work and to carry out such work so as to furnish the Technical Direction of Installation Representative adequate opportunity to inspect the work in progress during his regular working hours.

                    F. Unload, transport and place the equipment on its foundations. If required, provide suitable storage space, transport, store, and protect the equipment.

                    G. Purchaser will take all necessary precautions, at all times, for the safety of Company personnel at site. This includes, but is not limited to, indoctrination of Purchaser's safety practices, energization/de-energization of all power systems (electrical, mechanical, pneumatic and hydraulic) using a lock-out tag procedure, and conducting periodic safety meetings during construction and start-up.

                    H. Climate-controlled and secure office and storage space adjacent to the work area at the Site. Purchaser will supply phone lines, phone and fax service as required, in the office space. Site sanitary facilities (bathroom, washroom) will be supplied by the Purchaser.


                                     Technical Advisory Services       Page 14.6
                                     -------------------------------------------
                                     Firm Proposal      9746G1 (07/00) Rev. 0 rb

                                GE Power Systems

                   15. Training

--------------------------------------------------------------------------------
15.1    Summary

                A one week basic familiarization training program is conducted for a selected number of Owner's engineers, operations and maintenance personnel. The training will be conducted at the Owner's job site.

                The Owner's personnel assigned for training must have prior general knowledge of power plant systems operation.

--------------------------------------------------------------------------------
15.2    Gas Turbine Familiarization

        15.2.1     Objective

                   To familiarize operators and supervisory personnel to safely and properly operate a gas turbine-generator unit.

                   Emphasis is placed on the operator's responsibilities with regard to the auxiliary systems, operational data taking, and data evaluation. Operators are also instructed in how to interpret fault annunciation and how to determine if the annunciated fault can be remedied by operator action or by the assistance of instrumentation and/or maintenance personnel.

                   The course focuses on starting, loading, and specific operator checks of the various turbine support and auxiliary systems to ensure safe and reliable operation of the turbine unit.

        15.2.2     Content

                   The typical Gas Turbine Familiarization course covers the following areas:

                   . Unit Arrangement

                     -- Gas Turbine, Generator

                   . General Description

                     -- Gas Turbine and Generator Major Components



                              Training                                 Page 15.1
                              --------------------------------------------------
                              Firm Proposal            92746G1 (07/00) Rev. 0 rb

                   .  Support Systems

                      -- Lube Oil

                      -- Hydraulic and Control

                      -- Cooling Water

                      -- Cooling and Sealing Air

                      -- Fuel(s)

                      -- Starting

                      -- Heating and Ventilation

                      -- Fire Protection

                      -- Generator Systems


                   .  Control System

                      -- Control Panel Arrangement

                      -- Basic Control Functions and Operating Sequences

                      -- Basic Protection Functions

                   .  Turbine Generator Operation

                      -- Startup

                      -- Operating Parameters

                      -- Emergency Procedures

                   .  Operator Responsibilities

                      -- Data Taking and Evaluation

                      -- Operating Limits and Required Operator Action on
                         Various Annunciator Indications

                   .  Unit Documentation

--------------------------------------------------------------------------------
15.3    Training Material and Related Conditions (On-Site Training)

                   .  Classes run daily (five days/week) and are limited to six
                      (6) hours. The actual class time, a.m. and p.m. hours, is dictated by the availability of the equipment and the students per the normal work schedule. Each class time period should be agreed to by the Owner's management and GE's instructor(s) at the beginning of the program. The six (6) hour class limitation will allow ample time for the instructor(s) to prepare the next session's work plan.

                   . A maximum of twelve (12) students per class can be accommodated.



                              Training                                 Page 15.2
                              --------------------------------------------------
                              Firm Proposal            92746G1 (07/00) Rev. 0 rb

                   . English-speaking instructor(s) will be furnished for the course duration.

                   . Each student will be furnished a suitable bound course instruction handbook in English; shipment costs have been included in the firm price quoted herein. Any materials furnished are exclusively for the use of the Owner's personnel. This material is not for resale or to be distributed to third parties, nor is it to be copied or reproduced without GE's prior written permission.

                   . Any audio or video recording of GE's lecture material is prohibited unless GE grants permission in writing in advance of the training program.

                   . The instructor(s) will retain all visual aids such as 35mm slides and transparencies used to conduct the course.

                   . The power plant equipment should preferably be operable and available to support this course of study.

                   . GE shall be responsible for the instructors travel and living expenses during the training period.

--------------------------------------------------------------------------------
15.4    Training Schedule

                   After engineering design has been finalized, training is conducted during a mutually-agreeable time.



                              Training                                 Page 15.3
                              --------------------------------------------------
                              Firm Proposal            92746G1 (07/00) Rev. 0 rb

                                GE Power Systems

                   16. Mechanical Outline

--------------------------------------------------------------------------------

                   Mechanical Outline                       To be Developed



                              Mechanical Outline                       Page 16.1
                              --------------------------------------------------
                              Firm Proposal            92746G1 (07/00) Rev. 0 rb

                                GE Power Systems

                   17.  Electrical One-Line Diagram

        ------------------------------------------------------------------------

                   One-Line Diagram                        To be developed.



                              Electrical One-Line Diagram              Page 17.1
                              --------------------------------------------------
                              Firm Proposal            92746G1 (07/00) Rev. 0 rb

                                GE Power Systems

                   18. Quality

--------------------------------------------------------------------------------
                   18.1 GE Power Generation Quality......................   18.1

                   18.2 Quality Services Overview .......................   18.6

                   18.3 Gas Turbine Quality Services ....................   18.9

                   18.4 Generator Quality Services ......................  18.10

                   18.5 Purchased Equipment Quality Services ............  18.10

                   18.6 Standards and Procedures ........................  18.11

                   18.7 Customer Review of GE Documentation .............  18.13

                   18.8 Customer Observation Points .....................  18.13

--------------------------------------------------------------------------------
18.1    GE Power Generation Quality

                   GE Power Generation (GEPG) is committed to setting the industry standard of excellence for customer satisfaction. Inherent in this objective is our continuing determination to perform every function, every process, to the highest quality standards--from the way we develop and apply technologies to the way we manufacture products and provide services.

        18.1.1     Company Policy Statements

                   The quality standards for the GE Corporation are set in GE Policy 20.1, Company-Wide Quality and GE Policy 20.11, Customer Satisfaction. The highlights of Policy 20.1 are:

                   . Company-Wide Quality, as a corporate objective, means attaining a level of overall performance and attitude that makes General Electric the natural choice of customers and earns the respect of all those affected by the company's activities.

                   . Company-Wide Quality, as an individual objective, is achieved by employees who aspire to be better than the best. General Electric is committed to assisting employees in their pursuit of excellence by providing them with the leadership, cooperative climate, training, facilities and materials consistent with the overall company quest for quality.

                   Policy 20.11 highlights are:



                              Quality                                  Page 18.1
                              --------------------------------------------------
                              Firm Proposal            92746G1 (07/00) Rev. 0 rb

                   . It is the policy of GE to understand its customers' needs for products and services, as well as all related requirements, and to put its best effort into responding to those customer needs before, during and after every sales transaction.

                   . GE shall make commitments to its customers which reflect GE's true ability to serve and to make every effort to meet those commitments.

        18.1.2     Power Generation Philosophy

                   "To provide our valued customers with the highest quality products, parts and services with unparalleled customer service, while effectively utilizing every employee and partner working together in an environment of mutual respect, dignity and unyielding integrity."

        18.1.2.1   Objective

                   The objectives of the Quality Policy are based on the premise that, in striving for excellence in every facet of our operations, we will assure the highest level of customer satisfaction and the fulfillment of their objectives through the products and services Power Generation has provided. Integral to this are the following key elements:

                   .  Customers are both internal and external.

                   .  Quality measurements must be customer oriented.

                   . Complete understanding of customer requirements and expectations is essential.

                   . Quality is to be achieved by designing and building quality and reliability into our products and services, optimizing our processes and minimizing or eliminating inspections, waste and rework.

                   . Business processes and procedures instrumental in the achievement of the Quality Policy are to be defined, documented and controlled.

                   . Continuous process improvement efforts will focus around process simplification, variation reduction and cycle time compression, utilizing when able, "Best Practices" as models and examples.

                   . Timely and effective corrective and preventive action will be the key to the continuous improvement process.



                              Quality                                  Page 18.2
                              --------------------------------------------------
                              Firm Proposal            92746G1 (07/00) Rev. 0 rb

                   . Management involvement plays a critical role in the achievement of the quality objectives.

                   . The Power Generation Quality System will be based on the International Standard ISO 9001.

        18.1.2.2   Implementation

                   It is the responsibility of the President and CEO, GE Power Systems, and his management teams at all levels, to ensure the understanding and implementation of this policy throughout the business and to provide the necessary processes, practices, procedures and resources necessary to achieve that end.

        18.1.2.3   Measurement

                   To ensure the success of the Quality Policy, appropriate and meaningful measurements will be identified, developed and reviewed at all levels and functions to ensure that appropriate corrective and preventive action needs are identified and addressed in a timely and effective manner. The type and degree of such measurements will be of a nature to evaluate the performance to the objectives implied in the quality policy and consistent with the continuous improvement philosophy of the business.

                   Such measurements may include, but not be limited to:

                   .  Customer satisfaction measurements

                   .  Internal and external failures

                   .  Audit results

                   .  Process and product quality trends

                   .  Organizational performance data

                   .  Product performance data

                   .  Statistical analysis techniques

                   .  Related cost data



                              Training                                 Page 18.3
                              --------------------------------------------------
                              Firm Proposal            92746G1 (07/00) Rev. 0 rb

        18.1.2.4   References

                   This policy is intended to support the objectives established in Company Policy 20.1 "Company Wide Quality" and Company Policy 20.11 "Customer Satisfaction".

        18.1.2.5   Review

                   The Quality Policy will be reviewed annually by Executive Management in order to assure its continued applicability and objectives.

        18.1.3     ISO 9000 Certification

                   The desire for customer satisfaction drives world class quality. Customers throughout the world are not only demanding a high level of quality, they are requiring this quality be assured through the application of a comprehensive quality program. The ISO 9000 program and certification provide customers with a globally recognized Quality Management system.

                   In order to be more responsive to our customer's needs GE took this customer requirement and made it a top priority. Our Sales, Engineering, Sourcing and Manufacturing functions worked diligently to accomplish ISO certification. GE takes great pride and pleasure in the fact that we were the first power generation supplier to obtain broad scope ISO certification. Lloyd's Register Quality Assurance has assessed and approved GE's quality management system standards of ISO 9001:1994, EN ISO 9001:1994 and ANSI/ASQC Q9001-1994.

                   GE has focused on this quality issue, with customer satisfaction being the top priority. The driving force behind our total quality system is to achieve total customer satisfaction by minimizing variances and completing the product or services correct the first time. We established our quality measurements and targets based on the most demanding of our customers' perspective. To satisfy this high level of demand, we focused on our "process" quality, not just the products and services. To achieve this we have directly involved our employees, our customers and suppliers in these process improvements.

                   What really counts is our customers' perception of how well we meet their quality requirements and goals. Therefore, our quality measurements and procedures are being constantly monitored and evaluated against both our own high standards and our customers' needs.



                              Quality                                  Page 18.4
                              --------------------------------------------------
                              Firm Proposal            92746G1 (07/00) Rev. 0 rb

        18.1.4     Total Quality Plan

                   GEPG has an integrated total quality plan that addresses all processes, involves all employees and is driven by top management leadership. The principles of total quality are based on achieving total customer satisfaction by minimizing variances and doing the right thing the first time. These principles are:

                   . Total commitment to quality at every salaried and hourly level

                   . Assure understanding of customer requirements and expectations

                   . Directly involve our customers and suppliers in process improvements

                   . Assign ownership for process design and control to empowered Workout/Continuous Improvement teams

                   . Focus on "process" quality - not just end-products and services

                   . Set our quality measurements/targets from the most demanding customer's perspective

                   . Define the key measures needed to assess variances in process performance

                   . Apply Continuous Improvement methods to reduce variances and cycle times to progressively improve overall performance

                   .  Train employees and maintain a cadre of leaders

                   . Implement tracking and reporting systems to monitor progress and results

                   . Monitor all elements of Cost Of Quality (COQ), including prevention, appraisal, and internal and external failure, plus the impact of "lost opportunities" on net operating income

                   . Identify and progressively eliminate the source of all avoidable COQ

                   . Identify, recognize, and reward exceptional individual and team performance

                   GEPG recognizes that ISO 9001 certification covers the basic fundamentals of a quality system. To attain total quality, GEPG has created a comprehensive Quality Manual, which meets the requirements of the most demanding customer and sets the total quality guidelines.



                              Quality                                  Page 18.5
                              --------------------------------------------------
                              Firm Proposal            92746G1 (07/00) Rev. 0 rb

--------------------------------------------------------------------------------
18.2 Quality Services Overview

           18.2.1       Terms and Definitions for Quality Services

           18.2.1.1     Acceptance Criteria

                        This is the specific set of measurements and criteria, including judgment, by which a part, a component, or the whole product is accepted or rejected. The acceptance criteria established by GE (as designer of the equipment) will prevail in all cases.

           18.2.1.2     Audit Typical

                        A customer examination of typical parts or factory inspection practices (such as NDT, dimensional checks) in a specific area such as turbine wheel UT examination. The "audit typical" is frequently conducted in lieu of a witness point when the parts or components of interest are at a stage of production where the part does not have customer assignment.

           18.2.1.3     Materials Shipped Direct (MSD)

                        Materials or equipment within the GE scope of supply but manufactured by a sub-supplier and shipped directly from the sub-supplier to the installation site.

           18.2.1.4     Observe

                        Advance notice of an observation point is provided to the customer and updated as the event nears. Production sequences are followed and the event is not delayed or rescheduled to accommodate customer schedules.

           18.2.1.5     Observation Point

                        A specific test or event in the production cycle observed by the customer or his representative, as an option, without interrupting the normal production flow. Advance notification will be provided to the customer for contractually specified observation points and updated as the event nears. Production sequences will be followed and the event will not be delayed or rescheduled to accommodate customer schedules.


                                    Quality                            Page 18.6
                                    --------------------------------------------
                                    Firm Proposal      92746G1 (07/00) Rev. 0 rb

            18.2.1.6     Quality Control Reports (QCR)

                         The reporting form used to identify and track manufacturing nonconformance. The customer representative may review any QCR pertaining to his equipment.

            18.2.1.7     Records Review

                         This is a joint Customer-Quality representative review of Manufacturing and Quality documentation applicable to or typical of the customer's unit.

            18.2.1.8     Rights of Acceptance

                         The contractually agreed and stated ultimate power to accept a product or portion of product. Contract documents define the limits of customer rights of acceptance; otherwise, the manufacturer retains the rights.

            18.2.2       Arrangements and Access Guidelines

                         Customer representatives will be provided reasonable access to manufacturing facilities for purposes of obtaining information on production progress, determining status, and observing inspections and tests with respect to the customer ordered power generation equipment. All customer contacts with GE during the manufacturing phase are scheduled in advance through designated personnel in Project Management, Project Engineering and/or Manufacturing.

                         Access will be available at the manufacturing facilities during normal working hours and on an off-hours basis where appropriate or necessary for observation of contractually agreed upon production points. The main manufacturing locations are Greenville, SC and Schenectady, NY.

            18.2.3       Suppliers

                         GE Power Generation maintains a high quality global supplier base. These suppliers are subject to rigorous approval, qualification and surveillance processes to maintain this high level of quality. GE will make additions and deletions from time to time to the current supplier list in an effort to improve quality and delivery while maintaining the ability to provide our customer's equipment at competitive prices.



                                    Quality                            Page 18.7
                                    --------------------------------------------
                                    Firm Proposal      92746G1 (07/00) Rev. 0 rb

            18.2.4       Quality Systems Manual

                         GE Power Generation has and maintains controlled Quality Manuals in accordance with good quality practices and established standards.

                         The Quality Manuals are used by personnel and components in the pursuit of quality. The manuals provide information to integrate the quality system. All quality related instructions are referenced to permit ready access to pertinent information on any portion of the quality system.

                         The Quality Manuals address the following elements:

                         1.  Management Responsibility

                         2.  Quality System

                         3.  Contract Review

                         4.  Design Control

                         5.  Document Control

                         6.  Purchasing

                         7.  Purchaser Supplied Product

                         8.  Product Identification and Traceability

                         9.  Process Control

                         10. Inspection and Testing

                         11. Control of inspection, measuring and test equipment

                         12. Inspection and Test Status

                         13. Control of Non-Conforming Material

                         14. Corrective and Preventive Action

                         15. Handling, Storage, Packaging, Preservation and
                             Delivery

                         16. Quality Records

                         17. Internal Quality Audits

                         18. Training

                         19. Servicing

                         20. Statistical Techniques

            18.2.5       Monitoring and Diagnostics

                         At GE's discretion, a Monitoring and Diagnostics (M&D) system may be utilized by GE to perform quality management during the warranty period of a new unit. The system enables GE's turbomachinery experts located at the



                                    Quality                            Page 18.8
                                    --------------------------------------------
                                    Firm Proposal      92746G1 (07/00) Rev. 0 rb

                   M&D Center in Schenectady, NY to remotely monitor trends and detect anomalies that may lead to more serious problems if left uncorrected.

                   The system requires installation of a non-intrusive, proactive GE proprietary computer called the On Site Monitor
                   (OSM) at the customer site to receive and store data from sensors in the unit. The M&D Center, which operates 24 hours per day, seven days a week, periodically accesses the OSM via a phone modem. At the end of the warranty, the OSM may be removed from the customer site.

--------------------------------------------------------------------------------
18.3    Gas Turbine Quality Services


                   The following quality assurance services are available for the Gas Turbine:

        18.3.1     Quality Systems Manual (Review)

                   The GE Gas Turbine Quality Manual and related quality system documentation may be reviewed in detail by the customer with a quality organization representative at the gas turbine manufacturing facilities.

        18.3.2     Quality Program Review (Pre-Inspection Meeting)

                   A one-day project-oriented review can be conducted by manufacturing quality professionals at the manufacturing facility. The customer's representatives are exposed to the quality system, manufacturing facilities, quality control methods and records system. A shop tour is conducted, specific customer required quality services are reviewed and any contract-level quality issues are identified.

        18.3.3     Progress and Quality Topics (Review)

                   An informal one day review guided by customer interests and hosted by manufacturing Quality personnel can be held at the manufacturing facility. Specific manufacturing progress is observed, Quality documentation checked, and other customer special interest quality topics discussed.

                   Typical events or activities include:

                   . Audit rotor or stator materials certifications

                   . Audit rotor balance procedures and records



                                    Quality                            Page 18.9
                                    --------------------------------------------
                                    Firm Proposal      92746G1 (07/00) Rev. 0 rb

                   . General Factory Tour

                   . Audit typical forging NDT practices

                   . Review typical unit records file

        18.3.4     Comprehensive Product Quality Report

                   Gas Turbine personnel will supply on CD ROM the Comprehensive Product Quality Report (CPQR) containing images of the unit certification sheet, rotor assembly and balance data, unit assembly data, and final gas turbine factory test data (when required). The CD-ROM will contain all files, programs, and instructions to allow its use on any IBM Compatible personal computer with a CD-ROM drive in a Windows environment. The software provides easy identification and retrieval of any item or image.

                   Three (3) copies of the CD-ROM will normally be available four weeks after unit shipment. Quality Records personnel will prepare the CD-ROM with data from quality records files.

--------------------------------------------------------------------------------
18.4    Generator Quality Services

                   The following quality assurance services are available for generator.

        18.4.1     Quality Systems Manual (Review)

                   The Generator Quality Systems Manual and related quality systems documentation may be reviewed in detail by the customer with a quality representative at the manufacturing facilities.

--------------------------------------------------------------------------------
18.5    Purchased Equipment Quality Services

                   These services are provided for the major vendor purchased material and equipment required for the turbine-generators.

        18.5.1     Supplier Quality System

                   GE Power Systems utilizes the following three step process for selecting and controlling the quality of the products received from our suppliers:



                                    Quality                           Page 18.10
                                    --------------------------------------------
                                    Firm Proposal      92746G1 (07/00) Rev. 0 rb

                   . Supplier Approval--An approved supplier is one that has been authorized by functional representatives to receive a GE Power Generation Purchase Order. Additional suppliers are selected for potential approval on an on-going basis to maintain high quality, cost-effective suppliers.

                   . Supplier Qualification--Product specific reviews, inspections and qualifications are performed once a purchase order has been placed to assure the supplier complies with the customer requirements. A qualified supplier is one that has proven its ability to manufacture a component to satisfactorily meet all GE requirements.

                   . Supplier Surveillance--Inspections and quality audits are performed where required to assure conformance to customer requirements.

        18.5.2     Supplier Quality System Review

                   GE Sourcing (purchasing) personnel or a GE representative will arrange for and accompany where necessary the customer's representative on quality-oriented visits to subsuppliers. Emphasis is placed on equipment to be shipped direct to the customer site (MSD equipment). The customer's representative may review the subsupplier's quality program, the GE quality plan for the subject equipment and the status and condition of the equipment designated for their unit. This visit should be coordinated with specific supplier production cycle events or tests as applicable.

--------------------------------------------------------------------------------
18.6    Standards and Procedures

        18.6.1     General

                   GE has traditionally designed and manufactured its products in accordance with GE standards, specifications and procedures that are based on U.S. National Codes and Standards applicable to the product. Depending on product needs, the GE standards may fully meet or exceed the corresponding National Code (ASME, NEC, QWS), or deal with state-of-the-art materials, or govern a new proprietary process, or address a special foreign code requirement or meet GE design requirements.

                   The customer or his representative may review and discuss the standards at the manufacturing facilities but copies will not be provided and contents will not be altered.



                                    Quality                           Page 18.11
                                    --------------------------------------------
                                    Firm Proposal      92746G1 (07/00) Rev. 0 rb

                   GE specifications, standards, and procedures are also applied to all purchased materials for the GE supplied equipment.

        18.6.2     Non-Destructive Testing (NDT)

                   The non-destructive testing practices are based on ASTM standards and ASNT recommended practices as deemed appropriate for the manufacture of the equipment. NDT personnel training is guided by SNT-TC-1A and the necessary process specifications are in place to direct NDT activities including:

                   . Radiographic (X-Ray)

                   . Liquid Penetrant (Red Dye)

                   . Fluorescent Penetrant (i.e. Zyglo)

                   . Ultrasonic

                   . Eddy Current

                   . Magnetic Particle

                   . Bore Etch and Spin

                   . Hydrostatic Testing

                   . Kerosene and Whiting

                   . Red and Blue Surface Contact

        18.6.3     Rights of Approval and Acceptance

                   GE reserves all rights of acceptance/rejection for components or characteristics except where specifically defined in the GE/Customer contract documentation.

                   Customer reviews or observations of factory tests and inspections do not constitute a waiver of requirements to meet the specified operating conditions, nor does customer inspection relieve GE of its responsibilities.



                                    Quality                           Page 18.12
                                    --------------------------------------------
                                    Firm Proposal      92746G1 (07/00) Rev. 0 rb

        18.6.4     Drawings and Records

                   Drawings and records are available for review and discussion on a specific case basis at the manufacturing facility. Copies will not be provided except for normal purchaser drawings and where specifically required in the contract.

--------------------------------------------------------------------------------
18.7    Customer Review of GE Documentation

                   A customer may review whatever quality control plans, procedures, drawings or records are necessary for operations/tests/inspections performed on his parts. (Under certain conditions when his parts may not be available, `typical' documentation may be reviewed to demonstrate examples.) Due to the fact that such documentation usually contains information considered proprietary, copies are not provided.

                   All documentation reviews will be conducted with an authorized representative, such as the area Quality and Process Engineer. This is necessary as such documentation is usually of a "working" nature and will need interpretation by a knowledgeable individual.

                   Since the review of documentation and data will usually involve in-process product and activities, certain types of documentation may not be made available for customer review until after full resolution and/or implementation of related issues.

                   Advance submittals of specifications, procedures and manufacturing quality plans are not provided.

--------------------------------------------------------------------------------
18.8    Customer Observation Points

                   The customer, by previous arrangements, can be notified in advance of significant events in the manufacturing cycle for his major hardware. The normal practice is to provide the customer with a monthly "milestone" schedule of key activities for each of the customer's units.

                   If specific observation points have been contracted, advance notification (usually 5 days) of observation points will be provided with confirmation of 24 - 48 hours. Production work, testing and equipment delivery will not be delayed to accommodate the inspector.


                   Supplied equipment and parts are manufactured under a production and inventory control system. Many parts are produced for "inventory" and are not



                                    Quality                           Page 18.13
                                    --------------------------------------------
                                    Firm Proposal      92746G1 (07/00) Rev. 0 rb
                   assigned to a specific customer until time of shipment. Thus, except for certain large components and major serialized parts, it may not be possible to provide for observation of the actual parts a customer will receive. In such cases, GE recommends that a customer observe the test or inspection on similar parts to assure that the procedures and processes are being followed that will assure a quality part.

                   The following tests and inspections are performed in the manufacturing facilities and are optional observation points. This list should not be taken to mean that any one such test will be performed on a particular part. These points have been developed by GE based upon considerable past experience of what some of our customers have wanted to observe.

        18.8.1     Gas Turbine Tests and Inspections

        18.8.1.1   Rotor Final Balance (Observe) - Optional

                   The customer representative is invited to observe the normal production operation of final rotor balance on the rotor designated for his unit. The completed rotor is set up in the balance machine and stabilized. Unbalance readings are taken in two planes at low speed (300 to 500 rpm) and balance correction is applied to one or more planes by weight addition or removal. Final balance readings and mathematical checks are performed to assure an acceptable rotor.

                   Final rotor balance is a single operation on the entire unit for MS6001B, MS6001F, MS7001F, MS9001F gas turbine models (two bearing designs). The MS7001E and MS9001E models, (three bearing designs), have separate balance operations for the compressor section rotor and the turbine section rotor. Manufacturing methods and priorities are such that the customer should plan on separate visits where multiple balancing operations are to be observed.

                   Since GT rotors are considered rigid and are made up of individually balanced, geometrically-controlled components, the low speed balancing operation adequately ensures low vibration levels in the operation unit.

        18.8.1.2   Turbine Factory Final Test (Observe) - Optional

                   There is no factory test as part of this proposal.

                   However, factory testing of gas turbines will be performed on an audit basis as determined by GE. If a customer's specific machine is scheduled for testing,



                                    Quality                           Page 18.14
                                    --------------------------------------------
                                    Firm Proposal      92746G1 (07/00) Rev. 0 rb
                   the customer or his representative(s) may be invited to directly observe operation of his gas turbine during its normal final fire testing.

        18.8.1.3   Unit Ready for Shipment (Observe) - Optional

                   Consisting of up to two (2) distinct inspection points depending on the machine and the customer objectives, this option starts with a walk around inspection of the unit in the final stages of preparation for shipment. This inspection is after final painting but before the bolting of batten strips, which secure the side panels and prevent internal access for machines with on-base lagging. During this inspection the customer may review overall workmanship, completeness of assembly, adequacy of prime painting, application of flange blanking plates, preservation techniques and general shipping practices.

                   Next the customer may desire to see his unit on the rail car ready for shipment. The unit is fully enclosed if it is an on-base lagging design and is secured to the car and appropriately marked. It is then shipped by rail, either to location or to port.

        18.8.2     Generator Test and Inspections

        18.8.2.1   Generator Stator

        18.8.2.1.1 Final Electrical Test (Observe) - Optional

                   The typically two (2) to four (4) hour inspection includes the following:

                   .  General visual inspection of the fully assembled stator

                   . Winding Resistance Measurement--The dc resistance of each phase is measured with a low resistance ohm meter along with the winding temperature.

                   . Insulation Resistance Measurement--Prior to the final winding high potential test, the insulation resistance over a ten-minute period is measured with a 500-volt dc insulation tester.

                   . High-Potential Test--The windings of the armature are tested by grounding two phases and applying a 60 Hz voltage whose RMS value is twice the machine's rated voltage plus 1000 volts. This test is repeated for



                                    Quality                           Page 18.15
                                    --------------------------------------------
                                    Firm Proposal      92746G1 (07/00) Rev. 0 rb
                   each phase. This test is done per GE standard, which meets or exceeds IEEE 115 and ANSI C50.10.

        18.8.2.2   Generator Field

        18.8.2.2.1 Overspeed and Balance (Observe) - Optional

                   Overspeed Test - The overspeed test is intended to expose the components of the field assembly to forces higher than normal and demonstrate the ability of the field assembly to withstand such forces. The field is set up in the high-speed balance facility, it is held for three minutes at a speed 20% above the rated speed of the unit.

                   High Speed Balance - The generator field will undergo a high-speed balance. The primary objective of precision balancing is to reduce the residual unbalance of the field to the lowest possible level. The approach used in balancing fields is called modal balancing. Each mode of vibration, or critical speed, is balanced in turn, starting with the lowest speed, on first mode. The process proceeds to each critical in turn from the first to the highest critical within the operating speed range. After all criticals are balanced to a small residual vibration level, balance at rated speed is evaluated.

        18.8.2.2.2 Final Electrical Test (Observe) - Optional

                   . Winding Resistance Measurement--The dc resistance of each phase is measured with a low resistance bridge. The winding temperature is also measured.

                   . Insulation Resistance Measurement--Prior to the final winding high potential test, the insulation resistance over a ten-minute period is measured with a 500-volt dc insulation tester.

                   . High-Potential Test--The windings of the field are tested by applying 10 times the rated field voltage but not less than 1500 volts ac between the field winding and ground for field voltages of 500 volts or less. For fields rated greater than 500 volts, the test voltage is twice the rated voltage plus 4000 volts ac. This test is done per GE standard, which meets or exceeds IEEE 115 and ANSI C50.10.

        18.8.3     Control Panel Factory Test (Observe) - Optional

                   The gas turbine control panels are manufactured at GE's Salem, Virginia plant. Components and modules such as electronic cards and page assemblies



                                    Quality                           Page 18.16
                                    --------------------------------------------
                                    Firm Proposal      92746G1 (07/00) Rev. 0 rb
                   undergo extensive inspection and automated computer testing before they arrive at final assembly. All modules with back plane wiring are automatically machine wired and computer checked.

                   After the components and modules are assembled in their parent panel, the equipment is made ready for final test and inspection. The major portions of this procedure include testing and checking of the following:

                   .  All final assembly wiring

                   .  Power distribution and supply systems

                   .  Input/output systems

                   .  Automated (PC based) hardware loop back-checks

                   .  System operation using test software

                   . Customized requisition software checked in a "Software Test Bed" facility using permanent electronic modules for test

                   . For a control panel installed in a control compartment, interfaces between generator control panel and other compartment systems.



                                    Quality                           Page 18.17
                                    --------------------------------------------
                                    Firm Proposal      92746G1 (07/00) Rev. 0 rb

                                GE Power Systems



                             19. Reference Documents

--------------------------------------------------------------------------------

          -------------------------------------------------------------------------------
                                     Document Title                         Number
          -------------------------------------------------------------------------------
            Process Specification Fuel Gases for Combustion in             GEI-41040F
            Heavy-Duty Gas Turbines
          -------------------------------------------------------------------------------
            Requirements for Performance Gas Fuel Heating Systems          GER-4189
          -------------------------------------------------------------------------------
            Cooling Water Recommendations for Closed Cooling System        GEI-41004G
          -------------------------------------------------------------------------------
            Gas Turbine Evaporative Coolers - Design Considerations for    GEK-107158
            Water Supplies
          -------------------------------------------------------------------------------
            Compressor Cleaning                                            GEK-103623B
          -------------------------------------------------------------------------------
            Field Performance Testing Procedure                            GEK-28166A
          -------------------------------------------------------------------------------
            Standard Field Testing Procedure for NOx Emission              GEK-28172F
            Compliance
          -------------------------------------------------------------------------------
            Gas Turbine and Accessory Equipment Preservation               GEK-28156C
          -------------------------------------------------------------------------------
            Lubricating Oil Recommendations for Gas Turbines               GEK-32568E
            with Bearing Ambients above 500(degrees)F (260(degrees)C)
          -------------------------------------------------------------------------------
            Heavy Duty Gas Turbine Operating and Maintenance               GER-3620G
            Considerations
          -------------------------------------------------------------------------------


                                      Reference Documents              Page 19.1
                                      ------------------------------------------
                                      Firm Proposal    92746G1 (07/00) Rev. 0 rb